Exhibit 4.7

Execution Copy

TRUST INDENTURE AND MORTGAGE

Dated as of October 28, 2020

between

UNITED AIRLINES, INC.,

Owner,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

not in its individual capacity,

except as expressly stated herein,

but solely as Mortgagee,

Mortgagee

(continued)

ii

(continued)

ANNEX A	Definitions
ANNEX B	Insurance
ANNEX C	Collateral Maintenance Annex

EXHIBIT A	Form of Trust Indenture and Mortgage Supplement
EXHIBIT B	Form of Spare Engines Security Agreement
EXHIBIT C	Form of Spare Parts Security Agreement

SCHEDULE I	Equipment Notes Amortization and Interest Rates
SCHEDULE II	Debt Balances

iii

TRUST INDENTURE AND MORTGAGE

TRUST INDENTURE AND MORTGAGE, dated as of October 28, 2020 (this “Trust Indenture”), between UNITED AIRLINES, INC., a Delaware corporation (“Owner”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (together with its successors hereunder, the “Mortgagee”).

W I T N E S S E T H

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

WHEREAS, the parties hereto desire by this Trust Indenture, among other things, to provide for the issuance by the Owner of the Series of Equipment Notes specified on Schedule I hereto, and the possible issuance of Additional Series;

WHEREAS, the parties hereto desire by this Trust Indenture and the other Security Agreements, among other things, to provide for the assignment, mortgage and pledge by the Owner to the Mortgagee, as part of the Collateral hereunder and thereunder, among other things, of all of the Owner’s right, title and interest in and to the Aircraft, the Spare Engines and the Pledged Spare Parts and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnitees;

WHEREAS, all things have been done to make the Equipment Notes of the Series listed on Schedule I hereto, when executed by the Owner and authenticated and delivered by the Mortgagee hereunder, the valid, binding and enforceable obligations of the Owner; and

WHEREAS, all things necessary to make this Trust Indenture and the other Security Agreements the valid, binding and legal obligations of the Owner for the uses and purposes herein and therein set forth, in accordance with their respective terms, have been done and performed and have happened;

GRANTING CLAUSE

NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein, in the other Security Agreements and in the Note Purchase Agreement and in the Equipment Notes, for the benefit of the Note Holders and each of the Indenture Indemnitees, and in consideration of the premises and of the covenants herein contained and contained in the other Security Agreements, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, the Note Holders and each of the Indenture Indemnitees, a first priority security interest and, in the case of the Airframes and Engines, an International Interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Aircraft Collateral”; provided that, without limiting the Granting Clause below, Cash Collateral shall not constitute Aircraft Collateral), to wit:

(1)            Each Airframe (such Airframes being more particularly described in each applicable Trust Indenture Supplement executed and delivered by the Owner as provided herein) as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, together with (a) all Parts of whatever nature, which are from time to time included within the definition of “Airframe”, whether now owned by the Owner or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframes (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Airframe Documents;

(2)            Each Engine, each of which Engines is a jet propulsion aircraft engine with at least 1750 lbs. of thrust or its equivalent (such Engines being more particularly described in each applicable Trust Indenture Supplement executed and delivered by the Owner as provided herein) as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and whether or not any such Engine shall be installed in or attached to an Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definition of “Engines”, whether now owned by the Owner or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Engine Documents;

(3)            Any continuing rights of the Owner (to the extent the Owner may assign or otherwise grant a Lien on them without the consent of any other Person) in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to any Airframe or Engine (reserving to the Owner, however, all of the Owner’s other rights and interest in and to such warranty, indemnity or agreement) together with all rights, powers, privileges, options and other benefits of the Owner thereunder (subject to such reservation) with respect to such Airframe or Engine, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder (subject to such reservation);

(4)            To the extent not constituting Cash Collateral, all proceeds with respect to the requisition of title to or use of any Airframe or Engine by any Government Entity or from the sale or other disposition of any Airframe, Engine or other property described in any of these Granting Clauses by the Mortgagee pursuant to the terms of this Trust Indenture, and all insurance proceeds with respect to any Airframe, Engine or part thereof, but excluding any insurance maintained by the Owner and not required under Section 4.06;

(5)            To the extent not constituting Cash Collateral, all rents, revenues and other proceeds collected by the Mortgagee pursuant to Section 5.03(b) and corresponding to any Airframe, Engine or part thereof and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Trust Indenture held or required to be held by the Mortgagee hereunder with respect to any Airframe, Engine or part thereof;

(6)            All proceeds of the foregoing; and

(7)            All Cash Collateral.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner’s right hereunder to quiet enjoyment of the Airframes and Engines, and to possess, use, retain and control the Airframes and Engines and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the Pledged Aircraft Agreements, to exercise in the Owner’s name all rights and powers of the Owner under the Pledged Aircraft Agreements (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Pledged Aircraft Agreements; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of any Pledged Aircraft Agreement which would increase the obligations of the Owner thereunder.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 and Article III hereof, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (7) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under the Pledged Aircraft Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee, the Note Holders and the Indenture Indemnitees shall have no obligation or liability under the Pledged Aircraft Agreements by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Pledged Aircraft Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Pledged Aircraft Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests, International Interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto.

ARTICLE II

THE EQUIPMENT NOTES

SECTION 2.01.  Form of Equipment Notes

The Equipment Notes shall be substantially in the form set forth below:

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

UNITED AIRLINES, INC.

SERIES [_____] EQUIPMENT NOTE DUE [____]

No. ____	Date: [__________, ____]

_______________________

INTEREST RATE	MATURITY DATE

[___________]	[____________]

UNITED AIRLINES, INC., a Delaware corporation (“Owner”), hereby promises to pay to __________________, or the registered assignee thereof, the principal sum of $____________ (the “Original Amount”), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Debt Rate. The Original Amount of this Equipment Note shall be due and payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in quarterly installments commencing on January 15, 2021 and thereafter on January 15, April 15, July 15 and October 15 of each year, to and including [_______________]. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

For purposes hereof, the term “Trust Indenture” means the Trust Indenture and Mortgage dated as of October 28, 2020, between the Owner and Wilmington Trust, National Association (the “Mortgagee”), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.

The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation.

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment of the Original Amount, Make-Whole Amount, if any, and interest received by it hereunder shall be applied, first, to the payment of Make-Whole Amount, if any, and any other amount (other than as covered by any of the following clauses) due hereunder or under the Trust Indenture, second, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, third, to the payment of the Original Amount of this Equipment Note then due, and fourth, the balance, if any, remaining thereafter, to the payment of installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture and the other Security Agreements for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

Prior to due presentment for registration of transfer of this Equipment Note, the Owner and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Mortgagee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture.

This Equipment Note is subject to certain restrictions set forth in Sections 4.1(a)(i) and 4.1(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.07 of the Trust Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.

[The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of [Series A Equipment Notes]1, and certain other Secured Obligations, and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Mortgagee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Mortgagee his attorney-in-fact for such purpose.]2

Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

*   *   *

1.	To be inserted in the case of an Additional Series Equipment Note.

2.	To be inserted for each Equipment Note other than any Series A Equipment Note.

IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

UNITED AIRLINES, INC.

By:
Name:
Title:

MORTGAGEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:
Name:
Title:

SCHEDULE I

EQUIPMENT NOTE AMORTIZATION

Payment Date	Percentage of Original Amount to Be Paid

[SEE SCHEDULE I TO TRUST INDENTURE

WHICH IS INSERTED UPON ISSUANCE]

*   *   *

SECTION 2.02.  Issuance and Terms of Equipment Notes

The Equipment Notes (other than the Additional Series Equipment Notes) shall be dated the Closing Date, shall be issued in a single series consisting of Series A and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the Closing Date, Series A shall be issued to the Subordination Agent on behalf of the Pass Through Trustee under the Pass Through Trust Agreement. In addition to the foregoing, Owner shall have the option to issue one or more separate series of Additional Series Equipment Notes at any time and from time to time at or after the Issuance Date, subject to the terms of Section 6.1.5 of the Note Purchase Agreement and Section 9.1(d) of the Intercreditor Agreement. If more than one series of Additional Series Equipment Notes are so issued, each such series shall have a different designation such as, for example, “Series B,” “Series C” and “Series D”, shall be dated the date of original issuance thereof and shall have such maturities, principal amounts and interest rates as specified in an amendment to this Trust Indenture. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

Each Equipment Note shall bear interest at the applicable Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Original Amount thereof from time to time outstanding. Accrued interest shall be payable in arrears on January 15, 2021, and on January 15, April 15, July 15 and October 15 thereafter until maturity. The Original Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in Schedule I hereto for the applicable Series (as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series) which shall be attached as Schedule I to such Equipment Notes (which shall be adjusted in accordance with Section 2.05 hereof after application of any partial redemptions made prior to the date that any such installment is due). Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the Original Amount, Make-Whole Amount, if any, and, to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts under any Equipment Note shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

The Owner agrees to pay to the Mortgagee for distribution in accordance with Section 3.04 hereof: (a)(i) to the extent not payable (whether or not in fact paid) under

Section 8.2.2 of the Note Purchase Agreement, an amount equal to the fees payable to the applicable Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series A Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all “Series A Equipment Notes” (as defined in the Note Purchase Agreement); (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iv) (x) the amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Special Termination Advance multiplied by (y) the fraction specified in the foregoing clause (i); (v) if any payment default shall have occurred and be continuing with respect to interest on any “Series A Equipment Notes” (as defined in the Note Purchase Agreement), (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance, Applied Non-Extension Advance or Applied Special Termination Advance payable under Section 3.07 of each Liquidity Facility over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Owner on the overdue scheduled interest on the “Equipment Notes” (as defined in the Note Purchase Agreement) in respect of which such Unpaid Advance, Applied Downgrade Advance, Applied Non-Extension Advance or Applied Special Termination Advance was made by the applicable Liquidity Provider multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all “Series A Equipment Notes” (as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such “Equipment Notes”); and (vi) any other amounts owed to the applicable Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (ii), (iii), (iv) or (v) above, multiplied by the fraction specified in the foregoing clause (i), (b) Owner’s pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Owner under the Pass Through Trust Agreement and (c) Owner’s pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, “Owner’s pro rata share” means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all Equipment Notes. For purposes of this paragraph, the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance”, “Special

Termination Advance” and “Unpaid Advance” shall have the meanings specified in each Liquidity Facility.

The Equipment Notes shall be executed on behalf of the Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Mortgagee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Mortgagee upon the written request of the Owner signed by an authorized officer of the Owner. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or any other Security Agreement or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Mortgagee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

The aggregate Original Amount of any Series of Equipment Notes issued hereunder shall not exceed the amount set forth as the maximum therefor on Schedule I hereto (as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series).

SECTION 2.03.  [Intentionally Omitted]

SECTION 2.04.  Method of Payment

(a)            The Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 12:30 PM, New York time, on the due date of payment to the Mortgagee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein, and payment of such amount by the Owner to the Mortgagee shall be deemed to satisfy the Owner’s obligation to make such payment. The Owner shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Mortgagee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder’s Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Mortgagee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Mortgagee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at Debt Rate until such payment is made and the Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Mortgagee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Mortgagee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:30 PM, New York time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner and the Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner or the Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Note Purchase Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule 1 thereto and otherwise in the manner provided in or pursuant to the Note Purchase Agreement unless it shall have specified some other account or manner of payment by notice to the Mortgagee consistent with this Section 2.04.

(b)            The Mortgagee, as agent for the Owner, shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes, including, without limitation, any such withholding taxes imposed under FATCA applicable thereto as required by Law. The Mortgagee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

If a Note Holder which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Mortgagee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate), the Mortgagee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax, including any amounts required to be withheld under FATCA. If a Note Holder (x) which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), for each calendar year in which a payment is made (but prior to the making of any payment for such year), and has not notified the Mortgagee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Mortgagee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Mortgagee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

Owner shall not have any liability for the failure of the Mortgagee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Note Holder hereunder.

SECTION 2.05.  Application of Payments

In the case of each Equipment Note, each payment of Original Amount, Make-Whole Amount, if any, and interest due thereon shall be applied:

First: to the payment of Make-Whole Amount, if any, with respect to such Equipment Note and any other amount (other than as covered by any of the following clauses) due hereunder or under such Equipment Note;

Second: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

Third: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder; and

Fourth: the balance, if any, remaining thereafter, to the payment of the Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.10, 2.11 and 2.12 hereof).

The amounts paid pursuant to clause “Fourth” above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their scheduled maturity; provided that, any such principal amount paid pursuant to (x) Section 2.10 hereof in connection with an Event of Loss (or constituting Loss Proceeds) with respect to Tier II Aircraft Collateral, or (y) Section 2.11(c) to cure a Collateral Trigger Event with respect to Tier II Aircraft Collateral, shall, in each case, be applied to the installments of Original Amount of such Equipment Note in the inverse order of their scheduled maturity to reduce the remaining scheduled amortization payments ending on the sixteenth payment date following the Closing Date.

SECTION 2.06.  Termination of Interest in Collateral

No Note Holder nor any other Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Indenture Indemnitee or the Mortgagee hereunder (including, without limitation, under the third paragraph of Section 2.02 hereof), under the other Security Agreements and under the other Operative Agreements by the Owner (collectively, the “Secured Obligations”) shall have been paid in full.

SECTION 2.07.  Registration Transfer and Exchange of Equipment Notes

The Mortgagee shall keep a register (the “Equipment Note Register”) in which the Mortgagee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Mortgagee. The Mortgagee is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, the Owner shall execute, and the Mortgagee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same Series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to the Mortgagee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Mortgagee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this

Section 2.07 or under Section 2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Mortgagee duly executed by the Note Holder or such holder’s attorney duly authorized in writing, and the Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. The Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Mortgagee and such change is reflected on the Equipment Note Register. The Mortgagee will promptly notify the Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, (i) agrees to the provisions of this Trust Indenture, the other Security Agreements and the Note Purchase Agreement applicable to Note Holders, including Sections 6.3, 6.4 and 9.1 of the Note Purchase Agreement, and shall be deemed to have covenanted to the parties to the Note Purchase Agreement as to the matters covenanted by the original Note Holder in the Note Purchase Agreement and (ii) agrees to the restrictions set forth in Sections 4.1(a)(i) and 4.1(a)(iii) of the Intercreditor Agreement, and shall be deemed to have covenanted to the parties to the Intercreditor Agreement not to give any direction, or otherwise authorize, the Mortgagee to take any action that would violate Sections 4.1(a)(i) or 4.1(a)(iii) of the Intercreditor Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.07, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen Equipment Notes

If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note, execute and the Mortgagee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Original Amount dated the same date. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Mortgagee and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the

Mortgagee such security or indemnity as may be required by them to save the Owner and the Mortgagee harmless and evidence satisfactory to the Owner and the Mortgagee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a “qualified institutional buyer” of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a “QIB”) is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory Owner shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder with the requirements set forth in this Section 2.08, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days of the date of the written request therefor from the Note Holder.

SECTION 2.09.  Payment of Expenses on Transfer; Cancellation

(a)            No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Mortgagee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

(b)            The Mortgagee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.

SECTION 2.10.  Mandatory Redemptions of Equipment Notes

(a)            Subject to Section 4.05(a)(ii)(y) or 4.05(b)(ii)(y) hereof or Section 2.04(a)(ii)(y) of the Spare Engines Security Agreement, as applicable, on the date on which the Owner is required pursuant to Section 4.05(a) or 4.05(b) hereof or Section 2.04(a) of the Spare Engines Security Agreement, as applicable, to make payment for an Event of Loss with respect to an Aircraft, Airframe, Engine or Spare Engine, the Owner will be required to redeem a portion of the unpaid Original Amount of the Equipment Notes in an amount equal to the Allocable Amount of such Aircraft, Airframe, Engine or Spare Engine having suffered such Event of Loss, at a redemption price equal to 100% of the unpaid Original Amount being redeemed, together with all accrued interest on the principal amount being redeemed to the date of redemption but without Make-Whole Amount.

(b)            If, at any time, the Loss Proceeds Balance exceeds $50,000,000, then Owner shall redeem Equipment Notes of each Series in an Original Amount equal to the Loss Proceeds Balance accrued since the Closing Date (without duplication of amounts previously redeemed) upon 30 days' prior written notice to the Mortgagee and to each Note Holder of such Equipment Notes to be redeemed. The redemption price shall be equal to 100% of the unpaid Original Amount being redeemed, together with all accrued interest on the principal amount being redeemed to the date of redemption but without Make-Whole Amount. Upon request of

Owner to the Mortgagee, the Mortgagee shall apply any Cash Collateral then held by the Mortgagee as Loss Proceeds to the payment of such redemption price

SECTION 2.11.  Voluntary Redemptions of Equipment Notes

(a)            All (but not less than all) of the Equipment Notes may be redeemed by the Owner upon at least 30 days’ revocable prior written notice to the Mortgagee and the Note Holders, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders plus Make-Whole Amount, if any.

(b)            [reserved].

(c)            If a Collateral Trigger Event has occurred and is continuing, Owner may, pursuant to Section 3.1(a)(iii) of the Collateral Maintenance Annex and in accordance with Section 2.12 below, at its sole option, redeem a portion of the Equipment Notes of each Series in an aggregate principal amount not to exceed the minimum amount necessary to cure (after giving effect to all other actions taken by Owner pursuant to Section 3.1(a) of the Collateral Maintenance Annex) such Collateral Trigger Event, at a redemption price equal to 100% of the unpaid Original Amount being redeemed, together with all accrued interest on the principal amount being redeemed to the date of redemption but without Make-Whole Amount.

SECTION 2.12.  Redemptions; Notice of Redemption

(a)            No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Mortgagee. If at the time of redemption of any Series of Equipment Notes in part there is more than one Equipment Note of such Series outstanding, each such Equipment Note shall be redeemed in part pro rata based on the total Original Amount of such Series to be redeemed compared to the total Original Amount of such Equipment Note outstanding prior to giving effect to such redemption.

(b)            Notice of redemption with respect to the Equipment Notes shall be given by the Mortgagee by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed, at such Note Holder’s address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from the Owner to Mortgagee given not later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

(c)            On or before the redemption date, the Owner (or any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the

Equipment Notes to be redeemed on the redemption date shall not then be held by the Mortgagee, deposit or cause to be deposited with the Mortgagee by 12:30 PM New York time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

(d)            Notice of redemption having been given as aforesaid, the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the Corporate Trust Office of the Mortgagee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

SECTION 2.13.  Subordination

(a)            The Owner and each Note Holder (by acceptance of its Equipment Notes of any Series) hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 5.01(v), (vi) or (vii) hereof, except as expressly provided in Article III hereof.

(b)            By the acceptance of its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.13(c) hereof) and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof.

(c)            As used in this Section 2.13, the term “Senior Holder” shall mean (i) the Note Holders of Series A Equipment Notes until the Secured Obligations in respect of Series A Equipment Notes have been paid in full, and (ii) after the Secured Obligations in respect of the Series A Equipment Notes have been paid in full (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), the Note Holders of the Additional Series Equipment Notes, if issued, until the Secured Obligations in respect of the Additional Series Equipment Notes have been paid in full.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

SECTION 3.01.  Basic Distributions

Except as otherwise provided in Sections 3.02 and 3.03 hereof, each periodic payment of principal or interest on the Equipment Notes received by the Mortgagee shall be promptly distributed in the following order of priority:

(i)	so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series A Equipment Notes shall be distributed to the Note Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

(ii)	[reserved];

(iii)  [reserved]; and

(iv)	after giving effect to paragraph (i) above (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Additional Series Equipment Notes shall be distributed to the Note Holders of Additional Series ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Additional Series Equipment Note bears to the aggregate amount of the payments then due under all Additional Series Equipment Notes.

SECTION 3.02.  Event of Loss; Replacement; Optional Redemption

Except as otherwise provided in Section 3.03 hereof, any payments received by the Mortgagee (i) in connection with an Event of Loss pursuant to Section 2.10 or (ii) pursuant to an optional redemption of the Equipment Notes pursuant to Section 2.11 hereof shall be applied to redemption of the Equipment Notes and to all other Secured Obligations then due by applying such funds in the following order of priority:

First,	(a) to reimburse the Mortgagee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the Operative Agreements and then (b) to pay any other Secured Obligations then due (except as provided in clauses “Second” and “Third” below) to the Mortgagee, the Note Holders and the other Indenture Indemnitees under this Trust Indenture or the Equipment Notes (other than amounts specified in clauses “Second” and “Third” below);

Second,	(i)	to pay the amounts specified in paragraph (i) of clause “Third” of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series A Equipment Notes;

(ii)	[reserved];

(iii)	[reserved]; and

(iv)	after giving effect to paragraph (ii) above, to pay the amounts specified in paragraph (iv) of clause “Third” of Section 3.03 hereof then due and payable in respect of the Additional Series Equipment Notes;

provided that, in connection with a partial redemption pursuant to Section 2.10 or Section 2.11(c), Mortgagee shall only apply the applicable Series’ Pro Rata Share of the amount payable to such Series pursuant to clause “Second” above (in lieu of applying the full amount that would otherwise be payable by reference to Section 3.03 hereof); and

Third,	the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner;

provided, however, that if a Replacement Airframe, Replacement Engine or Replacement Spare Engine shall be substituted for the Airframe, Engine or Spare Engine subject to such Event of Loss as provided in Section 4.05(a) or 4.05(b) hereof, or Section 2.04(a) of the Spare Engines Security Agreement, as applicable, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Mortgagee shall be held by the Mortgagee as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 6.06 hereof) as additional security for the obligations of Owner under Operative Agreements and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to the Owner at the Owner’s written request upon the release of such Airframe, Engine or Spare Engine and the replacement thereof as provided herein; provided, further, however, in the case of a redemption of Equipment Notes pursuant to Section 2.11(b), if a particular Series is not being redeemed pursuant thereto, no application of funds shall be made pursuant to the paragraph in clause “Second” above that refers to such Series in connection with such redemption. No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the redemption of all or a portion of Equipment Notes as a result of an Event of Loss with respect to any Collateral or in connection with curing a Collateral Trigger Event.

SECTION 3.03.  Payments After Event of Default

Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to Article V hereof) after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held by the Mortgagee as part of the Collateral, shall be promptly distributed by the Mortgagee in the following order of priority:

First,	so much of such payments or amounts as shall be required to (i) reimburse the Mortgagee or WTNA for any tax (except to the extent resulting from a failure of the Mortgagee to withhold taxes pursuant to Section 2.04(b) hereof), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral (all such property being herein called the “Mortgaged Property”) pursuant to Section 5.03(b) hereof) incurred by the Mortgagee or WTNA (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Mortgagee, WTNA or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Mortgagee, WTNA or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Mortgagee as between itself, WTNA and the Note Holders in reimbursement of such expenses and any other expenses for which the Mortgagee, WTNA or the Note Holders are entitled to reimbursement under any Operative Agreement and (ii) pay all Secured Obligations payable to the other Indenture Indemnitees hereunder and under the Note Purchase Agreement (other than amounts specified in clauses Second and Third below); and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second,	so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 6.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 6.03 hereof;

Third,	(i)	so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series A Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Series A Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, to each Note Holder in the proportion that the aggregate unpaid Original Amount of all Series A Equipment Notes held by such holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Original Amount of all Series A Equipment Notes plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

(ii)	[reserved];

(iii)	[reserved]; and

(iv)	after giving effect to paragraph (ii) above (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Additional Series Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Additional Series Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Additional Series Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Additional Series Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Original Amount of all Additional Series Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and

Fourth,	the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.

SECTION 3.04.  Certain Payments

(a)            Any payments received by the Mortgagee for which no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Agreement, as the case may be.

(b)            Notwithstanding anything to the contrary contained in this Article III, the Mortgagee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Mortgagee in its individual capacity, any Note Holder or any other Indenture Indemnitee, in each case whether or not pursuant to Section 8 of the Note Purchase Agreement, directly to the Person entitled thereto. Any payment received by the Mortgagee under the third paragraph of Section 2.02 shall be distributed to the Subordination Agent in its capacity as Note Holder to be distributed in accordance with the terms of the Intercreditor Agreement.

SECTION 3.05.  Other Payments

Any payments received by the Mortgagee for which no provision as to the application thereof is made elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Mortgagee to the extent received or realized at any time, in the order of priority specified in Section 3.01 hereof, and after payment in full of all amounts then due in accordance with Section 3.01 in the manner provided in clause “Fourth” of Section 3.03 hereof.

SECTION 3.06.  [Reserved.]

SECTION 3.07.  Securities Account

WTNA agrees to act as an Eligible Institution under this Trust Indenture in accordance with the provisions of this Trust Indenture. Except as otherwise expressly provided in this Trust Indenture, WTNA waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by Owner. The Mortgagee hereby agrees that, notwithstanding anything to the contrary in this Trust Indenture, (i) any amounts of Cash Collateral to be held by the Mortgagee and any investment earnings thereon or other Cash Equivalents will be credited to an Eligible Account (the “Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Mortgagee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “securities entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Cash Equivalents and all other property acquired with cash credited to the Securities Account will be credited to the Securities Account, (iii) all items of property (whether cash, investment property, Cash Equivalents, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered from and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Mortgagee or shall be indorsed to the Mortgagee or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of the Owner, payable to or to the order of the Owner or specially indorsed to the Owner except to the extent the foregoing have been specially endorsed by the Owner to the Mortgagee or in blank. The Mortgagee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “securities entitlement” to the “financial assets” credited to the Securities Account in trust for the benefit of the Note Holders and each of the Indenture Indemnitees as set forth in this Trust Indenture. The Owner acknowledges that, by reason of the Mortgagee being the “entitlement holder” in respect of the Securities Account as provided above, the Mortgagee shall have the sole right and discretion, subject only to the terms of this Trust Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Owner.

ARTICLE IV

COVENANTS OF THE OWNER

SECTION 4.01.  Liens

The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Airframe or Engine, title to any of the foregoing or any interest of Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.

SECTION 4.02.  Possession, Operation and Use, Maintenance, Registration and Markings

(a)            General. Except as otherwise expressly provided herein, the Owner shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize any Airframe, Engine or Part in any lawful manner or place in accordance with the Owner’s business judgment.

(b)            Possession. The Owner, without the prior consent of Mortgagee, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft, Airframe or Engine or install any Engine, or permit any Engine to be installed, on any airframe other than an Airframe; except that the Owner may, without such prior written consent of Mortgagee:

(i)            Subject or permit any Permitted Lessee to subject (x) any Airframe to normal interchange agreements or (y) any Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial airline industry and entered into by Owner or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if Owner’s title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Aircraft Event of Loss as of the date of such divestiture, and Owner shall comply with Section 4.05(b) in respect thereof;

(ii)            Deliver or permit any Permitted Lessee to deliver possession of any Aircraft, Airframe, Engine or Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on such Aircraft, Airframe, Engine or Part, or, to the extent required or permitted by Section 4.04, for alterations or modifications in or additions to any Aircraft, Airframe or Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

(iii)            Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to such Engine, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 4.02(b)(i);

(iv)            Install or permit any Permitted Lessee to install an Engine on an airframe leased to Owner or such Permitted Lessee, or owned by Owner or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) Owner or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Trust Indenture;

(v)            Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, leased to Owner or such Permitted Lessee, or owned by Owner or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Aircraft Event of Loss with respect to such Engine, and Owner shall comply with Section 4.05(b) hereof in respect thereof;

(vi)            Transfer or permit any Permitted Lessee to transfer possession of any Aircraft, Airframe or Engine to the U.S. Government, in which event Owner shall promptly notify Mortgagee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

(vii)            Enter into a charter or Wet Lease or other similar arrangement with respect to any Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Owner’s obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

(viii)            So long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to any Aircraft, Airframe or Engine to any Permitted Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) Owner shall have furnished Mortgagee a favorable opinion of counsel, reasonably satisfactory to Mortgagee, in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (w) it is not necessary for Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) Mortgagee’s Lien in respect of such Aircraft, Airframe and Engine will be recognized in such jurisdiction, (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to such Aircraft, Airframe or Engine in the event of the requisition by such government of such title (unless Owner shall provide insurance in the amounts required with respect to hull insurance under this Trust Indenture covering the requisition of title to such Aircraft, Airframe or Engine by the government of such jurisdiction so long as such Aircraft, Airframe or Engine are subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Trust Indenture is enforceable against such Permitted Air Carrier under applicable law;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by any of clauses (i) through (viii) of this Section 4.02(b) (other than by a transfer of an Engine which is deemed an Aircraft Event of Loss) shall be subject and subordinate to all the terms of this Trust Indenture, (2) the Owner shall remain primarily liable for the performance of all of the terms of this Trust Indenture and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 4.02(b) shall (x) result in any registration or re-registration of an Aircraft, except to the extent permitted by Section 4.02(e) or the maintenance, operation or use thereof except in compliance with Sections 4.02(c) and 4.02(d) or (y) permit any action not permitted to the Owner hereunder.

In the case of any lease permitted under this Section 4.02(b), the Owner will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Trust Indenture, including the rights of the Mortgagee to avoid such lease in the exercise of its rights to repossession of any Airframe or Engine hereunder; (u) require the Permitted Lessee to comply with the terms of Section 4.06; and (v) require that any Airframe or Engine subject thereto be used in accordance with the limitations applicable to the Owner’s possession and use provided in this Trust Indenture. No lease permitted under this Section 4.02(b) shall be entered into unless (w) Owner shall provide written notice to Mortgagee (such notice in the event of a lease to a U.S. Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, 10 days in advance of entering into such lease; provided that such prior written notice shall not be required under this clause (w) in connection with a lease entered into or in effect on or prior to the date such Airframe or Engine becomes subject to this Trust Indenture); (x) Owner shall furnish to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required by Section 4.06 remains in effect (subject to such exclusions and exceptions, as is standard for air carriers flying similar airframes and engines, on routes comparable to those flown by the applicable Airframe or Engine); (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest and International Interest (subject to Permitted Liens) of Mortgagee in the Aircraft, Airframes and Engines subject to such lease; and (z) Owner shall reimburse Mortgagee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Mortgagee in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture, the Owner may in its sole discretion permit a lessee to exercise any or all rights which the Owner would be entitled to exercise under Sections 4.02 and 4.04, and may cause a lessee to perform any or all of the Owner’s obligations under Article IV, and the Mortgagee agrees to accept actual and full performance thereof by a lessee in lieu of performance by the Owner.

Mortgagee hereby agrees, and each Note Holder by acceptance of an Equipment Note agrees, for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or owned by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that Mortgagee, each Note Holder and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on any Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

(c)            Operation and Use. So long as an Aircraft, Airframe or Engine is subject to the Lien of this Trust Indenture, the Owner shall not operate, use or locate such Aircraft, Airframe or Engine, or allow such Aircraft, Airframe or Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 4.06, except in the case of a requisition by the U.S. Government where the Owner obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 4.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 4.06 by war risk insurance, or in either case unless such Aircraft, Airframe or Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as Owner (or a Permitted Lessee, as the case may be) diligently and in good faith proceeds to remove such Aircraft, Airframe or Engine from such area. So long as an Aircraft, Airframe or Engine is subject to the Lien of this Trust Indenture, the Owner shall not permit such Aircraft, Airframe or Engine, as the case may be, to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe or Engine or (y) in violation of any airworthiness certificate, license or registration of any Government Entity relating to such Aircraft, Airframe or Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by Owner or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of such Aircraft, Airframe or Engine, any material risk of criminal liability or material civil penalty against Mortgagee or impair the Mortgagee’s security interest or International Interest in such Aircraft, Airframe or Engine.

(d)            Maintenance and Repair. So long as an Aircraft, Airframe or Engine is subject to the Lien of this Trust Indenture, the Owner shall cause such Aircraft, Airframe and Engine to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by or substantially equivalent to those required by the FAA, the EASA or the central aviation authority of Canada or Japan for such Aircraft, Airframe and Engine, so as to (A) keep such Aircraft, Airframe and Engine in good operating condition and, (B) keep such Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of such Aircraft, except in the case of clauses (A) and (B) during (x) periods of storage, (y) maintenance and modification permitted hereunder or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for aircraft manufactured by the same manufacturer and of the same type and model as such Aircraft; and (ii) except during periods when a Permitted Lease with respect to such Aircraft, Airframe or Engine is in effect, the same standards as Owner uses with respect to similar aircraft of similar size in its fleet operated by Owner in similar circumstances and, during any period in which a Permitted Lease with respect to such Aircraft, Airframe or Engine is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances (it being understood that this clause (ii) shall not limit Owner’s obligations under the preceding clause (i)). Owner further agrees that each Aircraft, Airframe and Engine will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of such Aircraft and in compliance with each applicable airworthiness certificate, license and registration relating to such Aircraft, Airframe or Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Owner or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of such Aircraft, Airframe or Engine or the interest of Mortgagee therein, or any material risk of criminal liability or material civil penalty against Mortgagee. The Owner shall maintain or cause to be maintained the Airframe Documents and Engine Documents in the English language.

(e)            Registration. The Owner shall cause each Aircraft to remain duly registered in its name under the Act, except as otherwise permitted by this Section 4.02(e). So long as no Special Default or Event of Default shall have occurred and be continuing, Owner may, by written notice to Mortgagee, request to change the country of registration of an Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Section 6.4.5 of the Note Purchase Agreement. Unless this Trust Indenture has been discharged, Owner shall also cause this Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on each Aircraft, each of the Airframes and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Mortgagee to execute and deliver any necessary documents). Unless the Lien of this Trust Indenture has been discharged, Owner shall cause the International Interest granted under this Trust Indenture in favor of the Mortgagee in each Airframe and Engine to be registered on the International

Registry as an International Interest on such Airframe and Engine, subject to the Mortgagee providing its consent to the International Registry with respect thereto.

(f)            Markings. If permitted by applicable Law, on or reasonably promptly after the Applicable Date with respect to an Airframe or Engine, Owner will cause to be affixed to, and maintained in, the cockpit of each Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of Wilmington Trust, National Association, not in its individual capacity but solely as Mortgagee.” Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframes or Engines. If any such placard is damaged or becomes illegible, Owner shall promptly replace it with a placard complying with the requirements of this Section.

SECTION 4.03.  [Reserved]

SECTION 4.04.  Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution Rights

(a)            Replacement of Parts. Except as otherwise provided herein, so long as an Airframe or Engine is subject to the Lien of this Trust Indenture, Owner, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to such Airframe or Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Owner may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that Owner, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 4.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good an operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).

(b)            Parts. Except as otherwise provided herein, any Part at any time removed from an Airframe or Engine shall remain subject to the Lien of this Trust Indenture, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Airframe or Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to such Airframe or Engine as provided in Section 4.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Mortgagee and shall no longer be deemed a Part hereunder, and (ii) such replacement part shall become a Part subject to this Trust Indenture and be deemed part of such

Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

(c)            Pooling of Parts. Any Part removed from an Aircraft, Airframe or Engine may be subjected by the Owner or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Owner or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Sections 4.04(a) and 4.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to an Airframe or Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Owner or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement Part to become subject to the Lien of this Trust Indenture, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement Part by incorporating or installing in or attaching to such Airframe or Engine a further replacement part owned by the Owner free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Trust Indenture in accordance with Section 4.04(b).

(d)            Alterations, Modifications and Additions. The Owner shall, or shall cause a Permitted Lessee to, make (or cause to be made) any Mandatory Modification in respect of any Aircraft, Airframe or Engine; provided, however, that the Owner or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect Mortgagee’s interest in such Aircraft, does not impair the Mortgagee’s security interest or International Interest in such Aircraft and does not involve any material risk of sale, forfeiture or loss of such Aircraft or the interest of Mortgagee therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on Mortgagee or the holder of any Equipment Note. In addition, the Owner, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made an Optional Modification to any Aircraft, Airframe or Engine; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value, utility, or useful life of such Aircraft, Airframe or Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming such Aircraft, Airframe or Engine was in the condition required by this Trust Indenture immediately prior to such Optional Modification) or (ii) cause such Aircraft to cease to have the applicable standard certificate of airworthiness except that such certificate of airworthiness temporarily may be replaced by an experimental certificate during the process of implementing and testing such Optional Modification and securing related FAA re-certification of such Aircraft. All Parts incorporated or installed in or attached to any Airframe or Engine as the result of any alteration, modification or addition effected by the Owner shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Trust Indenture; provided that the Owner or any Permitted Lessee may, at any time so long as any Airframe or Engine is subject to the Lien of this Trust Indenture, remove any such Part (such Part being referred to herein as a “Removable Aircraft Part”) from such Airframe or Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or

Engine at the time of original delivery thereof by the Manufacturer or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 4.02(d) or the first sentence of this Section 4.04(d) and (iii) such Part can be removed from such Airframe or Engine without materially diminishing the fair market value, utility or remaining useful life which such Airframe or Engine would have had at the time of removal had such removal not been effected by the Owner, assuming such Airframe or Engine was otherwise maintained in the condition required by this Trust Indenture and such Removable Aircraft Part had not been incorporated or installed in or attached to such Airframe or Engine. Upon the removal by the Owner of any such Part as above provided in this Section 4.04(d), title thereto shall, without further act, be free and clear of all rights of the Mortgagee and such Part shall no longer be deemed a Part hereunder. Removable Aircraft Parts may be leased from or financed by third parties other than Mortgagee.

(e)            Substitution of Engines. Owner shall have the right at its option at any time, on at least five Business Days’ prior written notice to the Mortgagee, to substitute one or more Substitute Engines, free and clear of all Liens (other than Permitted Liens), for one or more Engines, in each case, so long as:

(i) no Event of Default shall have occurred and be continuing at the time of substitution;

(ii) each Substitute Engine may be the same or a different model and manufactured by the same or a different manufacturer than the Engine(s) being replaced by such Substitute Engine; provided that such Substitute Engine may not be a model that has been fully retired or has been announced for such retirement by the Owner and shall not be of a type that is associated exclusively with one or more aircraft models that would not satisfy the type certification condition in Section 4.2(c) of the Collateral Maintenance Annex;

(iii) such Substitute Engine shall have an Appraised Value (or such Substitute Engines collectively shall have an Aggregate Appraised Value) that is at least equal to 110% of the Appraised Value of the Engine (or the Aggregate Appraised Value of the Engines) being replaced; and

(iv) no failure to comply with a Composition Test shall have occurred and be continuing at the time of substitution (unless such substitution would improve compliance, or otherwise not worsen any noncompliance, with such Composition Test).

Prior to or at the time of any substitution under this Section 4.04(e), the Owner shall cause the Substitute Engine(s) to be subject to the Lien of this Trust Indenture free and clear of Liens (other than Permitted Liens), and, in connection therewith, satisfy the conditions set forth in Section 4.3 of the Collateral Maintenance Annex, in addition to the other conditions contained in this Section 4.04(e).

For all purposes hereof, upon the attachment of the Lien of this Trust Indenture thereto, a Substitute Engine shall become part of the Aircraft Collateral and shall be deemed an “Engine” as defined herein. Upon compliance with the conditions set forth in this Section 4.04(e) above, the Mortgagee shall execute and deliver to Owner an appropriate instrument releasing the replaced Engine(s) and all proceeds (including, without limitation, requisition proceeds and insurance proceeds, if any) with respect to the replaced Engine(s), and all rights relating to the foregoing, from the Lien of this Trust Indenture, and will take such actions as may be required to be taken by the Mortgagee to discharge any International Interest of the Mortgagee registered with the International Registry in relation to such replaced Engine(s).

(f)            Substitution of Airframes. Owner shall have the right at its option at any time, on at least five Business Days’ prior written notice to the Mortgagee, to substitute one or more Substitute Airframes, free and clear of all Liens (other than Permitted Liens), for one or more Airframes; provided that a widebody Airframe may be replaced by any Substitute Airframe and a narrowbody Airframe may be replaced only by Substitute Airframes that are narrowbody Airframes or Eligible Regional Aircraft (but not widebody Airframes); in each case, so long as:

(i) no Event of Default shall have occurred and be continuing at the time of substitution;

(ii) each Substitute Airframe shall (1) be of the same model as the Airframe(s) being replaced by such Substitute Airframe or a comparable or improved model manufactured by the Manufacturer of the Airframe(s) being replaced by such Substitute Airframe or (2) shall consist of one or more airframes with a different model (other than as referred to in clause (ii)(1) of this sentence) and/or Manufacturer than the Airframe(s) being replaced by the Substitute Airframe; provided that such Substitute Airframe may not be a model that has been fully retired or has been announced for such retirement by the Owner;

(iii) such Substitute Airframe shall have (or such Substitute Airframes shall have, on a weighted (for Appraised Value) average basis) a date of manufacture no earlier than the date of manufacture of the Airframe (or Airframes, on a weighted (for Appraised Value) average basis) being replaced by such Substitute Airframe (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the applicable airframe manufacturer);

(iv) such Substitute Airframe shall have an Appraised Value (or such Substitute Airframes collectively shall have an Aggregate Appraised Value) that is at least equal to 110% of the Appraised Value of the Airframe (or the Aggregate Appraised Value of the Airframes) being replaced;

(v) no failure to comply with a Composition Test shall have occurred and be continuing at the time of substitution (unless such substitution would improve compliance, or otherwise not worsen any noncompliance, with such Composition Test); and

(vi) in the case of a Substitute Airframe referred to in clause (ii)(2) of this sentence, Owner shall have obtained Rating Agency Confirmation in respect of the substitution of the Airframe(s) being replaced by such Substitute Airframe(s).

Prior to or at the time of any substitution under this Section 4.04(f), the Owner shall cause the Substitute Airframe(s) to be subject to the Lien of this Trust Indenture free and clear of Liens (other than Permitted Liens), and, in connection therewith, satisfy the conditions set forth in Section 4.2 of the Collateral Maintenance Annex, in addition to the other conditions contained in this Section 4.04(f).

For all purposes hereof, upon the attachment of the Lien of this Trust Indenture thereto, the Substitute Airframe shall become part of the Aircraft Collateral and shall be deemed an “Airframe” as defined herein. Upon compliance with the conditions set forth in this Section 4.04(f) above, the Mortgagee shall (x) execute and deliver to Owner an appropriate instrument releasing the replaced Airframe(s) and all proceeds (including, without limitation, requisition proceeds and insurance proceeds, if any) with respect to the replaced Airframe(s), and all rights relating to the foregoing, from the Lien of this Trust Indenture, and will take such actions as may be required to be taken by the Mortgagee to discharge any International Interest of the Mortgagee registered with the International Registry in relation to such replaced Airframe(s) and (y) if the replaced Airframes in such transaction have an Aggregate Appraised Value in excess of $100,000,000, or, if such substitution involves more Substitute Airframes than Airframes being substituted, provide a notice to the Note Holders and the Rating Agencies setting forth (1) the date of the substitution which shall be the date of filing with the FAA of the Trust Indenture Supplement covering the Substitute Airframe(s), (2) the model of the Substitute Airframe(s), and (3) the manufacturer serial numbers of the Substitute Airframe(s) and Airframe(s) replaced by the Substitute Airframe(s), and (4) the registration numbers of the Substitute Airframe and of the Airframe replaced by the Substitute Airframe.

SECTION 4.05.  Loss, Destruction or Requisition

(a)            Aircraft Event of Loss With Respect to an Airframe. Upon the occurrence of an Aircraft Event of Loss with respect to an Airframe, the Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Aircraft Event of Loss. The Owner shall, within 45 days after such occurrence, give the Mortgagee written notice of Owner’s election to either replace such Airframe (and any Engines installed thereon) as provided under Section 4.05(a)(i) or to make payment or deposit in respect of such Aircraft Event of Loss as provided under Section 4.05(a)(ii) (it being agreed that if Owner shall not have given the Mortgagee such notice of such election within the above specified time period, the Owner shall be deemed to have elected to make payment or deposit in respect of such Aircraft Event of Loss as provided under Section 4.05(a)(ii)):

(i)            if Owner elects to replace such Airframe (and Engines, if any), Owner shall, subject to the satisfaction of the conditions contained in Section 4.05(d), as promptly as possible and in any event within 120 days after the occurrence of such Aircraft

Event of Loss, cause to be subjected to the Lien of this Trust Indenture, in replacement of such Airframe with respect to which the Aircraft Event of Loss occurred, a Replacement Airframe and, if any Engine shall have been installed on the Airframe when it suffered the Aircraft Event of Loss, a Replacement Engine therefor, such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value and utility (without regard to hours or cycles) at least equal to the replaced Airframe or Engine, as the case may be, (assuming that such replaced Airframe or Engine had been maintained in accordance with this Trust Indenture); provided that if the Owner shall not perform its obligation to effect such replacement under this clause (i) during the 120-day period of time provided herein, it shall pay or deposit the amounts required to be paid or deposited pursuant to and within the time frame specified in clause (ii) below; or

(ii)            if Owner elects to make a payment or a deposit in respect of such Aircraft Event of Loss of such Airframe (and Engines, if any), Owner shall either, at its election, (x) make a payment to the Mortgagee for purposes of redeeming Equipment Notes in accordance with Section 2.10 hereof or (y) if the Loss Proceeds Balance is less than $50,000,000, deposit cash or Cash Equivalents in an Eligible Account as Cash Collateral constituting Loss Proceeds with respect to Aircraft Collateral, in each case, in an aggregate principal amount equal to the Allocable Amount of such Airframe (and Engines, if any) on a date on or before the Business Day next following the earlier of (A) the 120th day following the date of the occurrence of such Aircraft Event of Loss, and (B) the fourth Business Day following the receipt of insurance proceeds with respect to such Aircraft Event of Loss (but in any event not earlier than the date of Owner’s election under Section 4.05(a) to make payment or deposit under this Section 4.05(a)(ii)); and upon such payment or deposit, the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture such Airframe (and Engines, if any), by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

(b)            Aircraft Event of Loss With Respect to Engines. Upon the occurrence of an Aircraft Event of Loss with respect to an Engine under circumstances in which an Aircraft Event of Loss with respect to the Associated Airframe has not occurred, Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Aircraft Event of Loss. The Owner shall, within 45 days after such occurrence, give the Mortgagee written notice of Owner’s election to either replace such Engine as provided under Section 4.05(b)(i) or to make payment or deposit in respect of such Aircraft Event of Loss as provided under Section 4.05(b)(ii) (it being agreed that if Owner shall not have given the Mortgagee such notice of such election within the above specified time period, the Owner shall be deemed to have elected to make payment or deposit in respect of such Aircraft Event of Loss as provided under Section 4.05(b)(ii)):

(i)            if Owner elects to replace such Engine, Owner shall, subject to the satisfaction of the conditions contained in Section 4.05(d), as promptly as possible and in any event within 90 days after the occurrence of such Aircraft Event of Loss, cause to be subjected to the Lien of this Trust Indenture, in replacement of such Engine with respect to which the Aircraft Event of Loss occurred, a Replacement Engine, such Replacement Engine to be free and clear of all Liens except Permitted Liens and to have a value and utility (without regard to hours or cycles) at least equal to the replaced Engine (assuming that such replaced Engine had been maintained in accordance with this Trust Indenture); provided that if the Owner shall not perform its obligation to effect such replacement under this clause (i) during the 90-day period of time provided herein, it shall pay or deposit the amounts required to be paid or deposited pursuant to and within the time frame specified in clause (ii) below; or

(ii)            if Owner elects to make a payment or a deposit in respect of such Aircraft Event of Loss of such Engine, Owner shall either, at its election, (x) make a payment to the Mortgagee for purposes of redeeming Equipment Notes in accordance with Section 2.10 hereof or (y) if the Loss Proceeds Balance is less than $50,000,000, deposit cash or Cash Equivalents in an Eligible Account as Cash Collateral constituting Loss Proceeds with respect to Aircraft Collateral, in each case, in an aggregate principal amount equal to the Allocable Amount of such replaced Engine on a date on or before the Business Day next following the earlier of (A) the 90th day following the date of the occurrence of such Aircraft Event of Loss, and (B) the fourth Business Day following the receipt of insurance proceeds with respect to such Aircraft Event of Loss (but in any event not earlier than the date of Owner’s election under Section 4.05(b) to make payment or deposit under this Section 4.05(b)(ii)); and upon such payment or deposit, the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture such Engine, by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

(c)            Effect of Replacement. Should the Owner have provided a Replacement Airframe and corresponding Replacement Engines, if any, as provided for in Section 4.05(a)(i) or a Replacement Engine as provided for in Section 4.05(b)(i), (i) the Lien of this Trust Indenture shall continue with respect to such Replacement Airframe (and corresponding Replacement Engines, if any) or Replacement Engine, as though no Aircraft Event of Loss had occurred; (ii) the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the replaced Airframe (and corresponding Engines, if any) or Engine by executing and delivering to the Owner such documents and instruments as the Owner may reasonably request to evidence such release; and (iii) in the case of a replacement upon an Aircraft Event of Loss, the Mortgagee shall assign to the Owner all claims the Mortgagee may have against any other Person arising from the Aircraft Event of Loss and the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe (and corresponding Replacement Engines, if any) or Replacement Engine, as provided in Section 4.05(e).

(d)            Conditions to Airframe and Engine Replacement. The Owner’s right to substitute a Replacement Airframe (and corresponding Replacement Engines, if any), as provided in Section 4.05(a)(i), or a Replacement Engine, as provided in Section 4.05(b)(i), shall be subject to the fulfillment, at the Owner’s sole cost and expense, in addition to the conditions contained in such Section 4.05(a)(i) or 4.05(b)(i), as applicable, of the following conditions precedent:

(i)            on the date when the Replacement Airframe (and Replacement Engines, if any) or Replacement Engine is subjected to the Lien of this Trust Indenture (such date being referred to in this Section 4.05(d) as the “Replacement Closing Date”), the Owner shall have satisfied the conditions set forth in Section 4.2 of the Collateral Maintenance Annex (with respect to the Replacement Airframe) and/or Section 4.3 of the Collateral Maintenance Annex (with respect to the Replacement Engine);

(ii)            any Replacement Airframe shall be of the same model as the replaced Airframe or a comparable or improved model manufactured by the Manufacturer of such Airframe being replaced, and any Replacement Engine shall be of the same model as the Engine that it replaces, or a comparable or improved model, manufactured by the Manufacturer of the Engine being replaced or another manufacturer, suitable for installation and use on the Associated Airframe of the Engine being replaced, and such Replacement Airframe (and corresponding Replacement Engines, if any), or such Replacement Engine, as applicable, shall have a value and utility (without regard to hours or cycles) at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines, or the Engine, as applicable, replaced (assuming such Airframe and/or Engines had been maintained in accordance with this Trust Indenture);

(iii)            on the Replacement Closing Date, the Owner shall cause the Replacement Airframe (and corresponding Replacement Engines, if any) or Replacement Engine, to be subject to the Lien of this Trust Indenture free and clear of Liens (other than Permitted Liens);

(iv)            the Owner shall have furnished to the Mortgagee a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that the Replacement Airframe has (and corresponding Replacement Engines, if any, have), or the Replacement Engine has, as applicable, a value and utility (without regard to hours and cycles) at least equal to the Airframe and/or Engines so replaced (assuming that such Airframe and/or Engines had been maintained in accordance with this Trust Indenture), and such certificate shall be deemed to satisfy any Appraisal requirement in connection with such Replacement Airframe (and corresponding Replacement Engines, if any) or Replacement Engine so becoming Collateral in connection with such substitution; provided, that, until an Appraisal is obtained for such Replacement Airframe and/or Replacement Engines, each shall be deemed to have the same Appraised Value as the Airframe and/or Engines replaced thereby).

(e)            Non-Insurance Payments Received on Account of an Aircraft Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Aircraft Event of Loss (the application of which is provided for in Annex B), received at any time by Mortgagee or Owner from any Government Entity or any other Person in respect of any Aircraft Event of Loss will be applied as follows:

(i)            If such amounts are received with respect to any Airframe, and any Engine installed thereon at the time of such Aircraft Event of Loss, upon compliance by Owner with the applicable terms of Section 4.05(d) with respect to the Aircraft Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

(ii)           If such amounts are received with respect to an Engine (other than an Engine installed on an Airframe at the time such Airframe suffers an Aircraft Event of Loss), upon compliance by Owner with the applicable terms of Section 4.05(d) with respect to the Aircraft Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

(iii)          If such amounts are received, in whole or in part, with respect to an Airframe or Engine, and Owner makes, has made or is deemed to have made the election set forth in Section 4.05(a)(ii) or 4.05(b)(ii), as applicable, such amounts shall be applied as follows:

first, if the sum described in Section 4.05(a)(ii) or 4.05(b)(ii), as applicable has not then been paid or deposited in full by Owner, such amounts shall be delivered to Mortgagee to the extent necessary to pay, or deposit, in full such sum; and

second, the remainder, if any, shall be paid to Owner.

(f)            Requisition for Use. In the event of a requisition for use by any Government Entity or a CRAF activation of an Airframe, Engine (whether or not installed on an Airframe), or engine installed on such Airframe while such Airframe is subject to the Lien of this Trust Indenture, the Owner shall promptly notify the Mortgagee of such requisition and all of the Owner’s obligations under this Trust Indenture shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Owner shall have been prevented or delayed by such requisition; provided that the Owner’s obligations under this Section 4.05 with respect to the occurrence of an Aircraft Event of Loss for the payment of money and under Section 4.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 4.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Mortgagee or the Owner or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Owner.

(g)            Certain Payments to be Held As Security. Any amount referred to in this Section 4.05 or Section 4.06 which is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by the Owner if at the time of such payment, credit or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Mortgagee as security for the obligations of the Owner under this Trust Indenture and the Operative Agreements, and at such time as there shall not be continuing any such Special Default or Event of Default such amount and any gain realized as a result of investments required to be made pursuant to Section 6.06 shall to the extent not theretofore applied as provided herein, be paid over to the Owner.

SECTION 4.06.  Insurance

(a)            Owner’s Obligation to Insure. Owner shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)            Insurance for Own Account. Nothing in Section 4.06 shall limit or prohibit (a) Owner from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B, or (b) Mortgagee or any Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to this Section 4.06 and Annex B.

(c)            Indemnification by Government in Lieu of Insurance. Mortgagee agrees to accept, in lieu of insurance against any risk with respect to an Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Owner (or any Permitted Lessee) may continue to maintain, in accordance with this Section 4.06, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.06; provided that the provisions of Section D of Annex B shall not apply to an indemnity or insurance provided by the U.S. Government in lieu of insurance required by Section C of Annex B, except to the extent the U.S. Government makes such provisions generally available to covered airlines.

(d)            Application of Insurance Proceeds. As between Owner and Mortgagee, all insurance proceeds received as a result of the occurrence of an Aircraft Event of Loss with respect to any Aircraft, Airframe or Engine under policies required to be maintained by Owner pursuant to this Section 4.06 will be applied in accordance with Section 4.05(e). All proceeds of insurance required to be maintained by Owner, in accordance with Section 4.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Aircraft Event of Loss with respect to any Aircraft, Airframe or Engine will be applied in payment (or to reimburse Owner) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Owner.

SECTION 4.07.  Merger of Owner

(a)          In General. Owner shall not consolidate with or merge into any other person under circumstances in which Owner is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

(i)            such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

(ii)           such person executes and delivers to Mortgagee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Mortgagee, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements to be performed or observed by Owner;

(iii)          such person makes such filings and recordings with the FAA pursuant to the Act, and if any Aircraft is, at the time, registered with another Aviation Authority, such person makes such filings and recordings with the applicable Aviation Authority, in each case, as shall be necessary to evidence such consolidation or merger;

(iv)          such person makes such registrations with the International Registry as shall be permitted to evidence such consolidation or merger; and

(v)           immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing.

(b)          Effect of Merger. Upon any such consolidation or merger of Owner with or into, or the conveyance, transfer or lease by Owner of all or substantially all of its assets to, any Person in accordance with this Section 4.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, Owner under the Operative Agreements with the same effect as if such person had been named as “Owner” therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants or undertakings of Owner under this Trust Indenture.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE

SECTION 5.01.  Event of Default

“Event of Default” means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            the failure of the Owner to pay (i) principal of, interest on or Make-Whole Amount, if any, under any Equipment Note when due, and such failure shall continue unremedied for a period of 10 Business Days, or (ii) any other amount payable by it to the Note Holders under this Trust Indenture, any other Security Agreement or the Note Purchase Agreement when due, and such failure shall continue for a period in excess of 10 Business Days after Owner has received written notice from Mortgagee of the failure to make such payment when due;

(ii)           Owner shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of (x) the Aircraft, Airframes and Engines in accordance with the provisions of Section 4.06 of this Trust Indenture, (y) the Spare Engines in accordance with the provisions of Section 2.05 of the Spare Engines Security Agreement or (z) the Pledged Spare Parts in accordance with the provisions of Section 2.05 of the Spare Parts Security Agreement;

(iii)          (x) Owner shall fail to comply with Section 3.1(a), 3.2(a) or 3.2(b) of the Collateral Maintenance Annex (after giving effect to any cure rights included therein) or (y) Owner shall fail to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein, in any other Security Agreement or in any other Operative Agreement to which Owner is a party and such failure shall continue unremedied for a period of 30 days from and after the date of written notice thereof to Owner from Mortgagee, unless such failure is capable of being corrected and Owner shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 270 days after receipt of such notice (provided with respect to any sale, lease or other disposition or transfer of any Pledged Spare Part pursuant to a transaction that is not permitted by the Security Agreements, such breach will be deemed cured if the LTV Ratio of the Spare Parts Collateral (solely in this case, calculated as a separate Collateral Group) is equal to or less than the LTV Ratio of the Spare Parts Collateral immediately prior to such sale, lease or other disposition or transfer);

(iv)          any representation or warranty made by Owner herein, in any other Security Agreement, in the Note Purchase Agreement or in any other Operative Agreement to which Owner is a party (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question, and (c) the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Mortgagee) for a period in excess of 30 days from and after the date of written notice thereof from Mortgagee to Owner;

(v)           the Owner shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or the Owner shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Owner shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the

Owner shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Owner shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Owner’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing;

(vi)          an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Owner, a receiver, trustee or liquidator of the Owner or of substantially all of its property, or substantially all of the property of the Owner shall be sequestered, or granting any other relief in respect of the Owner as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

(vii)         a petition against the Owner in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner of substantially all of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days.

SECTION 5.02.  Remedies

(a)          If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or of a chargee under the Cape Town Treaty and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or by any other Security Agreement or pursuant hereto or thereto and may exclude the Owner and all persons claiming under it wholly or partly therefrom; provided, that the Mortgagee shall give the Owner twenty days’ prior written notice of its intention to sell any Collateral. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of any Collateral available to it, even though it shall not have taken possession of such Collateral and shall not have possession thereof at the time of such sale.

(b)          If an Event of Default shall have occurred and be continuing, then and in every such case the Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices to the Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder or otherwise payable hereunder or under any other Security Agreement, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (v), (vi) or (vii) of Section 5.01 hereof shall have occurred, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest (without Make-Whole Amount) and all other amounts due hereunder, under any other Security Agreement and under the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

This Section 5.02(b), however, is subject to the condition that, if at any time after all or any portion of the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder, under any other Security Agreement or under the Equipment Notes (except the portion of the Original Amount of the Equipment Notes and any Make-Whole Amount which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture and any other Security Agreement shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Mortgagee, rescind and annul the Mortgagee’s declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

(c)           The Note Holders shall be entitled, at any sale pursuant to this Section 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture or any other Security Agreement (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

(d)           In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture or any other Security Agreement, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon (without Make-Whole Amount), and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

(e)           Notwithstanding anything contained herein or in any other Security Agreement, so long as the Pass Through Trustee under the Pass Through Trust Agreement (or its designee) is a Note Holder, the Mortgagee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a “grantor trust” for federal income tax purposes.

SECTION 5.03.  Return of Collateral, Etc.

(a)           If an Event of Default shall have occurred and be continuing and the Equipment Notes have been accelerated, at the request of the Mortgagee, the Owner shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled hereunder or under any other Security Agreement, and, in the case of Spare Parts Collateral, the Owner shall assemble such Spare Parts Collateral and make it available to the Mortgagee at one or more Designated Locations. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent permitted by Law, and (ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Owner wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture and the other Security Agreements.

(b)           Upon every such taking of possession, the Mortgagee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Owner relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Trust Indenture or any other Security Agreement to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder or thereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Trust Indenture or any other Security Agreement, as well as just and reasonable compensation for the services of the Mortgagee, and of all persons properly engaged and employed by the Mortgagee with respect hereto and thereto.

SECTION 5.04.  Remedies Cumulative

Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Trust Indenture and the other Security Agreements shall be cumulative and shall be in addition to every other right, power and remedy herein or therein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein or therein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

SECTION 5.05.  Discontinuance of Proceedings

In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture or any other Security Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder and under each other Security Agreement with respect to the Collateral, and all rights, remedies and powers of the Owner or the Mortgagee shall continue as if no such proceedings had been instituted.

SECTION 5.06.  Waiver of Past Defaults

Upon written instruction from a Majority in Interest of Note Holders, the Mortgagee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture and each other Security Agreement, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Mortgagee shall not waive any Default (i) in the payment of the Original Amount, Make-Whole Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X hereof, cannot be modified or amended without the consent of each Note Holder.

SECTION 5.07.  Appointment of Receiver

The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.

SECTION 5.08.  Mortgagee Authorized to Execute Bills of Sale, Etc.

The Owner irrevocably appoints, while an Event of Default has occurred and is continuing, the Mortgagee the true and lawful attorney-in-fact of the Owner (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture or any other Security Agreement, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Mortgagee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

SECTION 5.09.  Rights of Note Holders to Receive Payment

Notwithstanding any other provision of this Trust Indenture or any other Security Agreement, the right of any Note Holder to receive payment of principal of, and premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

SECTION 5.10.  Limitations Under CRAF

Notwithstanding the provisions of this Trust Indenture or any other Security Agreement, during any period that an Airframe, Engine or Spare Engine is subject to CRAF in accordance with the provisions of Section 4.02(b)(vi) or Section 2.02(b)(vi) of the Spare Engine Security Agreement, as applicable, and in the possession of the U.S. Government, the Mortgagee shall not, as a result of any Event of Default, exercise its remedies hereunder in such manner as to limit the Owner’s control under this Mortgage (or any Permitted Lessee’s control under any Permitted Lease) of such Airframe, Engine or Spare Engine, unless at least 60 days’ (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by the Mortgagee by registered or certified mail to the Owner (and any Permitted Lessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing the Owner’s (or any Permitted Lessee’s) participation in CRAF with respect to such Airframe, Engine or Spare Engine.

ARTICLE VI

DUTIES OF THE MORTGAGEE

SECTION 6.01.  Notice of Event of Default

If the Mortgagee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay any installment of principal and interest on any Equipment Note, the Mortgagee shall give prompt written notice thereof to each Note Holder. Subject to the terms of Sections 5.06, 6.02 and 6.03 hereof, the Mortgagee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Mortgagee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 6.03, if the Mortgagee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Mortgagee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 6.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Mortgagee may not sell any part of the Collateral without the consent of a Majority in Interest of Note Holders. For all purposes of this Trust Indenture and each other Security Agreement, in the absence of Actual Knowledge on the part of the Mortgagee, the Mortgagee shall not be deemed to have knowledge of a Default or an Event of Default (except, the failure of Owner to pay any installment of principal or interest within one Business Day after the same shall become due, which failure shall constitute knowledge of a Default) unless notified in writing by the Owner or one or more Note Holders.

SECTION 6.02.  Action Upon Instructions; Certain Rights and Limitations

Subject to the terms of Sections 5.02(a), 5.06, 6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Mortgagee shall, subject to the terms of this Section 6.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any other Security Agreement as shall be specified in such instructions and (ii) give such notice or direction or exercise such right, remedy or power hereunder or under any other Security Agreement with respect to any part of the Collateral as shall be specified in such instructions; it being understood that without the written instructions of a Majority in Interest of Note Holders, the Mortgagee shall not, except as provided in Section 6.01, approve any such matter as satisfactory to the Mortgagee.

The Mortgagee will execute and the Owner will file such continuation statements with respect to financing statements relating to the security interest created hereunder or under any other applicable Security Agreement in the Collateral as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Mortgagee will furnish to each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Mortgagee hereunder or under any other Security Agreement.

SECTION 6.03.  Indemnification

The Mortgagee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof), 6.02 or Article V hereof unless the Mortgagee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Mortgagee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause “First” of Section 3.03 hereof) owed to it pursuant to this Section 6.03. The Mortgagee shall not be under any obligation to take any action under this Trust Indenture, any other Security Agreement or any other Operative Agreement and nothing herein or therein shall require the Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Mortgagee shall be accepted as reasonable assurance of adequate indemnity). The Mortgagee shall not be required to take any action under Section 6.01 (other than the first sentence thereof) or 6.02 or Article V hereof, nor shall any other provision of this Trust Indenture, any other Security Agreement or any other Operative Agreement be deemed to impose a duty on the Mortgagee to take any action, if the Mortgagee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

SECTION 6.04.  No Duties Except as Specified in Security Agreement or Instructions

The Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with any part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, any Security Agreement or any part of the Collateral, except as expressly provided by the terms of the Security Agreements or as expressly provided in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into any Security Agreement against the Mortgagee. The Mortgagee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the administration of the Collateral or any other transaction pursuant to any Security Agreement or any document included in the Collateral.

SECTION 6.05.  No Action Except Under Security Agreements or Instructions

The Mortgagee will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with any part of the Collateral except in accordance with the powers granted to, or the authority conferred upon the Mortgagee pursuant to the Security Agreements and in accordance with the express terms thereof.

SECTION 6.06.  Investment of Amounts Held by Mortgagee

Any amounts held by the Mortgagee pursuant to Section 3.02, 3.03 or 3.07 or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Mortgagee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Mortgagee from time to time in Cash Equivalents as directed by the Owner so long as the Mortgagee may acquire the same using its best efforts. All Cash Equivalents held by the Mortgagee pursuant to this Section 6.06 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Trust Indenture or another Security Agreement, any income realized as a result of any such investment, net of the Mortgagee’s reasonable fees and expenses in making such investment, shall be held and applied by the Mortgagee, in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture or any other Security Agreement other than by reason of its willful misconduct or gross negligence or negligence in the handling of funds, and any such investment may be sold (without regard to its maturity) by the Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture or another Security Agreement.

ARTICLE VII

THE MORTGAGEE

SECTION 7.01.  Acceptance of Trusts and Duties

The Mortgagee accepts the duties created by the Security Agreements and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and each other Security Agreement and agrees to receive and disburse all monies constituting part of the Collateral in accordance with the terms hereof. The Mortgagee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section 2.04(a) hereof and the last sentence of Section 6.04 hereof, and (iii) from the inaccuracy of any representation or warranty of the Mortgagee (in its individual capacity) in the Note Purchase Agreement or expressly made hereunder or under any other Security Agreement.

SECTION 7.02.  Absence of Duties

Except in accordance with written instructions furnished pursuant to Section 6.01 or 6.02 hereof, and except as provided in, and without limiting the generality of, Sections 6.03, 6.04 and 7.07 hereof the Mortgagee shall have no duty (i) to see to any registration of any Aircraft or any recording or filing of this Trust Indenture, or any other Security Agreement or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on any Collateral or to effect or maintain any such insurance, whether or not Owner shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Owner, or (v) to inspect the Collateral at any time or ascertain or inquire as to the performance or observance of any of Owner’s covenants herein, or under any other Security Agreement or any Permitted Lessee’s covenants under any assigned Permitted Lease with respect to any Collateral.

SECTION 7.03.  No Representations or Warranties as to Collateral or Documents

THE MORTGAGEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF ANY COLLATERAL, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Mortgagee, in its individual or trust capacities, does not make or shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the other Security Agreements, the Note Purchase Agreement, or the Equipment Notes, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Owner made in its individual capacity and the representations and warranties of the Mortgagee in its individual capacity, in each case expressly made in this Trust Indenture, another Security Agreement or in the Note Purchase Agreement. The Note Holders make no representation or warranty hereunder whatsoever.

SECTION 7.04.  No Segregation of Monies; No Interest

Except as otherwise provided in Section 3.07 hereof, any monies paid to or retained by the Mortgagee pursuant to any provision hereof and not then required to be distributed to the Note Holders, or the Owner as provided in Article III hereof need not be segregated in any manner except to the extent required by Law or Section 6.06 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Mortgagee shall not be liable for any interest thereon (except that the Mortgagee shall invest all monies held as directed by Owner so long as no Event of Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents); provided, however, that any payments received, or applied hereunder, by the Mortgagee shall be accounted for by the Mortgagee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

SECTION 7.05.  Reliance; Agreements; Advice of Counsel

The Mortgagee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Mortgagee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of the Owner, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Mortgagee. As to any fact or matter relating to the Owner the manner of the ascertainment of which is not specifically described herein or in another Security Agreement, the Mortgagee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder and under the other Security Agreements, the Mortgagee may execute any of the trusts or powers hereof and perform its powers and duties hereunder and under the other Security Agreements directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Mortgagee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

SECTION 7.06.  Compensation

The Mortgagee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered under the Security Agreements and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Collateral for the payment of such compensation, to the extent that such compensation shall not be paid by Owner, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder or under any other Security Agreement in the Collateral toward such payments. The Mortgagee agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under the Security Agreements.

SECTION 7.07.  Instructions from Note Holders

In the administration of the trusts created hereunder and under the other Security Agreements, the Mortgagee shall have the right to seek instructions from a Majority in Interest of

Note Holders should any provision of any Security Agreement appear to conflict with any other provision in any Security Agreement or should the Mortgagee’s duties or obligations under any Security Agreement be unclear, and the Mortgagee shall incur no liability in refraining from acting until it receives such instructions. The Mortgagee shall be fully protected for acting in accordance with any instructions received under this Section 7.07.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01.  Scope of Indemnification

The Mortgagee shall be indemnified by the Owner to the extent and in the manner provided in Section 8 of the Note Purchase Agreement.

ARTICLE IX

SUCCESSOR AND SEPARATE TRUSTEES

SECTION 9.01.  Resignation of Mortgagee; Appointment of Successor

(a)           The Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 days’ prior written notice to the Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Mortgagee without cause by an instrument in writing delivered to the Owner and the Mortgagee, and the Mortgagee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In the case of the resignation or removal of the Mortgagee, a Majority in Interest of Note Holders may appoint a successor Mortgagee by an instrument signed by such holders, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to Owner’s reasonable approval. If a successor Mortgagee shall not have been appointed within 30 days after such notice of resignation or removal, the Mortgagee, the Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Mortgagee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Mortgagee so appointed by such court shall immediately and without further act be superseded by any successor Mortgagee appointed as above provided.

(b)          Any successor Mortgagee, however appointed, shall execute and deliver to the Owner and the predecessor Mortgagee an instrument accepting such appointment and assuming the obligations of the Mortgagee arising from and after the time of such appointment, and thereupon such successor Mortgagee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Mortgagee hereunder in the trust under the Security Agreements applicable to it with like effect as if originally named the Mortgagee herein and in each other Security Agreement; but nevertheless upon the written request of such successor Mortgagee, such predecessor Mortgagee shall execute and deliver an instrument transferring to such successor Mortgagee, upon the trusts herein (and in each other Security Agreement) expressed applicable to it, all the estates, properties, rights and powers of such predecessor Mortgagee, and such predecessor Mortgagee shall duly assign, transfer, deliver and pay over to such successor Mortgagee all monies or other property then held by such predecessor Mortgagee under the Security Agreements.

(c)           Any successor Mortgagee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Mortgagee under the Security Agreements upon reasonable or customary terms.

(d)           Any corporation into which the Mortgagee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Mortgagee shall be a party, or any corporation to which substantially all the corporate trust business of the Mortgagee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Mortgagee and the Mortgagee under this Trust Indenture and each other Security Agreement without further act.

(e)           The Owner consents to any change in the identity of the Mortgagee on the International Registry occasioned by provisions of this Section 9.01, and if required by the International Registry to reflect such change, will provide its consent thereto.

SECTION 9.02.  Appointment of Additional and Separate Trustees

(a)           Whenever (i) the Mortgagee shall deem it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Trust Indenture, any other Security Agreement, any Pledged Aircraft Agreement, any Pledged Spare Engines Agreement, any Pledged Spare Parts Agreement, the Equipment Notes or any of the transactions contemplated by the Note Purchase Agreement, (ii) the Mortgagee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Mortgagee shall so advise the Owner), or (iii) the Mortgagee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Mortgagee, either to act jointly with the Mortgagee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture and each other Security

Agreement as may be provided in such supplemental indenture or other instruments as the Mortgagee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 9.02. If the Owner shall not have taken any action requested of it under this Section 9.02(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Mortgagee so to do, or if an Event of Default shall have occurred and be continuing, the Mortgagee may act under the foregoing provisions of this Section 9.02(a) without the concurrence of the Owner, and the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Mortgagee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02(a) in either of such contingencies. The Mortgagee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.02(a) shall die, become incapable of acting, resign or be moved, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Mortgagee until a successor additional or separate trustee is appointed as provided in this Section 9.02(a).

(b)           No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Mortgagee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the Mortgagee shall be promptly paid over by it to the Mortgagee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Mortgagee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Mortgagee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting, and the Mortgagee’s own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.02 shall be subject to, and shall have the benefit of Articles V through IX and Article XI hereof insofar as they apply to the Mortgagee. The powers of any additional or separate trustee appointed pursuant to this Section 9.02 shall not in any case exceed those of the Mortgagee under the Security Agreements.

(c)           If at any time the Mortgagee shall deem it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Mortgagee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Mortgagee may act on behalf of the Owner under this Section 9.02(c) when and to the extent it could so act under Section 9.02(a) hereof.

ARTICLE X

SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
AND OTHER DOCUMENTS

SECTION 10.01.  Instructions of Majority; Limitations

(a)           The Mortgagee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification) agreed to by the Owner; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding and the Liquidity Providers, no such amendment, waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 10.01, or of Article II or III or Section 5.01, 5.02(c), 5.02(d), or 6.02 hereof, the definitions of “Event of Default,” “Default,” “Majority in Interest of Note Holders,” “Make-Whole Amount” or “Note Holder,” or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, (iii) reduce, modify or amend any indemnities in favor of the Mortgagee or the Note Holders (except that the Mortgagee may consent to any waiver or reduction of an indemnity payable to it), or the other Indenture Indemnitees or (iv) permit the creation of any Lien on the Collateral or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of any Security Agreement on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof. Notwithstanding the foregoing, without the consent of the affected Liquidity Provider neither the Owner nor the Mortgagee shall enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture or the other Operative Agreements which shall reduce, modify or amend any indemnities in favor of such Liquidity Provider.

(b)           The Owner and the Mortgagee may enter into one or more agreements supplemental hereto or any other Operative Agreement without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein, in any other Operative Agreement or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner in accordance with the terms hereof or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Mortgagee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of any Security Agreement or better to assure, convey and confirm unto the Mortgagee any property subject or required to be subject to the Lien of a Security Agreement, or to subject to the Lien of the applicable Security Agreement the Airframes, Engines, Spare Engines or Pledged Spare Parts or any Additional Collateral; (v) to add to the covenants of the Owner for the benefit of the Note Holders, or to surrender any rights or power conferred upon the Owner in any Operative Agreement; (vi) to add to the rights of the Note Holders; (vii) to provide for the issuance (and payment and reissuance) from time to time of one or more separate series of Additional Series Equipment Notes and for pass through certificates issued by any pass through trust that acquires any such Equipment Notes and to make changes relating to any of the foregoing (including without limitation (x) to provide for the relative priority of different series of Additional Series Equipment Notes as between such series and (y) to amend the Debt Balances reflected on Schedule II and adjust the Maximum LTV Threshold) and to provide for any credit support for any such reissued Equipment Notes (including without limitation to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including without limitation to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider”)), provided that such Equipment Notes are issued in accordance with the Note Purchase Agreement and Section 9.1 of the Intercreditor Agreement; and (viii) to include on the Equipment Notes any legend as may be required by Law.

SECTION 10.02.  Mortgagee Protected

If, in the opinion of the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to the terms of Section 10.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture or any other Security Agreement, such institution may in its discretion decline to execute such document.

SECTION 10.03.  Documents Mailed to Note Holders

Promptly after the execution by the Owner or the Mortgagee of any document entered into pursuant to Section 10.01 hereof, the Mortgagee shall mail, by first class mail, postage prepaid, a copy thereof to Owner (if not a party thereto) and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Mortgagee to mail such copies shall not impair or affect the validity of such document.

SECTION 10.04.  No Request Necessary for Collateral Supplement

No written request or consent of the Note Holders pursuant to Section 10.01 hereof shall be required to enable the Mortgagee to execute and deliver a Collateral Supplement specifically required by the terms of the applicable Security Agreement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.  Termination of Trust Indenture

Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Mortgagee hereunder or under the Note Purchase Agreement or any other Operative Agreement, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Aircraft, the Engines, all other Aircraft Collateral and all Cash Collateral from the Lien of this Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

SECTION 11.02.  No Legal Title to Collateral in Note Holders

No holder of an Equipment Note shall have legal title to any part of the Aircraft Collateral or the Cash Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Aircraft Collateral or the Cash Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Aircraft Collateral or the Cash Collateral.

SECTION 11.03.  Sale of Collateral by Mortgagee Is Binding

Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Trust Indenture or any other Security Agreement shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

SECTION 11.04.  Trust Indenture for Benefit of Owner, Mortgagee, Note Holders and the other Indenture Indemnitees

Nothing in this Trust Indenture or any other Security Agreement, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Note Holders and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture or any other Security Agreement, except that the persons referred to in the last paragraph of Section 4.02(b) shall be third party beneficiaries of such paragraph.

SECTION 11.05.  Notices

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered, mailed by certified mail, postage prepaid, or sent by facsimile or Email, and (i) if to the Owner, addressed to it at 233 S. Wacker Drive, Chicago, Illinois 60606, Attention: Treasurer, facsimile number (872) 825-0316, Email: pam.hendry@united.com, (ii) if to Mortgagee, addressed to it at its office at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, facsimile number (302) 636-4140, Email: cmay@wilmingtontrust.com, or (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the Note Purchase Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner, the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

SECTION 11.06.  Severability

Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.07.  No Oral Modification or Continuing Waivers

No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee, in compliance with Section 10.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

SECTION 11.08.  Successors and Assigns

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Operative Agreements applicable to a Note Holder.

SECTION 11.09.  Headings

The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.10.  Normal Commercial Relations

Anything contained in this Trust Indenture to the contrary notwithstanding. Owner and Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Owner, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

SECTION 11.11.  Governing Law; Counterpart Form

THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.12.  Voting By Note Holders

All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

SECTION 11.13.  Bankruptcy

It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts and to enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

UNITED AIRLINES, INC.

By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:	/s/ Chad May
	Name:	Chad May
	Title:	Vice President

ANNEX A

DEFINITIONS

GENERAL PROVISIONS

(a)            In each Operative Agreement, unless otherwise expressly provided, a reference to:

(i)	each of “Owner,” “Mortgagee,” “Note Holder” or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

(ii)	words importing the plural include the singular and words importing the singular include the plural;

(iii)	any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

(iv)	any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

(v)	the words “Agreement,” “this Agreement,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

(vi)	the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

(vii)	a “Section,” an “Exhibit,” an “Annex” or a “Schedule” in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

(b)            Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

(c)            Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(d)            Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

(e)            For purposes of each Operative Agreement, the occurrence and continuance of a Default or Event of Default referred to in Section 5.01(v),(vi) or (vii) shall not be deemed to prohibit the Owner from taking any action or exercising any right that is conditioned on no Special Default, Default or Event of Default having occurred and be continuing if such Special Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to Owner under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Trust Indenture with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110.

DEFINED TERMS

“Act” means part A of subtitle VII of title 49, United States Code.

“Actual Knowledge” means (a) as it applies to Mortgagee, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to Owner, actual knowledge of a Vice President or more senior officer of Owner or any other officer of Owner having responsibility for the transactions contemplated by the Operative Agreements; provided that each of Owner and Mortgagee shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice from Owner, any Note Holder or Mortgagee, such notice having been given pursuant to Section 11.05 of the Trust Indenture.

“Additional Airframe” means each Airframe added to the Collateral pursuant to a Trust Indenture Supplement after the Closing Date.

“Additional Collateral” means an Additional Airframe, Additional Engine, Additional Spare Engine or Qualified Spare Parts at an additional location added to the Collateral pursuant to a Location Supplement after the Closing Date.

“Additional Engine” means each Engine added to the Collateral pursuant to a Trust Indenture Supplement after the Closing Date.

“Additional Insured” means, collectively, the Mortgagee, each Note Holder and each Liquidity Provider, in each case, in its capacity as an additional insured under each applicable insurance policy in accordance with the terms of the Security Agreements.

“Additional Series” or “Additional Series Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as a series (other than “Series A”)

thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture (as amended, in the case of any Additional Series issued after the date of the Trust Indenture, at the time of original issuance of such Additional Series) under the heading for such series.

“Additional Spare Engine” means each Spare Engine added to the Collateral pursuant to a Spare Engines Security Agreement Supplement after the Closing Date.

“Adjusted Debt Balance” means, as of any date of determination, with respect to any Collateral Group, the difference of (a) the Debt Balance with respect to such Collateral Group, minus (b) the sum of (i) the amount of any Specified Cash Collateral with respect to such Collateral Group plus (ii) the amount of any Cure Cash Collateral allocated by the Owner to such Collateral Group; provided that for purposes of any determination of the Adjusted Debt Balance at any time, the amount of any Cure Cash Collateral may be allocated (without duplication) by the Owner in its sole discretion to one or more Collateral Groups.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Aggregate Appraised Value” means, with respect to any Collateral Group or any other specified group of Collateral, the sum of the Appraised Values of all Collateral (including any Additional Collateral) included in such Collateral Group or other specified group of Collateral (for the avoidance of doubt, except in the case of Spare Parts Collateral, calculated after giving effect to any additions to or eliminations from such Collateral Group or other group of Collateral since the date of delivery of the applicable Appraisal).

“Aircraft” means an Airframe (and any corresponding Replacement Airframe or Substitute Airframe therefor) and its two Associated Engines (and any corresponding Replacement Engine(s) or Substitute Engine(s) therefor) or, collectively, all Airframes and their Associated Engines.

“Aircraft Collateral” is defined in the Granting Clause of the Trust Indenture.

“Aircraft Event of Loss” means, with respect to any Aircraft, Airframe or Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

(a)            the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Owner;

(b)            the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(c)            any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more (or, if earlier, the date on which Owner has confirmed to the Mortgagee in writing that Owner cannot recover such property);

(d)            any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days;

(e)            as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the applicable Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of such Aircraft, the use of such property in the normal course of Owner’s business of passenger air transportation is prohibited for a period of 180 consecutive days unless Owner, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Owner, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Aircraft Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Owner’s entire U.S. fleet of such property and Owner, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of such Aircraft by Owner, but in any event if such use shall have been prohibited for a period of three years; or

(g)            such Aircraft, Airframe or any Engine is subject to a Technical Impairment and Owner shall have given the Mortgagee notice of Owner’s election to treat it as having been subject to an Event of Loss.

“Airframe” means (a) each airframe that is identified by aircraft model, United States registration number and manufacturer’s serial number set forth in a Trust Indenture Supplement executed and delivered by Owner and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Trust Indenture shall not be applicable to such Parts in accordance with Section 4.04 of the Trust Indenture. Upon substitution of a Substitute Airframe or Replacement Airframe under and in accordance with the Trust Indenture, such Substitute Airframe or Replacement Airframe shall become subject to the Trust Indenture and shall be an “Airframe” for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Airframe shall cease to be an “Airframe.”

“Airframe Documents” means, with respect to any Airframe, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to such Airframe, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Owner (provided, that all such materials shall be maintained in the English language).

“Allocable Amount” means, as of any date of determination, with respect to any Aircraft, Airframe, Engine, Spare Engine or Pledged Spare Part, an amount equal to the unpaid Original Amount of all the Equipment Notes allocable to each such Aircraft, Airframe, Engine, Spare Engine or Pledged Spare Part pro rata based on the Appraised Value of such Aircraft, Airframe, Engine, Spare Engine or Pledged Spare Part compared to the Aggregate Appraised Value of all Collateral, at such time.

“Appliance” means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling Spare Parts Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Spare Parts Aircraft during flight, and not a part of a Spare Parts Aircraft, Spare Parts Engine, or Propeller.

“Applicable Date” means, in the case of any Airframe, Engine, Spare Engine or Pledged Spare Part, the date on which such Airframe, Engine, Spare Engine or Pledged Spare Part is subjected to the Lien of the applicable Security Agreement.

“Appraisal” means (a) the Initial Appraisals and (b) any other appraisal, dated the date of delivery thereof, prepared by an Eligible Appraiser, which certifies, at the time of determination, in reasonable detail the Appraised Value of the Collateral covered thereby; provided that (i) each Appraisal with respect to Spare Parts Collateral shall be based upon use of the Spare Parts Appraisal Methodology and shall identify each Pledged Spare Part as a Rotable, Repairable or Expendable, (ii) except as required by the Spare Parts Appraisal Methodology, physical inspections of the Collateral being appraised shall not be required and any required maintenance condition for purposes of relevant maintenance adjustments shall be based on maintenance information provided by the Owner and (iii) for the avoidance of doubt, the Owner may deliver an Appraisal for any Aircraft Collateral or any Spare Engines Collateral that sets forth only the corresponding Half-Life Base Value thereof and separately deliver a corresponding Maintenance Report for purposes of calculating the corresponding Maintenance Adjusted Base Value.

“Appraised Value” means, as of any date of determination: (a) with respect to any Pledged Spare Part, any Ineligible Spare Parts or any Excluded Spare Parts, the current market value of such Spare Parts or Appliances reflected in the then most recent Appraisal delivered to the Mortgagee; provided that the Appraised Value of any individual Spare Part or Appliance shall be the portion of the Appraised Value of the all the Spare Parts and Appliances allocated thereto by Owner on a reasonable basis for such type of part, (b) with respect to any Spare Engine, the Maintenance Adjusted Base Value of such Spare Engine reflected in the then most recent Appraisal (and corresponding Maintenance Report, if applicable) delivered to the Mortgagee, (c) with respect to any Aircraft, Airframe or Engine, the Maintenance Adjusted Base Value of such Aircraft, Airframe or Engine reflected in the then most recent Appraisal (and corresponding Maintenance Report, if applicable) delivered to the Mortgagee; provided that if at the relevant time Owner has not previously given to the Mortgagee an Appraisal of an Airframe or an Engine, but has given to Mortgagee an Appraisal that includes the Appraised Value of the Aircraft that includes the Airframe and Engine, Owner shall allocate the Appraised Value of such Aircraft to such Airframe or Engine on a reasonable basis, and such allocated amounts shall be the Appraised Value of such Airframe and Engine, except that this proviso shall not be applicable in a case where this Trust Indenture expressly requires that Owner obtain an Appraisal with respect to such Airframe or Engine, and (d) with respect to cash or Cash Equivalents constituting Cash Collateral, 100% of the face value of such cash or Cash Equivalents. For the avoidance of doubt, except as otherwise set forth in this Trust Indenture with respect to the Initial Appraisals, Appraised Value shall be established on the basis of a single Appraisal.

“Associated Airframe” means, with respect to any Engine, the Airframe specified as comprising part of the Aircraft that included such Engine (or if such Engine is a Replacement Engine or a Substitute Engine, the original Engine that such Replacement Engine or Substitute Engine directly or indirectly replaced) in the Trust Indenture Supplement delivered on the Applicable Date for such Aircraft or any Replacement Airframe substituted therefor.

“Associated Engines” means with respect to any Aircraft, the Engines specified as comprising part of such Aircraft (or, if the Airframe included as part of such Aircraft is a Replacement Airframe or Substitute Airframe, the Aircraft that included the original Airframe that such Replacement Airframe or Substitute Airframe directly or indirectly replaced) in the Trust Indenture Supplement delivered on the Applicable Date for such Aircraft or any Replacement Engine substituted therefor (in each case, whether or not such Engine is then installed on the Airframe comprising part of such Aircraft).

“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. “Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

“Aviation Authority” means the FAA or, if an Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 4.02(e) of the Trust Indenture and Section 6.4.5 of the Note Purchase Agreement, in the case of such Aircraft, such other Government Entity.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated October 3, 2012, between Owner and Pass Through Trustee, but does not include any Trust Supplement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Chicago, Illinois, or Wilmington, Delaware.

“Cape Town Treaty” means the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States.

“Cash Collateral” means all cash, Cash Equivalents and other financial assets held in any Eligible Account by the Mortgagee or an Eligible Institution, all security entitlements with respect thereto, and all proceeds of the foregoing.

“Cash Equivalents” means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits or a deposit account with, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rating of Aa or better by Moody’s Investors Service, Inc. or AA or better by Fitch Ratings, Inc.; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Fitch Ratings, Inc. or Moody’s Investors Service, Inc. equal to A1 (or higher) or P-1, respectively.

“Certificate Owner” is defined in the Pass Through Trust Agreement.

“Citizen of the United States” is defined in 49 U.S.C. § 40102(a)(15).

“Class A Pass Through Trust” means the United Airlines Pass Through Trust 2020-1A.

“Closing” means the closing of the transactions contemplated by the Note Purchase Agreement.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended; provided that, when used in relation to a Plan, “Code” shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

“Collateral” means, collectively, the Aircraft Collateral, the Cash Collateral, the Spare Engines Collateral and the Spare Parts Collateral.

“Collateral Cure End Date” is defined in Section 3.1(a) of the Collateral Maintenance Annex.

“Collateral Group” means, as the context requires, the Collateral consisting of one of the following types: (a) Aircraft Collateral, (b) Spare Engine Collateral, (c) Spare Parts Collateral, (d) Spares Collateral, (e) Tier I Aircraft Collateral or (f) Tier II Aircraft Collateral; provided that references to a “Collateral Group” shall be deemed a reference to each Collateral Group.

“Collateral Maintenance Annex” means Annex C to the Trust Indenture.

“Collateral Supplement” means, as the context requires, a Trust Indenture Supplement, a Spare Engines Security Agreement Supplement or a Location Supplement.

“Collateral Test Date” is defined in Section 2.1(a) of the Collateral Maintenance Annex.

“Collateral Test Certificate” is defined in Section 2.2 of the Collateral Maintenance Annex.

“Collateral Trigger Event” means, with respect to any Collateral Group (with Spares Collateral considered jointly as a single Collateral Group), a circumstance that exists if, as of any date of determination, the ratio (expressed as a percentage, the “LTV Ratio”) of (a) the Adjusted Debt Balance with respect to such Collateral Group as of such date to (b) the Aggregate Appraised Value of such Collateral Group as of such date, is greater than the applicable Maximum LTV Threshold; provided that:

(i) for purposes of calculating the Aggregate Appraised Value in clause (b) above with respect to Spare Parts Collateral, Spares Collateral and all Collateral as of any date of determination, no more than 25% of the Aggregate Appraised Value of the Spare Parts Collateral may be attributable to Expendables;

(ii) for purposes of calculating the Aggregate Appraised Value in clause (b) above with respect to Spare Parts Collateral, Spares Collateral and all Collateral as of any date of determination, Ineligible Spare Parts shall be deemed to have an Appraised Value of zero;

(iii) for purposes of calculating the Aggregate Appraised Value in clause (b) above with respect to Tier I Aircraft Collateral or Tier II Aircraft Collateral as of any date of determination, the Owner may allocate, on a percentage basis, the Appraised Value of any Tier I Aircraft Collateral that has been pledged as Additional Collateral (other than Substitute Collateral or Replacement Collateral) between the Tier I Aircraft Collateral and the Tier II Aircraft Collateral (without duplication) for purposes of such calculations; provided further that, except pursuant to Section 5.3(b) of the Collateral

Maintenance Annex, the Owner may not redesignate such percentages after an express initial designation; and

(iv) for the avoidance of doubt, Collateral included in any Collateral Group for purposes of calculating any LTV Ratio may not be included in any other Collateral Group for such purpose.

“Composition Test” means, as of any date of determination:

(a)            (i) the sum of (x) the Aggregate Appraised Value of all Spares Collateral plus (y) the amount of any Cure Cash Collateral allocated to Spares Collateral, is greater than or equal to 25% of (ii) the Aggregate Appraised Value of all Collateral (including the amount of all Cash Collateral); provided that for purposes of any determination of the foregoing at any time, the amount of any Cure Cash Collateral may be allocated (without duplication) by the Owner in its sole discretion to one or more Collateral Groups;

(b)            the Aggregate Appraised Value of all Aircraft Collateral corresponding to a narrowbody Airframe is greater than or equal to 60% of the Aggregate Appraised Value of all Aircraft Collateral;

(c)            the Aggregate Appraised Value of all Eligible Regional Aircraft included in the Aircraft Collateral does not exceed 15% of the Aggregate Appraised Value of all Aircraft Collateral; and

(d)            the Aggregate Appraised Value of all Rotables and Spare Engines included in the Spares Collateral is greater than or equal to 55% of the Aggregate Appraised Value of all Spares Collateral;

provided that, solely for purposes determining compliance with the foregoing tests, the amount of any Specified Cash Collateral with respect to a Collateral Group or any other specified group of Collateral shall be included in calculating the Aggregate Appraised Value of such Collateral Group or other specified group of Collateral.

“Corporate Trust Office” means the principal office of Mortgagee located at Mortgagee’s address for notices under the Note Purchase Agreement or such other office at which Mortgagee’s corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Owner and each Note Holder.

“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

“Cure Cash Collateral” means, as of any date of determination, all Cash Collateral which does not constitute Specified Cash Collateral.

“Debt Balance” means, with respect to any Collateral Group as of any date of determination, the amounts set forth on Schedule II less any scheduled payments or partial redemptions of the Original Amount of the Series A Equipment Notes made with respect to such

Collateral Group; provided that (i) unless otherwise expressly set forth in the Trust Indenture, each partial redemption of the Series A Equipment Notes (including pursuant to Section 4.05(a) or 4.05(b) of this Trust Indenture, Section 2.04(a) of the Spare Engines Security Agreement or Section 3.1(a)(iii) of the Collateral Maintenance Annex) shall be allocated to reduce, in the inverse order of their scheduled maturity, the portion of the Debt Balance for such Collateral Group corresponding to the amount prepaid; and (ii) any scheduled payments or partial redemptions corresponding to Spares Collateral shall be allocated pro rata as between the Debt Balance corresponding to each of Spare Parts Collateral and Spare Engines Collateral based on the percentage that each such Debt Balance comprises of the sum of such Debt Balances.

“Debt Rate” means, with respect to (i) any Series of Equipment Notes, the rate per annum specified for such Series under the heading “Interest Rate” in Schedule I to the Trust Indenture (as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series), and (ii) any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.

“Default” means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

“Designated Locations” means the locations designated from time to time by the Owner at which the Pledged Spare Parts may be maintained by or on behalf of the Owner, which initially shall be the locations set forth on Schedule I to the Spare Parts Security Agreement and shall include any additional locations designated by the Owner in a Location Supplement.

“Dollars,” “United States Dollars” or “$” means the lawful currency of the United States.

“DOT” means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

“EASA” means the European Aviation Safety Agency or any Government Entity succeeding to the functions of the European Aviation Safety Agency.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Mortgagee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the UCC), (b) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the UCC), (c) the Mortgagee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Mortgagee to the exclusion of the Owner, and (e) the “securities intermediary jurisdiction” (under Section 8-110(e) of the UCC) shall be the State of New York.

“Eligible Appraiser” means (a) as to Spare Parts Collateral, any of MBA, ICF and Alton Aviation Consultancy, and (b) as to Spare Engines Collateral or Aircraft Collateral, (i) any of MBA, BK Associates, Inc., Aircraft Information Services, Inc. and ICF for Half-Life Base

Values and (ii) any of MBA and ICF for Maintenance Adjusted Base Values or for delivery of Maintenance Reports reflecting applicable maintenance adjustment factor for determination of such Maintenance Adjusted Base Value; provided that, in each case for clauses (a) and (b), if the Owner is unable to engage any of the foregoing corresponding appraisers after using commercially reasonable efforts, any other nationally recognized independent ISTAT-certified appraisal firm, as selected and retained by the Owner, shall be deemed an Eligible Appraiser for the relevant type of Collateral.

“Eligible Institution” means the corporate trust department of (a) WTNA, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s Investors Service, Inc. of at least A3 and S&P of at least A-, or its equivalent.

“Eligible Regional Aircraft” means any commercial jet aircraft that (a) is an Embraer ERJ 175, Embraer ERJ 190, Embraer ERJ 195, Bombardier CRJ 900 or any other comparable or improved model of regional commercial jet aircraft commonly configured to have at least 70 passenger seats and (b) has a date of manufacture which is 2014 or later.

“Engine” means (a) each of the engines identified by the manufacturer’s model and manufacturer’s serial number set forth in a Trust Indenture Supplement executed and delivered by Owner, in any case whether or not from time to time installed on an Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Trust Indenture shall not apply to such Parts in accordance with Section 4.04 of the Trust Indenture. Upon substitution of a Substitute Engine or Replacement Engine under and in accordance with the Trust Indenture, such Substitute Engine or Replacement Engine shall become subject to the Trust Indenture and shall be an “Engine” for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Engine shall cease to be an “Engine.”

“Engine Documents” means, with respect to any Engine, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to such Engine, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Owner (provided, that all such materials shall be maintained in the English language).

“Equipment Note Register” is defined in Section 2.07 of the Trust Indenture.

“Equipment Notes” means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations and rulings issued thereunder all as amended and in effect from time to time.

“Event of Default” is defined in Section 5.01 of the Trust Indenture.

“Event of Loss” means, as the context requires, an Aircraft Event of Loss, Spare Engine Event of Loss or Spare Part Event of Loss.

“Excluded Spare Parts” means Spare Parts and Appliances held by the Owner at a location that is not a Designated Location.

“Existing Security Agreements” means, collectively, (a) the Term Loan Credit and Guaranty Agreement, dated as of March 9, 2020, by and among Owner, as borrower, the guarantors party thereto, each of the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, (b) the Term Loan Credit and Guaranty Agreement, dated as of March 20, 2020, by and among Owner, as borrower, the guarantors party thereto, each of the lenders from time to time party thereto, and Goldman Sachs Bank USA, as administrative agent and (c) the Term Loan Credit and Guaranty Agreement, dated as of April 7, 2020, by and among Owner, as borrower, the guarantors party thereto, each of the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

“Expendables” means Qualified Spare Parts other than Rotables and Repairables.

“Expenses” means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

“FAA” means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

“FAA Filed Documents” means, collectively, (a) the Trust Indenture and the initial Trust Indenture Supplement, (b) the Spare Engines Security Agreement and the initial Spare Engines Security Agreement Supplement, (c) the Spare Parts Security Agreement and (d) the releases and terminations of the Existing Security Agreements.

“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

“FATCA” means the provisions of Sections 1471 through 1474 of the Code and any current or future regulations or rules promulgated thereunder, or any successor or similar provisions.

“Financing Statements” means, collectively, (a) UCC-1 financing statements covering the Collateral, by Owner, as debtor, showing Mortgagee as secured party, for filing in Delaware and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Collateral and (b) UCC-3 financing statements evidencing the termination of the Lien of the Existing Security Agreements, for filing in each jurisdiction that, in the opinion of Mortgagee, is reasonably desirable.

“GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person’s financial statements.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Half-Life Base Value” means, as of any date of determination, with respect to any Aircraft, Airframe Engine or Spare Engine, (x) initially, the lower of the median and mean of the base value of such Aircraft, Airframe, Engine or Spare Engine assuming half-time maintenance condition reflected in the Initial Appraisals in respect of such Aircraft, Airframe, Engine or Spare Engine and (y) for any determination from and after delivery of the first Appraisal covering such Aircraft, Airframe, Engine or Spare Engine after the Closing Date, the base value of such Aircraft, Airframe, Engine or Spare Engine assuming half-time maintenance condition reflected in the then most recent Appraisal delivered to the Mortgagee in respect of such Aircraft, Airframe, Engine or Spare Engine.

“ICF” means ICF SH&E Limited.

“Indemnitee” means (i) WTNA and Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Liquidity Providers, (v) the Pass Through Trustee, (vi) each Affiliate of the persons described in clauses (i) and (ii), (vii) each Affiliate of the persons described in clauses (iii), (iv) and (v), (viii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i), (ii) and (vi), (ix) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (iii), (iv), (v) and (vii), (x) the successors and permitted assigns of the persons described in clauses (i), (ii) and (viii), and (xi) the successors and permitted assigns of the persons described in clauses (iii), (iv), (v) and (ix); provided that the persons described in clauses (iii), (iv), (v), (vii), (ix) and (xi) are Indemnitees only for purposes of Section 8.1 of the Note Purchase Agreement. If any Indemnitee is a Manufacturer or any

subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Note Holder.

“Indenture Indemnitee” means (i) WTNA and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) each Liquidity Provider, (v) the Pass Through Trustee and (vi) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (v) inclusive above.

“Ineligible Spare Part” means any Spare Part or Appliance that is associated exclusively with Spare Part Aircraft types that have fully exited Owner’s fleet.

“Initial Appraisals” means (a) as to Spare Parts Collateral, an Appraisal of MBA reflecting the initial Appraised Value of the Spare Parts Collateral, and (b) as to Spare Engines Collateral and Aircraft Collateral, collectively, Appraisals of MBA, BK Associates, Inc. and ICF, and a corresponding Maintenance Report of MBA, collectively reflecting the initial Appraised Value of the Spare Engines Collateral and Aircraft Collateral.

“Intercreditor Agreement” means that certain Intercreditor Agreement among the Pass Through Trustee, the Liquidity Providers and the Subordination Agent, dated as of the Issuance Date, provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Owner.

“International Interest” is defined in the Cape Town Treaty.

“International Registry” is defined in the Cape Town Treaty.

“IRS” means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

“Issuance Date” means October 28, 2020.

“ISTAT” means the International Society of Transport Aircraft Trading, and any successor thereto.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

“Liquidity Facilities” means the Revolving Credit Agreements between the Subordination Agent, as borrower, and the initial Liquidity Providers, each dated as of the Issuance Date, together with or as replaced by any “Replacement Liquidity Facility” (as defined in the Intercreditor Agreement) pursuant to the terms thereof and of the Intercreditor Agreement, provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to any such Liquidity Facility (other than in accordance with Section 2.11 thereof (in connection with a “Benchmark Replacement Event” as defined therein), and no substitution or replacement of any such Liquidity Facility, shall be effective unless consented to by Owner (including any deemed consent by Owner pursuant to any applicable Fee Letter to which it is a party).

“Liquidity Provider” means Goldman Sachs Bank USA, Barclays Bank PLC, and Morgan Stanley Bank, N.A., each as an initial “Class A Liquidity Provider” (as such terms are defined in the Intercreditor Agreement), and each of its successors and permitted assigns.

“Location Supplement” means a Spare Parts Security Agreement Supplement, substantially in the form of Exhibit A to the Spare Parts Security Agreement, with appropriate modifications to reflect the purpose for which it is being used.

“Loss Proceeds” means any Specified Cash Collateral deposited by the Owner in connection with an Event of Loss with respect to any Airframe or Engine pursuant to Section 4.05(a)(ii) or 4.05(b)(ii) of the Trust Indenture or any Spare Engine pursuant to Section 2.04(a) of the Spare Engines Security Agreement.

“Loss Proceeds Balance” means, as of any date of determination, the aggregate amount of Loss Proceeds at such time.

“LTV Ratio” is defined in the definition of “Collateral Trigger Event”.

“Maintenance Adjusted Base Value” means, as of any date of determination, with respect to any Aircraft, Airframe Engine or Spare Engine, the Half-Life Base Value thereof, adjusted to account for its maintenance status based upon maintenance data provided by Owner, as reflected in the corresponding Maintenance Report (which may be delivered by a different Eligible Appraiser from the one delivering the corresponding Appraisal) or reflected in the corresponding Appraisal, as applicable.

“Maintenance Report” means, as of any date of determination, with respect to any Aircraft or Spare Engine, a report provided by an Eligible Appraiser reflecting the applicable maintenance adjustment factor for determination of such Maintenance Adjusted Base Value of such Aircraft or Spare Engine; provided that, for the avoidance of doubt, a Maintenance Report is not required with respect to Appraisals that directly reflect the Maintenance Adjusted Base Value.

“Majority in Interest of Note Holders” means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner or any of its Affiliates (unless all Equipment Notes then outstanding shall be held by Owner or any Affiliate of Owner); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

“Make-Whole Amount” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a quarterly basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread, over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 Page or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15 Page, such weekly average yield to maturity as published in such H.15 Page. “H.15 Page” means the H.15 page published by the Board of Governors of the Federal Reserve System on its website (or successor publication of such information by such Board of Governors). The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15 Page” means the H.15 Page published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

“Make-Whole Spread” means (i) in the case of Series A Equipment Notes, 0.50%, and (ii) in the case of any Additional Series, the percentage specified in Schedule I hereto (as amended at the time of original issuance of such Additional Series) as the “Make-Whole Spread” for such Additional Series.

“Mandatory Modifications” means, with respect to any Aircraft, Airframe, Engine or Spare Engine, alterations and modifications in and additions to such Aircraft, Airframe, Engine or Spare as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of such Aircraft, Airframe, Engine or Spare Engine, to the extent made mandatory in respect of such Aircraft, Airframe, Engine or Spare Engine.

“Manufacturer” shall mean, with respect to any Airframe, Engine or Spare Engine, the manufacturer thereof.

“Material Adverse Change” means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person’s business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

“Maximum LTV Threshold” means, (a) with respect to the Spares Collateral, (i) 75% from the Closing Date to, but excluding, the fifth anniversary of the Closing Date and (ii) 65% thereafter, (b) with respect to Tier I Aircraft Collateral, (i) 65% from the Closing Date to, but excluding, the third anniversary of the Closing Date, (ii) 55% from the third anniversary of the Closing Date to, but excluding, the fourth anniversary of the Closing Date, (iii) 45% from the fourth anniversary of the Closing Date to, but excluding, the fifth anniversary of the Closing Date and (iv) 30% from the fifth anniversary of the Closing Date and (c) with respect to Tier II Aircraft Collateral, (i) 65% from the Closing Date to, but excluding, the first anniversary of the Closing Date, (ii) 60% from the first anniversary of the Closing Date to, but excluding, the second anniversary of the Closing Date, (iii) 55% from the second anniversary of the Closing Date to, but excluding, the third anniversary of the Closing Date and (iv) 40% from the third anniversary of the Closing Date.

“MBA” means mba Aviation.

“Minimum Collateral Value” means, as of any date of determination, with respect to any Collateral Group, the quotient of (a) the Adjusted Debt Balance with respect to such Collateral Group, divided by (b) the applicable Maximum LTV Threshold as of the relevant date of determination.

“Minimum Insurance Amount” means, as of any date of determination, with respect to any Aircraft, Spare Engine or Pledged Spare Part, an amount equal to 110% of the Allocable Amount of such Aircraft, Spare Engine or Pledged Spare Part.

“Minimum Liability Insurance Amount” is defined in Schedule 3 to the Note Purchase Agreement.

“Mortgaged Property” is defined in Section 3.03 of the Trust Indenture.

“Mortgagee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as mortgagee under the Trust Indenture.

“Non-U.S. Person” means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

“Note Holder” means at any time each registered holder of one or more Equipment Notes.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date, among United Airlines, Inc., the Mortgagee, the Subordination Agent and the Pass Through Trustee, dated as of the Issuance Date, providing for, among other things, the issuance and sale of certain equipment notes.

“NY UCC” means the UCC as in effect on the date of determination in the State of New York.

“Officer’s Certificate” means, in respect of any Person, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such Person.

“Operative Agreements” means, collectively, the Note Purchase Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the other Security Agreements, and the Equipment Notes.

“Optional Modifications” means, with respect to any Aircraft, Airframe, Engine or Spare Engine, alterations and modifications in and additions to such Aircraft, Airframe, Engine or Spare as the Owner (or a Permitted Lessee) may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which Owner deems are obsolete or no longer suitable or appropriate for use in such Aircraft, Airframe, Engine or Spare Engine.

“Original Amount,” with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

“Owner Person” means Owner, any lessee, assignee, successor or other user or person in possession of any Aircraft, Airframe, Engine, Spare Engine or Pledged Spare Part with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to such Aircraft, Airframe, Engine, Spare Engine or Pledged Spare Part directly by or through any of the persons in this parenthetical).

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines, Spare Engines or engines, and (b) any Removable Aircraft Part or Removable Spare Engine Part, as applicable, leased by Owner from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe, any Engine or any Spare Engine, as applicable, or removed therefrom unless the Lien of the Trust Indenture (in the case of any Airframe or Engine) or of the Spare Engines Security Agreement (in the case of any Spare Engine) shall not be applicable thereto in accordance with Section 4.04 of the Trust Indenture or Section 2.03 of the Spare Engines Security Agreement, as applicable.

“Parts Inventory Report” means, as of any date, a list identifying the Pledged Spare Parts by manufacturer’s part number and brief description and stating the quantity of each such part included in the Pledged Spare Parts as of such specified date.

“Pass Through Agreements” means the Pass Through Trust Agreement, the Note Purchase Agreement, the Intercreditor Agreement, the Liquidity Facilities and the Fee Letter referred to in Section 2.03 of each of the Liquidity Facilities, provided that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Owner, unless consented to by Owner.

“Pass Through Certificates” means the pass through certificates issued by the Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

“Pass Through Trust” means pass through trust created under the Pass Through Trust Agreement.

“Pass Through Trust Agreement” means the Trust Supplement, together with the Basic Pass Through Trust Agreement, dated as of the Issuance Date by and between the Owner and the Pass Through Trustee, provided, that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Agreement shall be effective unless consented to by Owner.

“Pass Through Trustee” means Wilmington Trust, National Association, a national banking association, in its capacity as trustee under the Pass Through Trust Agreement.

“Pass Through Trustee Agreements” means the Pass Through Trust Agreement, the Note Purchase Agreement and the Intercreditor Agreement.

“Payment Date” means each January 15, April 15, July 15 and October 15, commencing January 15, 2021.

“Payment Due Rate” means (a) with respect to (i) any payment made to a Note Holder under any Series of Equipment Notes, the Debt Rate applicable to such Series plus 2% and (ii) any other payment made under any Operative Agreement to any other Person, the Debt Rate applicable to such payment plus 2% or, if less, (b) the maximum rate permitted by applicable law.

“Permitted Air Carrier” means (i) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by Mortgagee or (iv) any U.S. Air Carrier.

“Permitted Country” means any country listed on Schedule 4 to the Note Purchase Agreement.

“Permitted Foreign Air Carrier” means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the relevant Aircraft or Spare Engine Aircraft, as applicable, under the applicable Laws of such Permitted Country.

“Permitted Government Entity” means (i) the U.S. Government or (ii) any Government Entity if the relevant Aircraft or Spare Engine Aircraft, as applicable, is then registered under the laws of the country of such Government Entity.

“Permitted Lease” means (a) with respect to Aircraft Collateral, a lease permitted under Section 4.02(b) of the Trust Indenture, (b) with respect to Spare Engines Collateral, a lease permitted under Section 2.02(b) of the Spare Engines Security Agreement, and (c) with respect to Spare Parts Collateral, a lease permitted under Section 2.03 of the Spare Parts Security Agreement.

“Permitted Lessee” means the lessee under a Permitted Lease.

“Permitted Lien” means (a) the rights of Mortgagee under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to Mortgagee (both in its capacity as mortgagee under the Trust Indenture or mortgagee under any other Security Agreement and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 4.02(b) or 4.04 of the Trust Indenture, Section 2.02(b) or 2.03 of the Spare Engines Security Agreement or Section 2.03 of the Spare Parts Security Agreement; (d) Liens for Taxes of Owner (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Owner is obligated to indemnify such Tax Indemnitee under any of the Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of any Aircraft, Airframe, Engine, Spare Engine or the Pledged Spare Parts or the interest of Mortgagee therein or impair the Lien of any Security Agreement; (e) materialmen’s, mechanics’, workers’, repairers’, employees’ or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of any Aircraft, Airframe, Engine, Spare Engine or the Pledged Spare Parts or the interest of Mortgagee therein or impair the Lien of any Security Agreement; (f) Liens arising out of any judgment or award against Owner (or any Permitted Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of any Aircraft, Airframe, Engine, Spare Engine or the Pledged Spare Parts or the interest of Mortgagee therein or impair the Lien of any Security Agreement; (g) any other Lien with respect to which Owner (or any Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Mortgagee; (h) the Liens created by the Existing Security Agreements, but only on the Closing Date; (i) (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of any Eligible Institution in respect of any Eligible Account; (j) salvage or similar rights of insurers, in each case as it relates to any Collateral; and (k) Liens reflected on the records of the International Registry as of the Closing Date which were incorrectly filed by third parties without the authorization of the Owner (and which do not correspond to any contractual Lien or other transfer by Owner), and for which Owner is diligently pursuing prompt discharge.

“Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, limited liability companies, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

“Pledged Aircraft Agreements” means any contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture and forming part of the Aircraft Collateral.

“Pledged Spare Engines Agreements” means any contract, agreement or instrument from time to time assigned or pledged under the Spare Engine Security Agreement and forming part of the Spare Engines Collateral.

“Pledged Spare Parts” has the meaning set forth in clause (1) of the Granting Clause of the Spare Parts Security Agreement. For the avoidance of doubt, Excluded Spare Parts and any Ineligible Spare Parts that have been released pursuant to Section 5.4(a) of the Collateral Maintenance Annex are not Pledged Spare Parts.

“Pledged Spare Parts Agreements” means any contract, agreement or instrument from time to time assigned or pledged under the Spare Parts Security Agreement and forming part of the Spare Parts Collateral.

“Pro Rata Share” means, at any time, with respect to any Series, a fraction the numerator of which shall be the aggregate unpaid Original Amount of such Series and the denominator of which shall be the aggregate unpaid Original Amount of all Series.

“Propeller” includes a part, appurtenance, and accessory of a propeller.

“Prospective International Interest” is defined in the Cape Town Treaty.

“QIB” is defined in Section 2.08 of the Trust Indenture.

“Qualified Spare Parts” has the meaning provided in clause (1) of the Granting Clause of the Spare Parts Security Agreement.

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. The initial Rating Agencies will be S&P and Moody’s Investors Service, Inc.

“Rating Agency Confirmation” means, with respect to any Substitute Airframe, a written confirmation from each of the Rating Agencies that the substituting of such Substitute Airframe (and, if applicable, any other substitute airframes) for the substituted Airframe (or

Airframes) would not result in (i) a reduction of the rating for any class of Pass Through Certificates then rated by such Rating Agency below the then current rating for such class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any class of Pass Through Certificates then rated by such Rating Agency.

“Release Request Date” is defined in Section 5.1 of the Collateral Maintenance Annex.

“Release Threshold” means, with respect to any Release Request Date: (a) from the Closing Date to, but excluding the second anniversary of the Closing Date, $100,000,000; provided that from the Closing Date to, but excluding the first anniversary of the Closing Date, only Aircraft or Spare Engines that are subject to a Technical Impairment may be released pursuant to this provision; (b) from the second anniversary of the Closing Date to, but excluding the third anniversary of the Closing Date, $100,000,000; (c) from the third anniversary of the Closing Date to, but excluding the fourth anniversary of the Closing Date, $50,000,000; (d) from the fourth anniversary of the Closing Date to, but excluding the fifth anniversary thereof, $50,000,000; (e) from the fifth anniversary of the Closing Date to, but excluding the sixth anniversary thereof, $40,000,000; and (f) following the sixth anniversary of the Closing Date to, but excluding the seventh anniversary thereof, $40,000,000 (each such period, a “Relevant Period”). Notwithstanding the foregoing, with respect to any Relevant Period (i) after the initial Relevant Period, the Release Threshold shall be increased by the unused portion of the Release Threshold for the immediately preceding Relevant Period (including as such preceding Release Threshold may previously have been increased pursuant to this proviso), and (ii) prior to and including the Relevant Period ending on the fourth anniversary of the Closing Date, up to 40% of the applicable Release Threshold (as it may have been increased pursuant to clause (i)) will be available for Spare Engines Collateral (and corresponding Specified Cash Collateral), up to 40% will be available for Tier I Aircraft Collateral (and corresponding Specified Cash Collateral) and up to 70% will be available for Spare Engines Collateral and Tier I Aircraft Collateral (and corresponding Specified Cash Collateral of each) on an aggregate basis.

“Relevant Period” is defined in the definition of “Release Threshold”.

“Removable Aircraft Part” is defined in Section 4.04(d) of the Trust Indenture.

“Removable Spare Engine Part” is defined in Section 2.03(d) of the Spare Engines Security Agreement.

“Repairable” means a Qualified Spare Part that can be commonly economically restored to a serviceable condition but that have a life that is shorter than the life of the flight equipment to which they relate, excluding any such Qualified Spare Part that qualifies as, and is designated by Owner to be, a Rotable.

“Replacement Airframe” means any airframe replacing an Airframe pursuant to Section 4.05 of the Trust Indenture, which, upon such replacement, shall be deemed to be an “Airframe” for all purposes of the Operative Agreements.

“Replacement Collateral” means, as the context requires, a Replacement Airframe, a Replacement Engine or a Replacement Spare Engine.

“Replacement Engine” means any engine replacing an Engine pursuant to Section 4.05 of the Trust Indenture, which, upon such replacement, shall be deemed to be an “Engine” for all purposes of the Operative Agreements.

“Replacement Spare Engine” means any engine replacing a Spare Engine pursuant to Section 2.04(a) of the Spare Engines Security Agreement, which, upon such replacement, shall be deemed to be a “Spare Engine” for all purposes of the Operative Agreements.

“Rotable” means a Qualified Spare Part that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

“S&P” means S&P Global Ratings, Inc.

“SEC” means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.

“Secured Obligations” is defined in Section 2.06 of the Trust Indenture.

“Securities Account” is defined in Section 3.07 of the Trust Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means a “security” as defined in Section 2(l) of the Securities Act.

“Security Agreements” means, collectively, this Trust Indenture, the Spare Engines Security Agreement and the Spare Parts Security Agreement.

“Senior Holder” is defined in Section 2.13(c) of the Trust Indenture.

“Series” means any of Series A or any Additional Series.

“Series A” or “Series A Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series A” thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series A”.

“Spare Engine” means (a) each of the engines identified by the manufacturer’s model and manufacturer’s serial number set forth in a Spare Engines Security Agreement Supplement executed and delivered by Owner, in any case whether or not from time to time installed on any airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Spare Engines Security Agreement shall not apply to such Parts in accordance with Section 2.03 of the Spare Engines Security Agreement. Each Spare Engine shall be bare and shall not include parts normally considered to be part of the airframe on which such Spare Engine may be installed in accordance with customary practice of major U.S. airlines involving the same model of engine and airframe. Upon substitution of a Substitute Spare Engine or Replacement Spare Engine under and in accordance with the Spare Engines Security Agreement or the Collateral Maintenance Annex, as applicable, such Substitute Spare Engine or Replacement Spare Engine shall become subject to the Spare Engines Security Agreement and shall be a “Spare Engine” for all purposes of the Spare Engines Security Agreement and the other Operative Agreements and thereupon the Spare Engine for which the substitution is made shall no longer be subject to the Spare Engines Security Agreement, and such replaced Spare Engine shall cease to be a “Spare Engine.”

“Spare Engine Aircraft” means an aircraft on which a Spare Engine is then installed.

“Spare Engine Documents” means, with respect to any Spare Engine, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to such Spare Engine, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Owner (provided, that all such materials shall be maintained in the English language).

“Spare Engine Event of Loss” means, with respect to any Spare Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

(a)            the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Owner;

(b)            the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(c)            any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more (or, if earlier, the date on which Owner has confirmed to the Mortgagee in writing that Owner cannot recover such property);

(d)            any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government

Entity (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days;

(e)            as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the applicable Spare Engine Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of such Spare Engine Aircraft, the use of such property in the normal course of Owner’s business of passenger air transportation is prohibited for a period of 180 consecutive days unless Owner, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Owner, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Spare Engine Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Owner’s entire U.S. fleet of engines of such model and Owner, prior to the expiration of such two-year period, shall have conformed at least one unit of engine of such model in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of such Spare Engine Aircraft by Owner, but in any event if such use shall have been prohibited for a period of three years;

(f)             the use by the Owner (at its sole option) of such Spare Engine as a Replacement Engine for an Engine that has suffered an Aircraft Event of Loss pursuant to the terms of the Trust Indenture; or

(g)            such Spare Engine is subject to a Technical Impairment and Owner shall have given the Mortgagee notice of Owner’s election to treat such Spare Engine as having been subject to an Event of Loss.

“Spare Engines Collateral” is defined in the Granting Clause of the Spare Engines Security Agreement.

“Spare Engines Security Agreement” means that certain Spare Engines Security Agreement, dated the date hereof, between Owner and Mortgagee.

“Spare Engines Security Agreement Supplement” means a Spare Engines Security Agreement Supplement, substantially in the form of Exhibit A to the Spare Engines Security Agreement, with appropriate modifications to reflect the purpose for which it is being used.

“Spare Part” means an accessory, appurtenance, or part of a Spare Parts Aircraft (except a Spare Parts Engine or Propeller), Spare Parts Engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in a Spare Parts Aircraft, Spare Parts Engine, Propeller or Appliance.

“Spare Part Event of Loss” means (a) the loss of any of the Pledged Spare Parts or of the use thereof due to destruction, damage beyond economic repair or rendition of any of the

Pledged Spare Parts permanently unfit for normal use by Owner for any reason whatsoever (other than the use of Expendables in the Owner’s operations); (b) any damage to any of the Pledged Spare Parts which results in the receipt of insurance proceeds with respect to such Pledged Spare Parts on the basis of an actual or constructive loss; (c) the loss of possession of any of the Pledged Spare Parts by the Owner for ninety (90) consecutive days (or, if earlier, the date on which the Owner has confirmed to the Mortgagee in writing that the Owner cannot recover such Pledged Spare Parts) as a result of the theft or disappearance of such Pledged Spare Parts; or (d) any seizure, condemnation, confiscation, taking or requisition (including loss of title) of any of the Pledged Spare Parts by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days.

“Spare Parts Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air.

“Spare Parts Appraisal Methodology” means, in determining an opinion as to the Appraised Value of the Spare Parts Collateral, (a) in connection with each annual Appraisal with respect to the Pledged Spare Parts delivered with respect to the Collateral Test Date occurring on November 15th of each year, taking at least the following actions: (i) reviewing the most recent Parts Inventory Report; (ii) reviewing the relevant Eligible Appraiser’s internal value database for values applicable to Qualified Spare Parts included in the Spare Parts Collateral; (iii) developing a representative sampling of a reasonable number of the different Qualified Spare Parts included in Spare Parts Collateral for which a market check will be conducted; (iv) checking other sources, such as manufacturers and aviation listing services, for current market prices of the sample parts referred to in clause (iii); (v) visiting (in person or virtually) at least two locations selected by the relevant Eligible Appraiser where the Pledged Spare Parts are kept by the Owner, provided that at least one such location shall be one of the top three locations at which the Owner keeps the largest number of Pledged Spare Parts, to conduct a limited physical inspection of the Spare Parts Collateral; (vi) conducting a limited review of the inventory reporting system applicable to the Pledged Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (v); and (vii) reviewing a sampling of the Spare Parts Documents (including tear-down reports); and (b) in connection with any other Appraisal with respect to the Pledged Spare Parts, taking at least the actions subclauses (i), (ii), (iii) and (iv) of the preceding clause (a) (which Appraisal shall, for the avoidance of doubt, be “desk-top” appraisals).

“Spare Parts Certificate” is defined in Section 2.3 of the Collateral Maintenance Annex.

“Spare Parts Collateral” is defined in the Granting Clause of the Spare Parts Security Agreement.

“Spare Parts Documents” has the meaning set forth in clause (5) of the Granting Clause of the Spare Parts Security Agreement.

“Spare Parts Engine” means an engine used, or intended to be used, to propel a Spare Parts Aircraft, including a part, appurtenance, and accessory of the Spare Parts Engine, except a Propeller.

“Spare Parts Security Agreement” means that certain Spare Parts Security Agreement, dated the date hereof, between Owner and Mortgagee.

“Spares Collateral” means, collectively, the Spare Engines Collateral and the Spare Parts Collateral.

“Special Default” means (i) the failure by Owner to pay any amount of principal of or interest on any Equipment Note when due or (ii) the occurrence of any Default or Event of Default referred to in Section 5.01(v), (vi) or (vii).

“Specified Cash Collateral” means, as of any date of determination, with respect to any Collateral Group, any Cash Collateral that was deposited with the Mortgage in connection with an Event of Loss with respect to such Collateral Group, or otherwise delivered as insurance or condemnation proceeds or other proceeds corresponding to such Collateral Group.

“Subordination Agent” means Wilmington Trust, National Association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

“Substitute Collateral” means, as the context requires, a Substitute Airframe, a Substitute Engine or a Substitute Spare Engine.

“Substitute Airframe” means any airframe(s) substituted for an Airframe pursuant to Section 4.04(f) of the Trust Indenture, which, upon such substitution, shall be deemed to be an “Airframe” for all purposes of the Operative Agreements.

“Substitute Engine” means any engine substituted for an Engine pursuant to Section 4.04(e) of the Trust Indenture, which, upon such substitution, shall be deemed to be an “Engine” and the replaced Engine shall cease to be an “Engine” for all purposes of the Operative Agreements.

“Substitute Spare Engine” means any engine substituted for a Spare Engine pursuant to Section 2.03(e) of the Spare Engines Security Agreement, which, upon such substitution, shall be deemed to be a “Spare Engine” and the replaced Spare Engine shall cease to be a “Spare Engine” for all purposes of the Operative Agreements.

“Tax Indemnitee” means (a) WTNA and Mortgagee, (b) each separate or additional trustee appointed pursuant to the Trust Indenture, (c) each Note Holder and (d) the respective successors, assigns, agents and servants of the foregoing.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Technical Impairment” means, with respect to any Aircraft or Spare Engine, any circumstance that exists solely with respect to such Aircraft or Spare Engine, which, with the giving of notice or passing of time (or both), would, in the reasonable judgment of Owner, constitute an Event of Default and, in the reasonable judgment of Owner is not reasonably likely to be cured within the applicable cure period after use of commercially reasonable efforts.

“Threshold Amount” is defined in Schedule 3 to the Note Purchase Agreement.

“Tier I Aircraft” means each Aircraft corresponding to an Airframe that (a) as of August 31, 2020, was less than 20 years from its date of manufacture and (b) as of the applicable date of determination, is not a Tier II Aircraft.

“Tier I Aircraft Collateral” means, as of any time of determination, all Aircraft Collateral consisting of, or corresponding to, Tier I Aircraft (without duplication of any Tier II Aircraft Collateral at such time).

“Tier II Aircraft” means each Aircraft corresponding to an Airframe that (a) as of August 31, 2020, was 20 or more years from its date of manufacture, (b) is a 737-700, 737-900, 777-200 (other than 777-200ER) or is an Aircraft in the Boeing 757- or 767- families, or (c) is all or a portion of Additional Collateral (other than Substitute Collateral or Replacement Collateral) constituting Aircraft Collateral corresponding to an Airframe, which as of August 31, 2020, was less than 20 years from its date of manufacture, but, as of the applicable date of determination, is designated by the Owner as Tier II Aircraft Collateral.

“Tier II Aircraft Collateral” means, as of any time of determination, all Aircraft Collateral consisting of, or corresponding to, Tier II Aircraft (without duplication of any Tier I Aircraft Collateral at such time).

“Transaction Expenses” means all costs and expenses incurred by Mortgagee in connection with (a) the preparation, execution and delivery of the Operative Agreements and the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (b) the initial fee of Mortgagee under the Trust Indenture and (c) the reasonable fees and disbursements of counsel for each Mortgagee and special counsel in Oklahoma City, Oklahoma, in each case, in connection with the Closing.

“Transactions” means the transactions contemplated by the Note Purchase Agreement.

“Transfer” means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

“Transferee” means a person to which any Note Holder purports or intends to Transfer any or all of its right, title or interest in the Equipment Note, as described in Section 9 of the Note Purchase Agreement.

“Trust Indenture” means the Trust Indenture and Mortgage, dated as of October 28, 2020 between Owner and Mortgagee.

“Trust Indenture Supplement” means a Trust Indenture and Mortgage Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

“Trust Supplement” means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates of a class, (ii) the issuance of the Pass Through Certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Pass Through Certificates of such class are established.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 states and the District of Columbia of the United States of America.

“U.S. Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“U.S. Person” means any Person described in Section 7701 (a)(30) of the Code.

“Weighted Average Life to Maturity” means, with respect to any specified Debt, at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal amount of such Debt. The term “Remaining Dollar-years” shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Debt and the date of that required payment and (2) totaling all the products obtained in clause (1) above.

“Wet Lease” means any arrangement whereby Owner or a Permitted Lessee agrees to furnish any Aircraft, Airframe, Engine, Spare Engine Aircraft or Spare Engine to a third party pursuant to which such Aircraft, Airframe, Engine, Spare Engine Aircraft or Spare Engine shall at all times be in the operational control of Owner or a Permitted Lessee, provided that Owner’s obligations under the Trust Indenture and the Spare Engine Security Agreement, as applicable, shall continue in full force and effect notwithstanding any such arrangement.

“WTNA” means Wilmington Trust, National Association, a national banking association, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

ANNEX B - INSURANCE TRUST INDENTURE 2020-1 EETC

ANNEX B

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.

A.            Liability Insurance

1.            Except as provided in Section A.2 below, Owner (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to Mortgagee, commercial airline legal liability insurance (including, but not limited to aircraft third party, passenger liability, property damage, baggage liability, cargo and, mail liability, hangarkeeper’s liability and contractual liability insurance)with respect to each Airframe and Engine (including, as applicable, in respect of an applicable Aircraft or airframe on which an Engine is then installed), which is (i) in an amount not less than the greater of (x) the amount of commercial airline legal liability insurance from time to time applicable to aircraft (and airframes and engines) owned or leased and operated by Owner (or Permitted Lessee) of the same type and operating on similar routes as such airframe and engine and (y) the applicable Minimum Liability Insurance Amount per occurrence; (ii) of the type and covering the same risks as from time to time applicable to aircraft operated by Owner (or Permitted Lessee) of the same type as such Aircraft, Airframe or Engine; and (iii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”). Owner (or Permitted Lessee) need not maintain cargo liability insurance with respect to any Airframe (or any Aircraft), or may maintain such insurance in an amount less than the Minimum Liability Insurance Amount, as long as the amount of the cargo liability insurance, if any, maintained with respect to such Airframe (or Aircraft) is not less than the amount of such coverage which is maintained by Owner (or Permitted Lessee) for other aircraft owned or leased by Owner (or Permitted Lessee) that are similar in type to such Aircraft and operated by Owner (or Permitted Lessee) on the same or similar routes.

2.            During any period that an Aircraft, Airframe or Engine is on the ground and not in operation, Owner (or Permitted Lessee) may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Owner (or Permitted Lessee) of the same type as such Aircraft, Airframe or Engine which is on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft, airframes or engines, as applicable, owned or operated by Owner (or Permitted Lessee) of the same type which are on the ground and not in operation.

B.            Hull Insurance

1.            Except as provided in Section B.2 below, Owner (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to Mortgagee, with Approved Insurers “all-risk” ground and flight aircraft hull insurance covering each Aircraft (including the Engines when they are installed on any Airframe or any other airframe) which is of the type as from time to time applicable to aircraft, airframes and engines owned by Owner (or Permitted Lessee) of the same type as such Aircraft for an amount denominated in United States Dollars not less than the applicable Minimum Insurance Amount.

Any policies of insurance carried in accordance with this Section B.1 or Section C covering any Aircraft, Airframe or Engine and any policies taken out in substitution or replacement for any such policies (i) shall name Mortgagee as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the applicable Minimum Insurance Amount and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the applicable Minimum Insurance Amount shall be payable to the Mortgagee, except in the case of a loss with respect to an Engine installed on an airframe other than an Airframe, in which case Owner (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Mortgagee whether such payment is made to Owner (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to Mortgagee otherwise than in respect of an Aircraft Event of Loss, the Mortgagee shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to Owner or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the applicable Minimum Insurance Amount shall be paid to Owner or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Mortgagee. In the case of a loss with respect to an engine (other than an Engine) installed on an Airframe, Mortgagee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Owner or any other third party that is entitled to receive such proceeds.

2.            During any period that an Aircraft, Airframe or Engine is on the ground and not in operation, Owner (or Permitted Lessee) may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by Owner (or Permitted Lessee) of the same type as such Aircraft, Airframe or Engine similarly on the ground and not in operation, provided that Owner (or Permitted Lessee) shall maintain insurance against risk of loss or damage to such Aircraft, Airframe or Engine in an amount at least equal to the applicable Minimum Insurance Amount during such period that such Aircraft, Airframe or Engine is on the ground and not in operation.

C.            War-Risk, Hijacking and Allied Perils Insurance

If Owner (or any Permitted Lessee) shall at any time operate or propose to operate any Aircraft, Airframe or any Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by Owner (or any Permitted Lessee) with respect to other aircraft owned or operated by Owner (or any Permitted Lessee) on such routes or in such areas, Owner (or Permitted Lessee) shall maintain or cause to be maintained war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the applicable Minimum Insurance Amount for such Aircraft, Airframe or Engine.

D.            General Provisions

Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:

(i)            in the case of Section A, shall name each Additional Insured as an additional insured, as its interests may appear;

(ii)           shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);

(iii)          shall provide that, in respect of the coverage of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by Owner (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of any Aircraft or Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Owner (or any Permitted Lessee);

(iv)         shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for thirty (30) days (seven (7) days in the case of war risk, hijacking and allied perils insurance and ten (10) days in the case of nonpayment of premium) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

(v)          shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

(vi)         shall waive any right of subrogation against any Additional Insured;

(vii)         in the case of Section A, shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(viii)        in the case of Section A, shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

(ix)          shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

(x)           with respect to Section B and C, shall contain a 50/50% Clause per Lloyd’s Aviation Underwriters’ Association Standard Policy Form AVS 103 or US market equivalent.

E.            Reports and Certificates; Other Information

On or prior to the Applicable Date with respect to each Airframe and Engine, and on or prior to each renewal date of the insurance policies required hereunder, Owner (or Permitted Lessee) will furnish or cause to be furnished to Mortgagee insurance certificates describing in reasonable detail the insurance maintained by Owner (or Permitted Lessee) hereunder and a report, signed by Owner’s (or Permitted Lessee’s) regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that such insurance (a) is in full force and effect on such Aircraft, Airframe or Engine and (b) complies with the terms of this Annex B, except that such opinion shall not be required with respect to war risk insurance or indemnity provided by the U.S. Government. To the extent such agreement is reasonably obtainable Owner (or Permitted Lessee) will also cause the Insurance Broker to agree to advise Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of Owner (or Permitted Lessee) of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or Engines required hereunder or cause the cancellation or termination of such insurance, and to advise Mortgagee in writing at least thirty (30) days (seven (7) days in the case of war-risk and allied perils coverage and ten (10) days in the case of nonpayment of premium, or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B.

F.            Right to Pay Premiums

The Additional Insureds shall have the rights but not the obligations of an additional named insured with respect to paying premiums. None of Mortgagee and the other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of any Aircraft, Airframe or Engine that is due in respect of the coverage pursuant to this Trust Indenture and to maintain such coverage, as Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, Owner shall, upon demand, reimburse Mortgagee for amounts so paid by them.

G.            Deductibles; Self-insurance

Owner (or Permitted Lessee) may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section B, insuring for a maximum amount which is less than the applicable Minimum Insurance Amount) in the insurance covering the risks required to be insured against pursuant to Section 4.06 and this Annex B under a program applicable to all aircraft in Owner’s (or Permitted Lessee’s) fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 4.06 and this Annex B exceed during any policy year, with respect to all of the aircraft in Owner’s (or Permitted Lessee’s) fleet (including, without limitation, the Aircraft), the lesser of (a) 100% of the largest replacement value of any single aircraft in Owner’s fleet and (b) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft, airframes and engines (including, without limitation, the Aircraft, Airframes and Engines) on which Owner carries insurance, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Owner may self-insure to such higher level. In addition, Owner (and any Permitted Lessee) may self-insure to the extent of any applicable deductible per aircraft, airframe or engine that does not exceed industry standards for major U.S. airlines.

H.            Salvage Rights; Other. All salvage rights to each Airframe and Engine shall remain with Owner’s insurers at all times, and any insurance policies of the Mortgagee insuring any Airframe or Engine shall provide for a release to Owner of any and all salvage rights in and to any Airframe and Engine.

ANNEX C – COLLATERAL MAINTENANCE TRUST INDENTURE 2020-1 EETC

Execution Copy

ANNEX C

COLLATERAL MAINTENANCE ANNEX

ARTICLE 1

DEFINITIONS

Capitalized terms used but not defined in this Collateral Maintenance Annex (as used herein, this “Annex”) shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.

ARTICLE 2

COLLATERAL REPORTING

Section 2.1           Appraisals. So long as the Equipment Notes are outstanding, the Owner shall deliver to the Mortgagee:

(a)          on or before each May 15th and November 15th of each calendar year (commencing on May 15, 2021) (each a “Collateral Test Date”), Appraisals (and, if applicable, Maintenance Reports) for all of the Collateral, which Appraisals shall be dated a date no earlier than 90 days prior to the applicable Collateral Test Date; and

(b)          on or before the date upon which any Additional Collateral (except for Replacement Collateral, to the extent an Appraisal is not required pursuant to the terms of the applicable Security Agreement) is pledged as Collateral under the applicable Security Agreement, an Appraisal (and, if applicable, a corresponding Maintenance Report) for such Additional Collateral (and only with respect to such Additional Collateral), which Appraisal shall be dated a date no earlier than 90 days prior to such date.

Additionally, for the avoidance of doubt, the Owner may from time to time cause subsequent Appraisals for any of the Collateral to be delivered to the Mortgagee and each such additional Appraisal shall constitute an “Appraisal” of such Collateral for all purposes under the Operative Agreements.

Section 2.2           Collateral Test Certificate. So long as the Equipment Notes are outstanding, the Owner shall deliver to the Mortgagee, within five (5) Business Days after each Collateral Test Date, an Officer’s Certificate of the Owner (a “Collateral Test Certificate”) reflecting the calculations of the LTV Ratio as of such Collateral Test Date (including allocation of Cure Cash Collateral, if any) with respect to the Spares Collateral, the Tier I Aircraft Collateral and the Tier II Aircraft Collateral and confirming whether a Collateral Trigger Event has occurred as of such Collateral Test Date, which certificate shall be substantially in the form of Appendix I to this Annex.

Section 2.3           Spare Parts Certificate. So long as the Equipment Notes are outstanding, the Owner shall deliver to the Mortgagee, within five (5) Business Days after each Collateral Test Date, an Officer’s Certificate of the Owner (or, at the Owner’s discretion, a certificate executed by the Eligible Appraiser having prepared the applicable Appraisal) (a “Spare Parts Certificate”):

(a)           reflecting, on the basis of the information set forth in the Appraisal delivered with respect to such Collateral Test Date and, as applicable, on the Owner’s internal books and records, the following:

(i)             the Aggregate Appraised Value of the Spare Parts Collateral (excluding, for the avoidance of doubt, any Excluded Spare Parts and any Ineligible Spare Parts) as of such Collateral Test Date;

(ii)            the Aggregate Appraised Value of each of the Rotables, Repairables and the Expendables included in the Spare Parts Collateral as of such Collateral Test Date (and shall separately state the quantity of such Rotables, Repairables and Expendables);

(iii)           the aggregate Appraised Value of the Excluded Spare Parts as of the applicable Collateral Test Date;

(iv)           the aggregate Appraised Value of the Ineligible Spare Parts as of the applicable Collateral Test Date; and

(v)            the aggregate Appraised Value of Owner’s Spare Parts and Appliances (including, for the avoidance of doubt, any applicable Excluded Spare Parts, but excluding any Ineligible Spare Parts) available for use in Owner’s fleet as of the applicable Collateral Test Date;

(b)          attaching a Parts Inventory Report as of such Collateral Test Date; and

(c)           attaching a report identifying (together with applicable percentages) any location owned or leased by the Owner (other than a Designated Location) which, as of the applicable Collateral Test Date, holds Spare Parts and Appliances representing 1.5% or more of the aggregate Appraised Value of the Owner’s Spare Parts and Appliances (including, for the avoidance of doubt, any applicable Excluded Spare Parts, but excluding any Ineligible Spare Parts) then available for use in its fleet.

ARTICLE 3

COLLATERAL REQUIREMENTS

Section 3.1           Collateral Trigger Events.

(a)           If a Collateral Test Certificate demonstrates that a Collateral Trigger Event has occurred for a Collateral Test Date with respect to any of the Spares Collateral, Tier I

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Aircraft Collateral or Tier II Aircraft Collateral, the Owner shall within 90 days after such Collateral Test Date (such ninetieth day, the “Collateral Cure End Date”):

(i)             subject Additional Collateral (of the type corresponding to the applicable Collateral Group suffering such Collateral Trigger Event) to the Lien of the applicable Security Agreement in accordance with Section 4.1 of this Annex; provided that no failure to comply with a Composition Test shall have occurred and be continuing at the time of such pledge or result therefrom (unless some pledge would improve compliance or otherwise not worsen any noncompliance);

(ii)            deliver additional cash and/or Cash Equivalents to the Mortgagee for deposit in an Eligible Account pursuant to the terms of the Trust Indenture, with such cash and/or Cash Equivalents constituting Cure Cash Collateral for all purposes under the Trust Indenture, including for purposes of calculating the Adjusted Debt Balance;

(iii)           pay to the Mortgagee an amount sufficient to redeem, without Make-Whole Amount or other premium, some or all of the Equipment Notes pursuant to Section 2.11(c) of the Trust Indenture, which amounts shall, immediately upon payment to the Mortgagee thereof, be deemed applied to reduce the applicable Debt Balance in accordance with the definition thereof and Owner shall promptly take the necessary action pursuant to the Trust Indenture to effect such redemption; or

(iv)           any combination of the foregoing;

such that, the Aggregate Appraised Value of the applicable Collateral Group suffering such Collateral Trigger Event is greater than or equal to the applicable Minimum Collateral Value, in each case as recalculated on a pro forma basis in accordance with clause (c) below.

(b)           If the Owner shall have complied with the requirements of Section 3.1(a) with respect to the applicable Collateral Trigger Event, Owner shall deliver an updated Collateral Test Certificate with respect to such Collateral Test Date (recalculated on a pro forma basis in accordance with clause (c) below) demonstrating that a Collateral Trigger Event does not exist as of the date of such certificate, and any previously existing Collateral Trigger Event shall thereafter be deemed cured for all purposes under the Trust Indenture. Furthermore, if the Collateral Test Certificate originally delivered pursuant to Section 2.2 of this Annex for the corresponding Collateral Test Date reflected that a Collateral Trigger Event had occurred with respect to more than one Collateral Group, then Owner shall, in the Collateral Test Certificate delivered pursuant to this clause (b), allocate (without duplication) any partial redemptions made pursuant to Section 3.1(a)(iii) above across such Collateral Groups for purposes of reducing the corresponding Debt Balance.

(c)            Each recalculation made pursuant to the foregoing clause (a) or (b) shall be made on a pro forma basis after giving effect to any payment, action, event or circumstance impacting such calculations (and otherwise using the information used to determine the LTV Ratio as most recently determined pursuant to Article 2), including, but not limited to: (i) a reduction of an applicable Debt Balance resulting from any scheduled payment or partial

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redemption, or otherwise, (ii) the deposit of Specified Cash Collateral, (iii) the reallocation of Cure Cash Collateral, (iv) the effect of any actions taken pursuant to Section 3.1(a) of this Annex, such as the pledge of Additional Collateral pursuant to Section 3.1(a)(i) of this Annex (and using the Appraised Value of any such Additional Collateral determined based on the Appraisal delivered with respect to such Additional Collateral pursuant to Section 2.1(b) of this Annex) and (v) the delivery by Owner of any new or updated Appraisals pursuant to the last paragraph of Section 2.1 of this Annex (with the Appraised Value of any Collateral appraised thereby being determined based on such new or updated Appraisal).

Section 3.2             Spare Part Tests.

(a)            If a Spare Parts Certificate demonstrates that the Aggregate Appraised Value of the Spare Parts Collateral (excluding, for the avoidance of doubt, any Excluded Spare Parts and any Ineligible Spare Parts) as of a Collateral Test Date is less than 85% of the aggregate Appraised Value of all of the Owner’s Spare Parts and Appliances (including, for the avoidance of doubt, any applicable Excluded Spare Parts, but excluding any Ineligible Spare Parts) available for use in Owner’s fleet as of such Collateral Test Date, then, within 90 days after such Collateral Test Date, the Owner shall deliver, and file with the FAA for recordation, a Location Supplement designating sufficient additional Designated Locations to cause such percentage to be equal to or greater than 85%.

(b)            If a Spare Parts Certificate demonstrates that any location owned or leased by the Owner (other than a Designated Location), as of any Collateral Test Date, holds Spare Parts and Appliances representing 1.5% or more of the aggregate Appraised Value of the Owner’s Spare Parts and Appliances (including, for the avoidance of doubt, any applicable Excluded Spare Parts, but excluding any Ineligible Spare Parts) then available for use in its fleet, the Owner shall use reasonable commercial efforts to cause such location to be added as a Designated Location.

Section 3.3             Inspection.

(a)            At all reasonable times, so long as an Aircraft or Spare Engine is, or the Pledged Spare Parts are, subject to the Lien of the applicable Security Agreement, the Mortgagee and its authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months for all Inspecting Parties with respect to the Collateral, upon at least 15 days advance written notice to the Owner, unless an Event of Default has occurred and is continuing, in which case such inspection right shall not be so limited) inspect such Aircraft, Spare Engine or the Pledged Spare Parts (including without limitation, the related Airframe Documents, Engine Documents, Spare Engine Documents or Spare Parts Documents, as applicable, that are of the type customarily inspected by lenders with a security interest in, or lessors of, similar airframes and engines operated by Owner) and any such Inspecting Party may make copies of such Airframe Documents, Engine Documents, Spare Engine Documents or Spare Parts Documents, as applicable, not reasonably deemed confidential by Owner or such Permitted Lessee; provided that, unless an Event of Default has occurred and is continuing, the Inspecting Parties shall not be entitled to inspect in any 12 month period more than 5% of the Aircraft, more than 5% of the Spare Engines or Pledged Spare Parts located at more than two of the Designated Locations.

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(b)            Any inspection of an Aircraft, Spare Engine or Pledged Spare Part hereunder shall be limited to a visual, walk-around inspection and shall not include the disassembling, or opening of any panels, bays or other components of such Aircraft, Spare Engine or Pledged Spare Part, and no such inspection shall interfere with the use, maintenance and operation of the Aircraft, Spare Engine or Pledged Spare Part by, or the business of, the Owner or Permitted Lessee, and neither the Owner nor any Permitted Lessee shall be required to undertake or incur any additional liabilities in connection therewith. Any inspection pursuant to this Section 3.3 of this Annex shall be at the sole risk (including, without limitation, any risk of personal injury or death) of the Inspecting Party making such inspection.

(c)            With respect to such rights of inspection, the Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(d)            Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 3.3(a) of this Annex).

(e)            Each Inspecting Party shall be fully insured at no cost to the Owner in a manner reasonably satisfactory to the Owner with respect to any risks incurred in connection with any such inspection or shall provide to the Owner a written release satisfactory to the Owner with respect to such risks.

(f)            Any such inspection shall be during the Owner’s normal business hours and subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations.

ARTICLE 4

ADDITION OF COLLATERAL

Section 4.1             Additional Collateral. The Owner may, at any time after the Closing Date, (a) deposit cash and/or Cash Equivalents in any Eligible Account to be pledged as Cure Cash Collateral or (b) pledge as Additional Collateral any Qualified Spare Parts at an additional location, any spare engines, any airframe or any engine, in each case, that is eligible for the benefits of Section 1110, by executing and delivering such agreements, instruments or documents, and taking such other actions, as are required by Section 4.2, 4.3 or 4.5 of this Annex, as applicable, to pledge such assets and create and perfect a first priority Lien (subject to Permitted Liens) thereon in favor of the Mortgagee; provided that no failure to comply with a Composition Test shall have occurred and be continuing at the time of such pledge or result therefrom (unless some pledge would improve compliance or otherwise not worsen any noncompliance).

Section 4.2          Conditions to Addition of Airframe. The Owner’s right to add an Additional Airframe (including a Replacement Airframe or Substitute Airframe) to the Collateral shall be subject to the fulfillment, at the Owner’s sole cost and expense, of the following conditions:

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(a)            each of the following documents shall have been delivered to the Mortgagee:

(i)            an executed counterpart of a Trust Indenture Supplement covering the Additional Airframe, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Additional Airframe is to be registered in accordance with Section 4.02(e) of the Trust Indenture; and

(ii)            Financing Statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Additional Airframe may be registered in accordance with Section 4.02(e) of the Trust Indenture) as are deemed necessary or desirable by counsel for the Mortgagee to protect the security interests of the Mortgagee in the Additional Airframe created by the Trust Indenture, if any;

(b)            the Owner shall have furnished to the Mortgagee such evidence of compliance with the insurance provisions of Section 4.06 of the Trust Indenture with respect to such Additional Airframe as the Mortgagee shall reasonably request;

(c)            (i) the Additional Airframe (including, without limitation, any Substitute Airframe or Replacement Airframe) shall have been duly certificated by the FAA as to type, (ii) application for registration of the Additional Airframe in accordance with Section 4.02(e) of the Trust Indenture shall have been duly made with the FAA or other applicable Aviation Authority, and (iii) the Owner shall have caused the sale of such Additional Airframe to the Owner (if occurring after February 28, 2006) and the International Interest granted under the Trust Indenture Supplement in favor of the Mortgagee with respect to such Additional Airframe, each to be registered on the International Registry as a sale or an International Interest, respectively;

(d)           the Mortgagee at the expense of the Owner, shall have received (acting directly or by authorization to its special counsel) (i) an opinion of counsel, addressed to the Mortgagee, to the effect that the Trust Indenture creates a valid security interest in the Owner’s interest in the Additional Airframe, and that the Mortgagee will be entitled to the benefits of Section 1110 with respect to the Additional Airframe, provided that (A) such opinion need not be delivered to the extent that the benefits of Section 1110 are not, by reason of a change in law or governmental or judicial interpretation thereof after the Closing Date, available to the Mortgagee with respect to the Additional Airframe and (B) such opinion may contain qualifications and assumptions of the tenor contained in the opinion of counsel to Owner delivered pursuant to Section 4.1.2(x) of the Note Purchase Agreement on the Closing Date and such other qualifications and assumptions as shall at the time be customary in opinions rendered in comparable circumstances, and (ii) an opinion of the Owner’s aviation law counsel reasonably satisfactory to and addressed to the Mortgagee as to the due registration of any such Additional Airframe and the due filing for recordation of the Trust Indenture Supplement with respect to such Additional Airframe under the Act or such other applicable law of the jurisdiction other than the United States in which the Additional Airframe is to be registered in accordance with Section 4.02(e) of the Trust Indenture, as the case may be, the perfection and first priority (other than with respect to any Permitted Liens) of the security interest in the Additional Airframe,

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granted to the Mortgagee under the Trust Indenture and the registration with the International Registry of the sale of such Additional Airframe to the Owner (if occurring after February 28, 2006) and the International Interest granted under the Trust Indenture Supplement with respect to such Additional Airframe; and

(e)            subject to Section 4.05(d)(iv) of the Trust Indenture (in the case of a Replacement Airframe), the Owner shall have delivered an Appraisal of such Additional Airframe to the Mortgagee pursuant to Section 2.1(b) of this Annex.

Section 4.3             Conditions to Addition of Engine or Spare Engine. The Owner’s right to add an Additional Engine (including a Replacement Engine or Substitute Engine) or an Additional Spare Engine (including a Replacement Spare Engine or Substitute Spare Engine) to the Collateral shall be subject to the fulfillment, at the Owner’s sole cost and expense, of the following conditions:

(a)            each of the following documents shall be delivered to the Mortgagee:

(i)            an executed counterpart of a Trust Indenture Supplement covering the Additional Engine or Spare Engines Security Agreement Supplement covering the Additional Spare Engine, as applicable, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the Associated Airframe or Spare Engine Aircraft is registered; and

(ii)            Financing Statements covering the security interests created by the Trust Indenture or the Spare Engines Security Agreement, as applicable (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Associated Airframe or Spare Engine Aircraft as are deemed necessary by counsel for the Mortgagee to protect the security interests of the Mortgagee in the Additional Engine or Additional Spare Engine;

(b)            the Owner shall have furnished to the Mortgagee such evidence of compliance with the insurance provisions of Section 4.06 of the Trust Indenture or Section 2.05 of the Spare Engines Security Agreement, as applicable, with respect to such Additional Engine or Additional Spare Engine as the Mortgagee shall reasonably request;

(c)            [Intentionally omitted];

(d)           the Owner shall have furnished to the Mortgagee an opinion of counsel from counsel reasonably satisfactory to the Mortgagee to the effect that (i) the applicable Security Agreement creates a valid security interest in the Owner’s interest in the Additional Engine or Additional Spare Engine and (ii) the Mortgagee will have the benefits of Section 1110 with respect to the Additional Engine or Additional Spare Engine, provided that (A) such opinion need not be delivered to the extent that the benefits of Section 1110 are not, by reason of a change in law or governmental or judicial interpretation thereof after the Closing Date, available to the Mortgagee with respect to the Additional Engine or Additional Spare Engine and (B) such opinion may contain qualifications and assumptions of the tenor contained in the opinion of counsel to Owner delivered pursuant to Section 4.1.2(x) of the Note Purchase

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Agreement on the Closing Date and such other qualifications and assumptions as shall at the time be customary in opinions rendered in comparable circumstances;

(e)            the Owner shall have furnished to the Mortgagee an opinion of the Owner’s aviation law counsel reasonably satisfactory to the Mortgagee as to the due filing for recordation of the Collateral Supplement with respect to such Additional Engine or Additional Spare Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the which the Associated Airframe or Spare Engine Aircraft is registered, the perfection and first priority (other than with respect to any Permitted Lien) of the security interest in the Additional Engine or Additional Spare Engine granted to the Mortgagee under the applicable Security Agreement, and the registration with the International Registry of the sale to the Owner of such Additional Engine or Additional Spare Engine (if occurring after February 28, 2006) and the International Interest granted under such Collateral Supplement with respect to such Additional Engine or Additional Spare Engine;

(f)            the Owner shall have caused the sale of such Additional Engine or Additional Spare Engine to the Owner (if occurring after February 28, 2006) and the International Interest granted under such Collateral Supplement in favor of the Mortgagee with respect to such Additional Engine or Additional Spare Engine each to be registered on the International Registry as a sale or an International Interest, respectively; and

(g)            subject to Section 4.05(d)(iv) of the Trust Indenture (in the case of a Replacement Engine) or Section 2.04(c)(iv) of the Spare Engines Security Agreement (in the case of a Replacement Spare Engine), the Owner shall have delivered an Appraisal of such Additional Engine or Additional Spare Engine to the Mortgagee pursuant to Section 2.1(b) of this Annex.

Section 4.4             Registration and Recordation Opinions.

(a)            Promptly after the registration of an Additional Airframe with the FAA and the recordation of the Trust Indenture Supplement or other requisite documents or instruments covering such Additional Airframe pursuant to the Act (or pursuant to the applicable laws of the jurisdiction in which such Additional Airframe is to be registered), the Owner will cause to be delivered to the Mortgagee an opinion of Owner’s (or any Permitted Lessee’s) counsel reasonably satisfactory to and addressed to the Mortgagee, as to the due registration of such Additional Airframe and the due recordation of such Trust Indenture Supplement under the Act or such other applicable law of the jurisdiction other than the United States in which the Additional Airframe is to be registered in accordance with Section 4.02(e) of the Trust Indenture, as the case may be, and the registration with the International Registry of the sale of such Additional Airframe to the Owner (if occurring after February 28, 2006) and of the International Interest granted under the Trust Indenture Supplement with respect to such Additional Aircraft.

(b)            Promptly after the recordation of the applicable Collateral Supplement or other requisite documents or instruments covering an Additional Engine or an Additional Spare Engine, as applicable, pursuant to the Act (or pursuant to the applicable laws of the jurisdiction in which the applicable Associated Airframe or Spare Engine Aircraft, is then registered), the Owner shall cause to be delivered to the Mortgagee an opinion of Owner’s (or any Permitted

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Lessee’s) counsel reasonably satisfactory to and addressed to the Mortgagee, as to the due recordation of such Collateral Supplement under the Act or such other applicable law of the jurisdiction other than the United States in which the Associated Airframe (in the case an Additional Engine) or the Spare Engine Aircraft (in the case an Additional Spare Engine), is registered, as the case may be, and the registration with the International Registry of the sale of such Additional Engine or Additional Spare Engine to the Owner (if occurring after February 28, 2006) and of the International Interest granted under the Collateral Supplement with respect to such Additional Engine or Additional Spare Engine.

Section 4.5             Conditions to Addition of Designated Locations. The Owner’s right to add a Designated Location to the Collateral shall be subject to the fulfillment, at the Owner’s sole cost and expense, of the following conditions:

(a)            the Owner shall have furnished to the Mortgagee a duly executed Location Supplement identifying each location that is to become a Designated Location and specifically subjecting the Pledged Spare Parts at such location to the Lien of the Spare Parts Security Agreement, which shall have been duly filed for recordation pursuant to the Act; and

(b)           the Owner shall have furnished to the Mortgagee an opinion of counsel, dated the date of execution of such Location Supplement, stating that such Location Supplement has been duly filed for recording in accordance with the provisions of the Act, and either: (i) no other filing or recording is required in any other place within the United States in order to perfect the Lien of the Spare Parts Security Agreement on the Pledged Spare Parts held at the Designated Locations specified in such Location Supplement under the laws of the United States, or (ii) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such opinion of counsel, as are necessary to perfect the Lien of the Spare Parts Security Agreement.

ARTICLE 5
SUBSTITUTION AND RELEASE OF COLLATERAL

Section 5.1             Release of Aircraft Collateral and Spare Engines Collateral. Subject to Section 5.3 of this Annex, at Owner’s request on any date following the first anniversary of the Closing Date (or, in the case of a Technical Impairment, on any date following the Closing Date)(any such date, a “Release Request Date”), the Lien on any Airframe, Engine or Spare Engine, or Specified Cash Collateral with respect to Aircraft Collateral or Spare Engines Collateral, will be promptly released by Mortgagee, provided, in each case, that the following conditions are satisfied or waived:

(a)            no Event of Default shall have occurred and be continuing as of the applicable Release Request Date or will occur as a result of such release;

(b)            Owner shall state in such request for release that it reasonably expects the Collateral (other than Specified Cash Collateral) to be released would not otherwise be utilized as part of its in-service fleet, that the Collateral (other than Specified Cash Collateral) to be released is of a model that has been retired by United or that United has announced will be retired or that the Collateral to be released is subject to a Technical Impairment (in which case,

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Owner shall provide a reasonably detailed explanation of the circumstances giving rise to such Technical Impairment);

(c)            except with respect to Specified Cash Collateral, Owner delivers to the Mortgagee one Appraisal from an applicable Appraiser dated a date no earlier than 90 days prior to such Release Request Date with respect to the Aggregate Appraised Value of the Collateral to be released on such date;

(d)            the Aggregate Appraised Value of the Collateral to be released on such date does not exceed, together with all other Spare Engines Collateral, Aircraft Collateral or Specified Cash Collateral released pursuant to this provision during the same Relevant Period (for the avoidance of doubt, excluding released Cure Cash Collateral allocated to any such Collateral Group, and in each applicable case based on the most recent Appraised Values), the applicable Release Threshold then in effect;

(e)            Owner delivers to the Mortgagee an Officer’s Certificate of Owner with a calculation demonstrating that, on the applicable Release Request Date, no Collateral Trigger Event exists, or after giving effect to any release being requested by Owner hereunder, will occur (as determined on a pro forma basis, and including any Additional Collateral being pledged by Owner concurrently with such release), on such Release Request Date using the Aggregate Appraised Value of all Spare Engines Collateral, Aircraft Collateral and Specified Cash Collateral to be released on such Release Request Date; and

(f)            no failure to comply with the Composition Test shall have occurred and be continuing at the time of such release (unless such release would improve compliance or otherwise not worsen any noncompliance).

For the avoidance of doubt, if an Aircraft or Spare Engine is subject to a Technical Impairment, in lieu of seeking the release of such Aircraft or Spare Engine pursuant to the foregoing release provisions, Owner may elect to treat it as having been subject to an Event of Loss.

The Mortgagee agrees to promptly provide any documents or releases reasonably requested by Owner to evidence a release pursuant to this Section 5.1.

Section 5.2             Release of Cure Cash Collateral. If, on any date of determination, Cure Cash Collateral is held by the Mortgagee and the amount of such Cure Cash Collateral exceeds the amount necessary for avoiding a Collateral Trigger Event for the Collateral Group to which such Cure Cash Collateral is then allocated (in each case determined on a pro forma basis as of such date), upon request by Owner, the Mortgagee will promptly release from the Lien of the Trust Indenture all such (or all such excess) Cure Cash Collateral and deliver it to Owner; provided that the following conditions are satisfied or waived:

(a)            no Event of Default shall have occurred and be continuing as of such date or will occur as a result of such release;

(b)            Owner delivers to the Mortgagee an Officer’s Certificate of Owner with a calculation demonstrating that, on the applicable release date, no Collateral Trigger Event exists, or after giving effect to any release being requested by Owner hereunder, will occur (as

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determined on a pro forma basis, and including any Additional Collateral being pledged by Owner concurrently with such release); and

(c)            no failure to comply with the Composition Test shall have occurred and be continuing at the time of such release (unless such release would improve compliance or otherwise not worsen any noncompliance).

The Mortgagee agrees to promptly provide any documents or releases reasonably requested by Owner to evidence a release pursuant to this Section 5.2.

Section 5.3             Release of Tier II Aircraft Collateral.

(a)            If, on any date of determination, the Debt Balance with respect to the Tier II Aircraft Collateral is zero, upon request by Owner, the Mortgagee will promptly release from the Lien of the Trust Indenture all of the Tier II Aircraft Collateral; provided that the following conditions are satisfied or waived:

(i)             no Event of Default shall have occurred and be continuing as of such date or will occur as a result of such release;

(ii)            Owner delivers to the Mortgagee an Officer’s Certificate of Owner with a calculation demonstrating that, on the applicable release date, no Collateral Trigger Event exists or after giving effect to any release being requested by Owner hereunder, will occur (as determined on a pro forma basis, and including any Additional Collateral being pledged by Owner, and any redesignation pursuant to clause (b) below, concurrently with such release); and

(iii)           no failure to comply with the Composition Test shall have occurred and be continuing at the time of such release (unless such release would improve compliance or otherwise not worsen any noncompliance).

(b)            Any Aircraft Collateral partially allocated to both the Tier I Aircraft Collateral and the Tier II Aircraft Collateral shall thereafter automatically fully constitute Tier I Aircraft Collateral for all purposes under the Operative Documents.

The Mortgagee agrees to promptly provide any documents or releases reasonably requested by Owner to evidence a release pursuant to this Section 5.3.

Section 5.4          Release of Spare Parts Collateral.

(a)            The Ineligible Spare Parts reflected on the most recent Parts Inventory Report shall be automatically (and without further action) released from the Lien of the Spare Parts Security Agreement upon delivery of a Collateral Test Certificate demonstrating that a Collateral Trigger Event has not occurred, or an existing Collateral Trigger Event has been cured, and, thereafter, such Ineligible Spare Parts shall no longer constitute Spare Parts Collateral for any purpose under the Operative Agreements.

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(b)            At Owner’s request on any date, any Designated Location will be promptly released from the Lien under the Spare Parts Security Agreement, provided, that such Designated Location does not contain any Pledged Spare Parts (including as a result of a substantially concurrent disposition or transfer of any Pledged Spare Parts located therein that is permitted by Section 2.03 of the Spare Parts Security Agreement).

(c)            At Owner’s request on any date, the Mortgagee will promptly release from the Lien of the Trust Indenture any Specified Cash Collateral corresponding to Pledged Spare Parts and deliver it to Owner; provided that Owner has delivered to the Mortgagee an Officer’s Certificate of Owner with calculations demonstrating that as of such date no Collateral Trigger Event exists, or after giving effect to the release of such Specified Cash Collateral, will occur, as determined on a pro forma basis on the basis of the most recent Appraisal.

The Mortgagee agrees to promptly provide any documents or releases reasonably requested by Owner to evidence a release pursuant to this Section 5.4.

Section 5.5             Substitution of Aircraft Collateral and Spare Engines Collateral. Owner shall have the right at its option at any time to substitute (a) Substitute Engines for Engines in accordance with Section 4.04(e) of the Trust Indenture, (b) Substitute Airframes for Airframes in accordance with Section 4.04(f) of the Trust Indenture or (c) Substitute Spare Engines for Spare Engines in accordance with Section 2.03(e) of the Spare Engines Security Agreement, and the Mortgagee agrees to promptly provide any documents or releases reasonably requested by Owner to evidence a release, or the addition of any substitute Collateral, pursuant to this Section 5.5.

For the avoidance of doubt, nothing contained in this Article 5 (or any provision of a Security Agreement referenced herein) shall prohibit (and this Article 5, including any conditions contained therein, shall not apply to, and, if applicable, the Release Threshold shall not be reduced by) (i) any replacement or substitution of Engines, Spare Engines or other Parts on an Aircraft or Spare Engine Aircraft if such substitution is permitted or required under the applicable Security Agreement without reference to this Article 5 or (ii) any release, replacement or substitution of Pledged Spare Parts permitted under the Spare Parts Security Agreement, including, in each case, for the avoidance of doubt, any such release or replacement in connection with an Event of Loss.

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APPENDIX I TO
ANNEX C – COLLATERAL MAINTENANCE
TRUST INDENTURE 2020-1 EETC

Execution Copy

Form of Collateral Test Certificate

[Address to Mortgagee]

Ladies and Gentlemen:

We refer to the Collateral Maintenance Annex (the “Collateral Maintenance Annex”) attached as Annex C to the Trust Indenture and Mortgage, dated as of October 28, 2020 (the “Trust Indenture”), between UNITED AIRLINES, INC., a Delaware corporation (“Owner”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee thereunder (together, with its successors and permitted assigns, “Mortgagee”). Terms defined in the Trust Indenture and used herein have such respective defined meanings.

The undersigned hereby certifies that [he/she] is the [____]1 (the “Officer”) of Owner, and that, as such, [he/she] is authorized to execute this Collateral Test Certificate being delivered by Owner on [●], 20[●] pursuant to Section [2.2]2 / [3.1(b)]3 of the Collateral Maintenance Annex. On behalf of Owner, solely in [his/her] capacity as the [___] of Owner, the Officer further certifies that:

1.	Relevant Collateral Test Date; Appraisals: This Collateral Test Certificate makes reference to the Collateral Test Date occurring on [May 15] / [November 15], 202[_] (the “Relevant Collateral Test Date”), and the calculations below are made (if applicable, on a pro forma basis in accordance with the terms of the Trust Indenture) on and as of the date hereof by reference to such Relevant Collateral Test Date and the Appraisals (and Maintenance Reports, if any) described on Schedule 1 hereto.

2.	Collateral Trigger Event: As further calculated below, [no Collateral Trigger Event has occurred and is continuing with respect to the Relevant Collateral Test Date]4 / [a Collateral Trigger Event has occurred and is continuing with respect to the Relevant Collateral Test Date for the following Collateral Groups: [list applicable Collateral Groups]][5].

[1]	Certificate must be delivered by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of Owner.
[2]	Include for initial Collateral Test Certificate delivered for the Relevant Collateral Test Date.
[3]	Include for Collateral Test Certificate delivered in connection with a Collateral Trigger Event which has been cured pursuant to Section 3.1 of the Collateral Maintenance Annex.
[4]	Include if no Collateral Trigger Event then exists (including as a result of a cure thereof pursuant to Section 3.1 of the Collateral Maintenance Annex).
[5]	Include if a Collateral Trigger Event then exists with respect to one or more Collateral Groups.

3.	Certain Allocations

a.	Cure Cash Collateral

i.	Cure Cash Collateral allocated to Spares Collateral:	$	[_______]

ii.	Cure Cash Collateral allocated to Tier I Aircraft Collateral:	$	[_______]

iii.	Cure Cash Collateral allocated to Tier II Aircraft Collateral:	$	[_______]

iv.	Total Cure Cash Collateral: (i + ii + iii)	$	[_______]

b.	[Intentionally Omitted]6 / [Partial Redemptions pursuant to Section 3.1(a)(iii) of the Collateral Maintenance Annex and Section 2.11(c) of the Trust Indenture

i.	Redemption amount allocated to Debt Balance of Spares Collateral:	$	[_______]

ii.	Redemption amount allocated to Debt Balance of Tier I Aircraft Collateral:	$	[_______]

iii.	Redemption amount allocated to Debt Balance of Tier II Aircraft Collateral:	$	[_______]

iv.	Total Partial Redemption Amount: (i + ii + iii)][7]	$	[_______]

4.	Spares Collateral

a.	Adjusted Debt Balance

i.	Debt Balance of Spare Engines Collateral:	$	[_______]

[6]	Include for initial Collateral Test Certificate delivered for the Relevant Collateral Test Date.

[7]	Include for Collateral Test Certificate delivered in connection with a Collateral Trigger Event which has been cured pursuant to Section 3.1 of the Collateral Maintenance Annex, if a partial redemption was made for such cure.

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ii.	Debt Balance of Spare Parts Collateral:	$	[_______]

iii.	Specified Cash Collateral of Spare Engines Collateral:	$	[_______]

iv.	Specified Cash Collateral of Spare Parts Collateral:	$	[_______]

v.	Cure Cash Collateral allocated to Spares Collateral:	$	[_______]

vi.	Adjusted Debt Balance of Spares Collateral: ((i + ii) – (iii + iv + v))	$	[_______]

b.	LTV Ratio

i.	Adjusted Debt Balance of Spares Collateral:	$	[_______]

ii.	Aggregate Appraised Value of Spare Parts Collateral[89]:	$	[_______]

iii.	Aggregate Appraised Value of Spare Engines Collateral:	$	[_______]

iv.	LTV Ratio of Spares Collateral: (i ÷ (ii + iii))		[_______]	%

v.	Maximum LTV Threshold of Spares Collateral:		[_______]	%

5.	Tier I Aircraft Collateral

a.	Adjusted Debt Balance

i.	Debt Balance of Tier I Aircraft Collateral:	$	[_______]

[8]	No more than 25% of the Aggregate Appraised Value of the Spare Parts Collateral may be attributable to Expendables.

[9]	Ineligible Spare Parts are deemed to have an Appraised Value of zero.

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ii.	Specified Cash Collateral of Tier I Aircraft Collateral:	$	[_______]

iii.	Cure Cash Collateral allocated to Tier I Aircraft Collateral:	$	[_______]

iv.	Adjusted Debt Balance of Tier I Aircraft Collateral: (i – (ii + iii))	$	[_______]

b.	LTV Ratio

i.	Adjusted Debt Balance of Tier I Aircraft Collateral:	$	[_______]

ii.	Aggregate Appraised Value of Tier I Aircraft Collateral:	$	[_______]	[10]

iii.	LTV Ratio of Tier I Aircraft Collateral: (i ÷ ii)		[_______]	%

iv.	Maximum LTV Threshold of Tier I Aircraft Collateral:		[_______]	%

6.	Tier II Aircraft Collateral

a.	Adjusted Debt Balance

i.	Debt Balance of Tier II Aircraft Collateral:	$	[_______]

ii.	Specified Cash Collateral of Tier II Aircraft Collateral:	$	[_______]

iii.	Cure Cash Collateral allocated to Tier II Aircraft Collateral:	$	[_______]

[10]	[Include following note if the Appraised Value of one or more Tier I Aircraft pledged as Additional Collateral has been allocated between the Tier I Aircraft Collateral and the Tier II Aircraft Collateral pursuant to clause (iii) of the definition of Collateral Trigger Event:] [_]% of the Aircraft comprised of [describe Airframes and Engines] has been allocated to Tier I Aircraft Collateral.

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iv.	Adjusted Debt Balance of Tier II Aircraft Collateral: (i – (ii + iii))	$	[_______]

b.	LTV Ratio

i.	Adjusted Debt Balance of Tier II Aircraft Collateral:	$	[_______]

ii.	Aggregate Appraised Value of Tier II Aircraft Collateral:	$	[_______]	[11]

iii.	LTV Ratio of Tier II Aircraft Collateral: (i ÷ ii)		[_______]	%

iv.	Maximum LTV Threshold of Tier II Aircraft Collateral:		[_______]	%

Very truly yours,

UNITED AIRLINES, INC.

By:
Name:
Title:

[11]	[Include following note if the Appraised Value of one or more Tier I Aircraft pledged as Additional Collateral has been allocated between the Tier I Aircraft Collateral and the Tier II Aircraft Collateral pursuant to clause (iii) of the definition of Collateral Trigger Event:] [_]% of the Aircraft comprised of [describe Airframes and Engines] has been allocated to Tier II Aircraft Collateral.

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Schedule I to Collateral Test Certificate

a.	Aircraft Collateral Appraisal(s):

[describe Aircraft Appraisal(s) and Maintenance Reports, if any]

b.	Spare Engines Collateral Appraisal(s):

[describe Spare Engines Appraisal(s) and Maintenance Reports, if any]

c.	Spare Parts Collateral Appraisal(s):

[describe Spare Parts Appraisal(s)]

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EXHIBIT A
TO
TRUST INDENTURE AND MORTGAGE

TRUST INDENTURE AND MORTGAGE SUPPLEMENT

This TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO. __, dated [______________ ___, ____] (herein called this “Trust Indenture Supplement”) of UNITED AIRLINES, INC., as Owner (the “Owner”).

W I T N E S S E T H:

WHEREAS, the Trust Indenture and Mortgage, dated as of October 28, 2020 (as amended and supplemented, the “Trust Indenture”), between the Owner and Wilmington Trust, National Association, as Mortgagee (the “Mortgagee”), provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Mortgagee; and

WHEREAS, the Owner wishes to subject [each of] the [Airframes and Engines]3 described in Exhibit 1 hereto to the security interest created by the Trust Indenture by execution and delivery of this Trust Indenture Supplement, and a counterpart of the Trust Indenture [is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA, as one document][has been recorded pursuant to the Act by the FAA at Oklahoma City, Oklahoma, on [__] and assigned Conveyance No. [__]];;

NOW, THEREFORE, this Trust Indenture Supplement Witnesseth, that to secure the payment and performance of the Secured Obligations from time to time outstanding and to secure the performance, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, the Note Holders and each of the Indenture Indemnitees, a first priority security interest in, and an International Interest in and mortgage lien on, all right, title and interest of the Owner in, to and under the following described property:

[(1)      The Airframes as further described on Exhibit 1 hereto, in each case together with any and all Parts of whatever nature, which are from time to time included within the definitions of “Airframe”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to each such Airframe (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and all Airframe Documents relating to each such Airframe;

3.	Revise as appropriate to reflect what is listed on Exhibit 1.

(2)          The Engines as further described on Exhibit 1 hereto, in each case together with any and all Parts of whatever nature, which are from time to time included within the definition of “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to each such Engine (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and all Engine Documents relating to each such Engine.]4

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

AND, FURTHER, the Owner hereby acknowledges that each Aircraft referred to in this Trust Indenture Supplement has been delivered to the Owner and is included in the property of the Owner subject to the pledge and mortgage thereof under the Trust Indenture.

*   *   *

IN WITNESS WHEREOF, the Owner has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

UNITED AIRLINES, INC.

By:
Name:
Title:

4.	Revise as appropriate to reflect what is listed on Exhibit 1.

EXHIBIT 1
TO
TRUST INDENTURE SUPPLEMENT NO. [  ]

The Airframes:5

Manufacturer	Model	FAA Registration Number	Manufacturer’s Serial Number

The Engines:6

Manufacturer	Manufacturer’s Model	Serial Number

5.	Eliminate if no Airframes are listed

6.	Eliminate if no Engines are listed

EXHIBIT B

TO

TRUST INDENTURE AND MORTGAGE

SPARE ENGINES SECURITY AGREEMENT

Dated as of October 28, 2020

Between

UNITED AIRLINES, INC.,

the Owner,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

not in its individual capacity,

except as expressly stated herein,

but solely as Mortgagee,

the Mortgagee

ANNEX A	Insurance

EXHIBIT A	Form of Spare Engines Security Agreement Supplement

SPARE ENGINES SECURITY AGREEMENT

This SPARE ENGINES SECURITY AGREEMENT, dated as of October 28, 2020 (this “Agreement”), between UNITED AIRLINES, INC., a Delaware corporation (“Owner”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (together, with its successors and permitted assigns hereunder, the “Mortgagee”).

W I T N E S S E T H

WHEREAS, the Owner and the Mortgagee are parties to the Trust Indenture and Mortgage, dated as of October 28, 2020 (the “Trust Indenture”), which, among other things, provides for the Owner to issue the Equipment Notes to the Note Holders;

WHEREAS, the parties hereto desire by this Agreement to provide for the assignment, mortgage and pledge by the Owner to the Mortgagee of all of the Owner’s right, title and interest in and to the Spare Engines and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnitees; and

WHEREAS, all things necessary to make this Agreement the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

GRANTING CLAUSE

NOW, THEREFORE, THIS AGREEMENT WITNESSETH, that, in order to secure the payment and the performance of the Secured Obligations from time to time outstanding and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein, in the Trust Indenture, the Equipment Notes and each of the other Operative Agreements for the benefit of the Note Holders and each Indenture Indemnitee, and in consideration of the premises and of the covenants contained herein, the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, each of the Note Holders and the Indenture Indemnitees, a first priority security interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Agreement by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Spare Engines Collateral”; provided that, without limiting the Granting Clause below, Cash Collateral shall not constitute Spare Engines Collateral), to wit:

(1)            Each Spare Engine, each of which Spare Engines is a jet propulsion aircraft engine with at least 1750 lbs. of thrust or its equivalent (such Spare Engines being more particularly described in each applicable Spare Engines Security Agreement Supplement executed and delivered by the Owner as provided herein) as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and whether or not any such Spare Engine shall be installed in or attached to an airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definition of “Spare Engines”, whether now owned by the Owner or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Spare Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Spare Engine Documents;

(2)            Any continuing rights of the Owner (to the extent the Owner may assign or otherwise grant a Lien on them without the consent of any other Person) in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to any Spare Engine (reserving to the Owner, however, all of the Owner’s other rights and interest in and to such warranty, indemnity or agreement) together with all rights, powers, privileges, options and other benefits of the Owner thereunder (subject to such reservation) with respect to such Spare Engine, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder (subject to such reservation);

(3)            To the extent not constituting Cash Collateral, all proceeds with respect to the requisition of title to or use of any Spare Engine by any Government Entity or from the sale or other disposition of all or any portion of the Spare Engines Collateral, and all insurance proceeds with respect to any Spare Engine, but excluding any insurance maintained by the Owner and not required under Section 2.05;

(4)            To the extent not constituting Cash Collateral, all rents, revenues and other proceeds collected by the Mortgagee pursuant to Section 5.03(b) of the Trust Indenture and corresponding to any Spare Engine or part thereof and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Agreement or the Trust Indenture held or required to be held by the Mortgagee hereunder with respect to any Spare Engine or part thereof; and

(5)            All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner’s right hereunder to quiet enjoyment of the Spare Engines, and to possess, use, retain and control the Spare Engines and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of

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the Mortgagee, with respect to the Pledged Spare Engines Agreements, to exercise in the Owner’s name all rights and powers of the Owner under the Pledged Spare Engines Agreements (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Pledged Spare Engines Agreements; and provided, further, that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of any Pledged Spare Engines Agreement which would increase the obligations of the Owner thereunder.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 of the Trust Indenture, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (5) inclusive above, subject to the terms and provisions set forth in this Agreement.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under each Pledged Spare Engines Agreement to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee, the Note Holders and the Indenture Indemnitees shall have no obligation or liability under any Pledged Spare Engines Agreement by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Pledged Spare Engines Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Pledged Spare Engines Agreements, and all other property which now or hereafter constitutes part of the Spare Engines Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided, that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without

3

limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests, International Interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

Article I

DEFINITIONS

Capitalized terms used but not defined in this Agreement shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.

Article II

COVENANTS

SECTION 2.01.      Liens.

The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Spare Engine, title to any of the foregoing or any interest of Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.

SECTION 2.02.      Possession, Operation and Use, Maintenance and Markings.

(a)            General. Except as otherwise expressly provided herein, the Owner shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize any Spare Engine or Part in any lawful manner or place in accordance with the Owner’s business judgment.

(b)            Possession. The Owner, without the prior consent of Mortgagee, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of any Spare Engine or install any Spare Engine, or permit any Spare Engine to be installed, on any airframe other than an Airframe; except that the Owner may, without such prior written consent of Mortgagee:

(i)            Subject or permit any Permitted Lessee to subject any Spare Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial airline industry and entered into by Owner or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if Owner’s title to any such Spare Engine is divested under any such agreement or arrangement, then such Spare Engine shall be deemed to have suffered a Spare Engine Event of Loss as of the

4

date of such divestiture, and Owner shall comply with Section 2.04(a) of this Agreement in respect thereof;

(ii)            Deliver or permit any Permitted Lessee to deliver possession of any Spare Engine or Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on such Spare Engine or Part, or, to the extent required or permitted by Section 2.03, for alterations or modifications in or additions to any Spare Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

(iii)            Install or permit any Permitted Lessee to install a Spare Engine on an airframe owned by Owner or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to such Spare Engine, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 2.02(b)(i);

(iv)            Install or permit any Permitted Lessee to install a Spare Engine on an airframe leased to Owner or such Permitted Lessee, or owned by Owner or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) Owner or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Spare Engine by reason of such Spare Engine being installed on such airframe at any time while such Spare Engine is subject to the Lien of this Agreement;

(v)            Install or permit any Permitted Lessee to install a Spare Engine on an airframe owned by Owner or such Permitted Lessee, leased to Owner or such Permitted Lessee, or owned by Owner or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed a Spare Engine Event of Loss with respect to such Spare Engine, and Owner shall comply with Section 2.04(a) of this Agreement in respect thereof;

(vi)            Transfer or permit any Permitted Lessee to transfer possession of any Spare Engine to the U.S. Government, in which event Owner shall promptly notify Mortgagee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

5

(vii)            Enter into a charter or Wet Lease or other similar arrangement with respect to any Spare Engine Aircraft on which any Spare Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Owner’s obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

(viii)            So long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to any Spare Engine to any Permitted Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) Owner shall have furnished Mortgagee a favorable opinion of counsel, reasonably satisfactory to Mortgagee, in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (w) it is not necessary for Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) Mortgagee’s Lien in respect of such Spare Engine will be recognized in such jurisdiction, (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to such Spare Engines in the event of the requisition by such government of such title (unless Owner shall provide insurance in the amounts required with respect to hull insurance under this Agreement covering the requisition of title to such Spare Engine by the government of such jurisdiction so long as such Spare Engine is subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Agreement is enforceable against such Permitted Air Carrier under applicable law;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by any of clauses (i) through (viii) of this Section 2.02(b) (other than by a transfer of a Spare Engine which is deemed a Spare Engine Event of Loss) shall be subject and subordinate to all the terms of this Agreement, (2) Owner shall remain primarily liable for the performance of all of the terms of this Agreement and all the terms and conditions of this Agreement and the other Operative Agreements shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 2.02(b) shall permit any action not permitted to Owner hereunder.

In the case of any lease permitted under this Section 2.02(b), Owner will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Agreement, including the rights of the Mortgagee to avoid such lease in the exercise of its rights to repossession of any Spare Engine hereunder; (u) require the Permitted Lessee to comply with the terms of Section 2.05 of this Agreement; and (v) require that any Spare Engine subject thereto be used in accordance with the limitations applicable to Owner’s possession and use provided in this Agreement. No lease permitted under this Section 2.02(b)

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shall be entered into unless (w) Owner shall provide written notice to Mortgagee (such notice in the event of a lease to a U.S. Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, 10 days in advance of entering into such lease; provided that such prior written notice shall not be required under this clause (w) in connection with a lease entered into or in effect on or prior to the date such Spare Engine becomes subject to this Agreement); (x) Owner shall furnish to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required by Section 2.05 remains in effect (subject to such exclusions and exceptions, as is standard for air carriers flying similar engines, on routes comparable to those flown by the applicable Spare Engine); (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest and International Interest (subject to Permitted Liens) of Mortgagee in the Spare Engine subject to such lease; and (z) Owner shall reimburse Mortgagee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Mortgagee in connection with any such lease. Except as otherwise provided herein and without in any way relieving Owner from its primary obligation for the performance of its obligations under this Agreement, Owner may in its sole discretion permit a lessee to exercise any or all rights which Owner would be entitled to exercise under Sections 2.02 and 2.03, and may cause a lessee to perform any or all of Owner’s obligations under Article II, and the Mortgagee agrees to accept actual and full performance thereof by a lessee in lieu of performance by Owner.

(c)            Operation and Use. So long as a Spare Engine is subject to the Lien of this Agreement, the Owner shall not operate, use or locate such Spare Engine, or allow such Spare Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 2.05, except in the case of a requisition by the U.S. Government where the Owner obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 2.05 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 2.05 by war risk insurance, or in either case unless such Spare Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as Owner (or a Permitted Lessee, as the case may be) diligently and in good faith proceeds to remove such Spare Engine from such area. So long as a Spare Engine is subject to the Lien of this Agreement, the Owner shall not permit such Spare Engine to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Spare Engine or (y) in violation of any airworthiness certificate license or registration of any Government Entity relating to such Spare Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by Owner or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of such Spare Engine, any material risk of criminal liability or material civil penalty against the Mortgagee or impair the Mortgagee’s security interest or International Interest in such Spare Engine.

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(d)            Maintenance and Repair. So long as a Spare Engine is subject to the Lien of this Agreement, the Owner shall cause such Spare Engine to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by or substantially equivalent to those required by the FAA, the EASA or the central aviation authority of Canada or Japan for such Spare Engine, so as to keep such Spare Engine in good operating condition, except during (x) periods of storage or (y) maintenance and modification permitted hereunder; and (ii) except during periods when a Permitted Lease with respect to such Spare Engine is in effect, the same standards as the Owner uses with respect to similar engines in its fleet operated by the Owner in similar circumstances and, during any period in which a Permitted Lease with respect to such Spare Engine is in effect, the same standards used by the Permitted Lessee with respect to similar engines in its fleet and operated by the Permitted Lessee in similar circumstances (it being understood that this clause (ii) shall not limit the Owner’s obligations under the preceding clause (i)). The Owner further agrees that each Spare Engine will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of such Spare Engine and in compliance with each applicable airworthiness certificate license and registration relating to such Spare Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Owner or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of such Spare Engine or the interest of the Mortgagee therein, or any material risk of criminal liability or material civil penalty against the Mortgagee. The Owner shall maintain or cause to be maintained the Spare Engine Documents in the English language.

(e)            Certain Filings. Unless this Agreement has been discharged, Owner shall also cause this Agreement to be duly recorded and at all times maintained of record as first priority perfected mortgage (subject to Permitted Liens) on each Spare Engine (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Mortgagee to execute and deliver any necessary documents). Unless the Lien of this Agreement has been discharged, Owner shall cause the International Interest granted under this Agreement in favor of the Mortgagee in each Spare Engine to be registered on the International Registry as an International Interest on such Spare Engine, subject to the Mortgagee providing its consent to the International Registry with respect thereto.

(f)            Markings. If permitted by applicable Law, on or reasonably promptly after the Applicable Date with respect to a Spare Engine, Owner will cause to be affixed to each Spare Engine, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of Wilmington Trust, National Association, not in its individual capacity but solely as Mortgagee.” Such placards may be removed temporarily, if necessary, in the course of maintenance of the Spare Engines. If any such placard is damaged or becomes illegible, Owner shall promptly replace it with a placard complying with the requirements of this Section.

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SECTION 2.03.      Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution Rights.

(a)            Replacement of Parts. Except as otherwise provided herein, so long as a Spare Engine is subject to the Lien of this Agreement, the Owner, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to such Spare Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Owner may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Owner, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 2.03(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good an operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).

(b)            Parts. Except as otherwise provided herein, any Part at any time removed from a Spare Engine shall remain subject to the Lien of this Agreement, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Spare Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to such Spare Engine as provided in Section 2.03(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Mortgagee and shall no longer be deemed a Part hereunder, and (ii) such replacement part shall become a Part subject to this Agreement and be deemed part of such Spare Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Spare Engine.

(c)            Pooling of Parts. Any Part removed from a Spare Engine may be subjected by the Owner or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of the Owner or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Spare Engine in accordance with Sections 2.03(a) and 2.03(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to a Spare Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Owner or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement Part to become subject to the Lien of this Agreement, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement Part by incorporating or installing in or attaching to such Spare Engine a further replacement part owned by the Owner free and clear of all Liens

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except Permitted Liens and which shall become subject to the Lien of this Agreement in accordance with Section 2.03(b).

(d)            Alterations, Modifications and Additions. The Owner shall, or shall cause a Permitted Lessee to, make (or cause to be made) any Mandatory Modification in respect of any Spare Engine; provided, however, that the Owner or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect Mortgagee’s interest in such Spare Engine, does not impair the Mortgagee’s security interest or International Interest in such Spare Engine and does not involve any material risk of sale, forfeiture or loss of such Spare Engine or the interest of Mortgagee therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on the Mortgagee or the holder of any Equipment Note. In addition, the Owner, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made an Optional Modification to any Spare Engine; provided, however, that no such Optional Modification shall materially diminish the fair market value, utility, or useful life of such Spare Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming such Spare Engine was in the condition required by this Agreement immediately prior to such Optional Modification). All Parts incorporated or installed in or attached to any Spare Engine as the result of any alteration, modification or addition effected by the Owner shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Agreement; provided that the Owner or any Permitted Lessee may, at any time so long as any Spare Engine is subject to the Lien of this Agreement, remove any such Part (such Part being referred to herein as a “Removable Spare Engine Part”) from such Spare Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Spare Engine at the time of original delivery thereof by the Manufacturer or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Spare Engine pursuant to the terms of Section 2.02(d) or the first sentence of this Section 2.03(d) and (iii) such Part can be removed from such Spare Engine without materially diminishing the fair market value, utility or remaining useful life which such Spare Engine would have had at the time of removal had such removal not been effected by the Owner, assuming such Spare Engine was otherwise maintained in the condition required by this Agreement and such Removable Spare Engine Part had not been incorporated or installed in or attached to such Spare Engine. Upon the removal by the Owner of any such Part as above provided in this Section 2.03(d), title thereto shall, without further act, be free and clear of all rights of the Mortgagee and such Part shall no longer be deemed a Part hereunder. Removable Spare Engine Parts may be leased from or financed by third parties other than Mortgagee.

(e)            Substitution of Spare Engines. Owner shall have the right at its option at any time, on at least five Business Days’ prior written notice to the Mortgagee, to substitute one or more Substitute Spare Engines, free and clear of all Liens (other than Permitted Liens), for one or more Spare Engines, in each case, so long as:

(i) no Event of Default shall have occurred and be continuing at the time of substitution;

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(ii) each Substitute Spare Engine may be the same or a different model and manufactured by the same or a different manufacturer than the Spare Engine(s) being replaced by such Substitute Spare Engine; provided that such Substitute Spare Engine may not be a model that has been fully retired or has been announced for such retirement by the Owner and shall not be of a type that is associated exclusively with one or more aircraft models that would not satisfy the type certification condition in Section 4.2(c) of the Collateral Maintenance Annex;

(iii) such Substitute Spare Engine shall have an Appraised Value (or such Substitute Spare Engines collectively shall have an Aggregate Appraised Value) that is at least equal to 110% of the Appraised Value of the Spare Engine (or the Aggregate Appraised Value of the Spare Engines) being replaced; and

(iv) no failure to comply with a Composition Test shall have occurred and be continuing at the time of substitution (unless such substitution would improve compliance, or otherwise not worsen any noncompliance, with such Composition Test).

Prior to or at the time of any substitution under this Section 2.03(e), the Owner shall cause the Substitute Spare Engine(s) to be subject to the Lien of this Agreement free and clear of Liens (other than Permitted Liens), and, in connection therewith, satisfy the conditions set forth in Section 4.3 of the Collateral Maintenance Annex, in addition to the other conditions contained in this Section 2.03(e).

For all purposes hereof, upon the attachment of the Lien of this Agreement thereto, a Substitute Spare Engine shall become part of the Spare Engines Collateral and shall be deemed a “Spare Engine” as defined herein. Upon compliance with the conditions set forth in this Section 2.03(e) above, the Mortgagee shall execute and deliver to Owner an appropriate instrument releasing the replaced Spare Engine(s) and all proceeds (including, without limitation, requisition proceeds and insurance proceeds, if any) with respect to the replaced Spare Engine(s), and all rights relating to the foregoing, from the Lien of this Agreement, and will take such actions as may be required to be taken by the Mortgagee to discharge any International Interest of the Mortgagee registered with the International Registry in relation to such replaced Spare Engine(s).

SECTION 2.04.      Loss, Destruction or Requisition

(a)            Spare Engine Event of Loss. Upon the occurrence of a Spare Engine Event of Loss, Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Spare Engine Event of Loss. The Owner shall, within 45 days after such occurrence, give the Mortgagee written notice of Owner’s election to either replace such Spare Engine as provided under Section 2.04(a)(i) or to make payment or deposit in respect of such Spare Engine Event of Loss as provided under Section 2.04(a)(ii) (it being agreed that if Owner shall not have given the Mortgagee such notice of such election within the above specified time period, the Owner shall be deemed to have elected to make payment or deposit in respect of such Spare Engine Event of Loss as provided under 2.04(a)(ii)):

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(i)            if Owner elects to replace such Spare Engine, Owner shall, subject to the satisfaction of the conditions contained in Section 2.04(c), as promptly as possible and in any event within 90 days after the occurrence of such Spare Engine Event of Loss, cause to be subjected to the Lien of this Agreement, in replacement of such Spare Engine with respect to which the Spare Engine Event of Loss occurred, a Replacement Spare Engine, such Replacement Spare Engine to be free and clear of all Liens except Permitted Liens and to have a value and utility (without regard to hours or cycles) at least equal to the replaced Spare Engine (assuming that such replaced Spare Engine had been maintained in accordance with this Agreement); provided that if the Owner shall not perform its obligation to effect such replacement under this clause (i) during the 90-day period of time provided herein, it shall pay or deposit the amounts required to be paid or deposited pursuant to and within the time frame specified in clause (ii) below; or

(ii)            if Owner elects to make a payment or a deposit in respect of such Spare Engine Event of Loss of such Spare Engine, Owner shall either, at its election, (x) make a payment to the Mortgagee for purposes of redeeming Equipment Notes in accordance with Section 2.10 of the Trust Indenture or (y) if the Loss Proceeds Balance is less than $50,000,000, deposit cash or Cash Equivalents in an Eligible Account as Cash Collateral constituting Loss Proceeds with respect to Spare Engines Collateral, in each case, in an aggregate principal amount equal to the Allocable Amount of such replaced Spare Engine on a date on or before the Business Day next following the earlier of (A) the 90th day following the date of the occurrence of such Spare Engine Event of Loss, and (B) the fourth Business Day following the receipt of insurance proceeds with respect to such Spare Engine Event of Loss (but in any event not earlier than the date of Owner’s election under Section 2.04(a) to make payment or deposit under this Section 2.04(a)(ii)); and upon such payment or deposit, the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Agreement such Spare Engine, by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

(b)            Effect of Replacement. Should the Owner have provided a Replacement Spare Engine as provided for in Section 2.04(a)(i), (i) the Lien of this Agreement shall continue with respect to such Replacement Spare Engine as though no Spare Engine Event of Loss had occurred; (ii) the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Agreement the replaced Spare Engine by executing and delivering to the Owner such documents and instruments as the Owner may reasonably request to evidence such release; and (iii) in the case of a replacement upon a Spare Engine Event of Loss, the Mortgagee shall assign to the Owner all claims the Mortgagee may have against any other Person arising from the Spare Engine Event of Loss and the Owner shall receive all insurance proceeds (other than those reserved to others under Section 2.05(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Spare Engine, as provided in Section 2.04(d).

(c)            Conditions to Spare Engine Replacement. The Owner’s right to substitute a Replacement Spare Engine, as provided in Section 2.04(a)(i), shall be subject to the

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fulfillment, at the Owner’s sole cost and expense, in addition to the conditions contained in such Section 2.04(a)(i) of the following conditions precedent:

(i)            on the date when the Replacement Spare Engine is subjected to the Lien of this Agreement, the Owner shall have satisfied the conditions set forth in Section 4.3 of the Collateral Maintenance Annex with respect to such Replacement Spare Engine.

(ii)            any Replacement Spare Engine shall be of the same model as the Spare Engine that it replaces, or a comparable or improved model, manufactured by the Manufacturer of the Spare Engine being replaced or another manufacturer, and such Replacement Spare Engine shall have a value and utility (without regard to hours or cycles) at least equal to, and be in as good operating condition and repair as, the Spare Engine replaced (assuming such Spare Engine had been maintained in accordance with this Agreement);

(iii)            on the date when the Replacement Spare Engine is subjected to the Lien of this Agreement, the Owner shall cause the Replacement Spare Engine to be subject to the Lien of this Agreement free and clear of Liens (other than Permitted Liens);

(iv)            the Owner shall have furnished to the Mortgagee a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that the Replacement Spare Engine has a value and utility (without regard to hours and cycles) at least equal to the Spare Engine so replaced (assuming that such Spare Engine had been maintained in accordance with this Agreement), and such certificate shall be deemed to satisfy any Appraisal requirement in connection with such Replacement Spare Engine so becoming Collateral in connection with such substitution; provided, that, until an Appraisal is obtained for such Replacement Spare Engines, it shall be deemed to have the same Appraised Value as the Spare Engine replaced thereby).

(d)            Non-Insurance Payments Received on Account of a Spare Engine Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting a Spare Engine Event of Loss (the application of which is provided for in Annex A), received at any time by Mortgagee or Owner from any Government Entity or any other Person in respect of any Spare Engine Event of Loss will be applied as follows:

(i)            Upon compliance by Owner with the applicable terms of Section 2.04(c) with respect to the Spare Engine Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

(ii)            If such amounts are received, in whole or in part, with respect to a Spare Engine, and Owner makes, has made or is deemed to have made the election set forth in Section 2.04(a)(ii) such amounts shall be applied as follows:

first, if the sum described in Section 2.04(a)(ii) has not then been paid or deposited in full by Owner, such amounts shall be delivered to Mortgagee to the extent necessary to pay, or deposit, in full such sum; and

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second, the remainder, if any, shall be paid to Owner.

(e)            Requisition for Use. In the event of a requisition for use by any Government Entity or a CRAF activation of a Spare Engine (whether or not installed on a Spare Engine Aircraft), the Owner shall promptly notify the Mortgagee of such requisition and all of the Owner’s obligations under this Agreement shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Owner shall have been prevented or delayed by such requisition; provided that the Owner’s obligations under this Section 2.04 with respect to the occurrence of a Spare Engine Event of Loss for the payment of money and under Section 2.05 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 2.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Mortgagee or the Owner or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Owner.

(f)            Certain Payments to be Held As Security. Any amount referred to in this Section 2.04 or Section 2.05 which is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by the Owner if at the time of such payment, credit or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Mortgagee as security for the obligations of the Owner under the Trust Indenture and the Operative Agreements, and at such time as there shall not be continuing any such Special Default or Event of Default such amount and any gain realized as a result of investments required to be made pursuant to Section 6.06 of the Trust Indenture shall to the extent not theretofore applied as provided herein, be paid over to the Owner.

SECTION 2.05.      Insurance.

(a)            Owner’s Obligation to Insure. The Owner shall comply with, or cause to be complied with, each of the provisions of Annex A, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)            Insurance for Own Account. Nothing in this Section 2.05 shall limit or prohibit (a) Owner from maintaining the policies of insurance required under Annex A with higher limits than those specified in Annex A, or (b) Mortgagee or any Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to this Section 2.05 and Annex A.

(c)            Indemnification by Government in Lieu of Insurance. Mortgagee agrees to accept, in lieu of insurance against any risk with respect to any Spare Engine Aircraft or Spare Engine described in Annex A, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Owner (or any Permitted Lessee) may continue to

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maintain, in accordance with this Section 2.05, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 2.05; provided that the provisions of Section D of Annex A shall not apply to an indemnity or insurance provided by the U.S. Government in lieu of insurance required by Section C of Annex A, except to the extent the U.S. Government makes such provisions generally available to covered airlines.

(d)            Application of Insurance Proceeds. As between Owner and Mortgagee, all insurance proceeds received as a result of the occurrence of a Spare Engine Event of Loss with respect to any Spare Engine under policies required to be maintained by Owner pursuant to this Section 2.05 will be applied in accordance with Section 2.04(d). All proceeds of insurance required to be maintained by Owner, in accordance with Section 2.05 and Section B of Annex A, in respect of any property damage or loss not constituting a Spare Engine Event of Loss with respect to any Spare Engine will be applied in payment (or to reimburse Owner) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Owner.

Article III

THE MORTGAGEE

For all purposes under this Agreement, the appointment, removal and resignation of the Mortgagee, as well as certain obligations, duties, rights and protections of the Mortgagee, shall be set forth in, and be subject to the terms and conditions of, the Trust Indenture.

Article IV

MISCELLANEOUS

SECTION 4.01.      Termination of Spare Engines Security Agreement.

Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Mortgagee hereunder or under the Trust Indenture, the Note Purchase Agreement or any other Operative Agreement, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Spare Engines and all other Spare Engines Collateral from the Lien of this Agreement and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, that this Agreement and the Lien created hereby shall earlier terminate and this Agreement shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Spare Engines Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Spare Engines Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

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SECTION 4.02.      No Legal Title to Spare Engines Collateral in Note Holders.

No holder of an Equipment Note shall have legal title to any part of the Spare Engines Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Spare Engines Collateral or hereunder shall operate to terminate this Agreement or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Spare Engines Collateral.

SECTION 4.03.      Sale of Spare Engines Collateral by Mortgagee Is Binding.

Any sale or other conveyance of the Spare Engines Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Agreement and the Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Spare Engines Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

SECTION 4.04.      Benefit of the Owner, Mortgagee, Note Holders and the other Indenture Indemnitees.

Nothing in this Agreement or any other Security Agreement, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Note Holders and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any other Security Agreement.

SECTION 4.05.      Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, personally delivered, mailed by certified mail, postage prepaid, or sent by facsimile or by email, and (i) if to the Owner, addressed to it at 233 S. Wacker Drive, Chicago, Illinois 60606, Attention: Treasurer, facsimile number (872) 825-0316, Email: pam.hendry@united.com, (ii) if to Mortgagee, addressed to it at its office at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, facsimile number (302) 636-4140, Email: cmay@wilmingtontrust.com, or (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the Note Purchase Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner, the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto

16

may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

SECTION 4.06.      Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 4.07.      No Oral Modification or Continuing Waivers.

No term or provision of this Agreement or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

SECTION 4.08.      Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Agreement and all provisions of the Operative Agreements applicable to a Note Holder.

SECTION 4.09.      Headings.

The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 4.10.      Normal Commercial Relations.

Anything contained in this Agreement to the contrary notwithstanding, Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Owner, fully to the same extent as if this Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

SECTION 4.11.      Governing Law; Counterpart Form.

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

17

THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.12.      Bankruptcy.

It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Spare Engines and to enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which the Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

SECTION 4.13.      Subject to Trust Indenture.

Notwithstanding anything herein to the contrary, (i) the Liens granted to the Mortgagee pursuant to this Agreement are expressly subject to the terms and conditions of the Trust Indenture and (ii) the exercise of any right or remedy by the Mortgagee hereunder is subject to the terms and conditions of the Trust Indenture. In the event of any conflict between the terms of the Trust Indenture and terms of this Agreement, the terms of the Trust Indenture shall govern and control.

[Signature page follows.]

18

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

UNITED AIRLINES, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:
Name:
Title:

ANNEX A
TO
SPARE ENGINES SECURITY AGREEMENT

ANNEX A

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.

A.            Liability Insurance

1.            Except as provided in Section A.2 below, the Owner (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to the Mortgagee, commercial airline legal liability insurance with respect to each Spare Engine (including, as applicable, in respect of an applicable Spare Engine Aircraft on which a Spare Engine is then installed), which is (i) in an amount not less than the greater of (x) the amount of commercial airline legal liability insurance from time to time applicable to engines owned or leased and operated by the Owner (or Permitted Lessee) of the same type and operating on similar routes as such engine and (y) the applicable Minimum Liability Insurance Amount per occurrence; (ii) of the type and covering the same risks as from time to time applicable to engines operated by the Owner (or Permitted Lessee) of the same type as such Spare Engine; and (iii) maintained in effect with Approved Insurers).

2.            During any period that a Spare Engine is on the ground and not in operation, the Owner (or Permitted Lessee) may carry or cause to be carried as to such Spare Engine, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to engines owned or leased and operated by the Owner (or Permitted Lessee) of the same type as such Spare Engine, in any such case which is on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to engines owned or leased and operated by the Owner (or Permitted Lessee) of the same type as such Spare Engine, in any such case which are on the ground and not in operation.

B.            Hull Insurance

1.            Except as provided in Section B.2 below, the Owner (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to Mortgagee, with Approved Insurers “all-risk” ground and flight aircraft hull insurance covering each Spare Engine (including any Spare Engine when it is installed or any airframe) which is of the type as from time to time applicable to engines owned by the Owner (or Permitted Lessee) of the same type as such Spare Engine for an amount denominated in United States Dollars not less than the Minimum Insurance Amount with respect to such Spare Engine.

Any policies of insurance carried in accordance with this Section B.1 or Section C covering the Spare Engines and any policies taken out in substitution or replacement for any such policies (i) shall name Mortgagee as exclusive loss payee for any proceeds to be paid under

Annex A - 1

such policies up to an amount equal to the applicable Minimum Insurance Amount and (ii) shall provide that (A) in the event of a loss with respect to any Spare Engine involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the applicable Minimum Insurance Amount shall be payable to the Mortgagee, except in the case of a loss with respect to a Spare Engine installed on an airframe other than an Airframe, in which case the Owner (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Mortgagee whether such payment is made to the Owner (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to Mortgagee otherwise than in respect of an Event of Loss, the Mortgagee shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Owner or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less and the amount of any proceeds of any loss in excess of the applicable Minimum Insurance Amount shall be paid to the Owner or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Mortgagee.

2.             During any period that a Spare Engine is on the ground and not in operation, the Owner (or Permitted Lessee) may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to engines owned by the Owner (or Permitted Lessee) of the same type as such Spare Engine similarly on the ground and not in operation, provided that the Owner (or Permitted Lessee) shall maintain insurance against risk of loss or damage to such Spare Engine for an amount denominated in United States Dollars not less than the Minimum Insurance Amount with respect to such Spare Engine.

C.            War-Risk, Hijacking and Allied Perils Insurance

If the Owner (or any Permitted Lessee) shall at any time operate or propose to operate any Spare Engine Aircraft on which any Spare Engine is installed (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by the Owner (or any Permitted Lessee) with respect to other aircraft owned or operated by the Owner (or, any Permitted Lessee) on such routes or in such areas, the Owner (or such Permitted Lessee) shall maintain or cause to be maintained war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than, in the case of any Spare Engine installed on such Spare Engine Aircraft, the Minimum Insurance Amount for such Spare Engine.

D.            General Provisions

Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:

Annex A - 2

(i)            in the case of Section A, shall name each Additional Insured as an additional insured, as its interests may appear;

(ii)           shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);

(iii)          shall provide that, in respect of the coverage of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Owner (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of any Spare Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Owner (or any Permitted Lessee);

(iv)          shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for thirty (30) days (seven (7) days in the case of war risk, hijacking and allied perils insurance and ten (10) days in the case of nonpayment of premium) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

(v)           shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

(vi)          shall waive any right of subrogation against any Additional Insured;

(vii)         in the case of Section A, shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(viii)        in the case of Section A, shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

(ix)          shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

(x)           with respect to Section B and C, shall contain a 50/50% Clause per Lloyd’s Aviation Underwriters’ Association Standard Policy Form AVS 103 or US market equivalent.

Annex A - 3

E.             Reports and Certificates; Other Information

On or prior to the Applicable Date with respect to each Spare Engine, and on or prior to each renewal date of the insurance policies required hereunder, the Owner (or Permitted Lessee) will furnish or cause to be furnished to Mortgagee insurance certificates describing in reasonable detail the insurance maintained by the Owner (or Permitted Lessee) hereunder and a report, signed by the Owner’s (or Permitted Lessee’s) regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that such insurance (a) is in full force and effect on such Spare Engine and (b) complies with the terms of this Annex A, except that such opinion shall not be required with respect to war risk insurance or indemnity provided by the U.S. Government. To the extent such agreement is reasonably obtainable the Owner (or Permitted Lessee) will also cause the Insurance Broker to agree to advise Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of the Owner (or Permitted Lessee) of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Spare Engines required hereunder or cause the cancellation or termination of such insurance, and to advise Mortgagee in writing at least thirty (30) days (seven (7) days in the case of war-risk and allied perils coverage and ten (10) days in the case of nonpayment of premium, or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex A.

F.             Right to Pay Premiums

The Additional Insureds shall have the rights but not the obligations of an additional named insured with respect to paying premiums. None of Mortgagee and the other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of any Spare Engine that is due in respect of the coverage pursuant to this Agreement and to maintain such coverage, as the Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, the Owner shall, upon demand, reimburse the Mortgagee for amounts so paid by them.

G.            Deductibles; Self-insurance

The Owner (or Permitted Lessee) may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section B, insuring for a maximum amount which is less than the applicable Minimum Insurance Amount) in the insurance covering the risks required to be insured against pursuant to Section 2.05 of the Agreement and this Annex A under a program applicable to all aircraft (including engines) in the Owner’s (or Permitted Lessee’s) fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 2.05 of the Agreement and this Annex A exceed during any policy year, with respect to all of the aircraft (including engines) in the Owner’s (or Permitted Lessee’s) fleet (including, without limitation, the Spare Engines), the lesser of (a) 100% of the largest replacement value of any single aircraft (including engines) in the Owner’s fleet and (b) 1-1/2% of the average aggregate insurable value (during the preceding

Annex A - 4

policy year) of all aircraft, airframes and engines (including, without limitation, the Spare Engines) (including, without limitation, the Spare Engines) on which the Owner carries insurance, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case the Owner may self-insure to such higher level. In addition, the Owner (and any Permitted Lessee) may self-insure to the extent of any applicable deductible per aircraft, airframe or engine that does not exceed industry standards for major U.S. airlines.

H.            Salvage Rights; Other. All salvage rights to each Spare Engine shall remain with Owner’s insurers at all times, and any insurance policies of the Mortgagee insuring any Spare Engine shall provide for a release to Owner of any and all salvage rights in and to any Spare Engine.

Annex A - 5

EXHIBIT A

TO

SPARE ENGINES SECURITY AGREEMENT

SPARE ENGINES SECURITY AGREEMENT SUPPLEMENT

This SPARE ENGINES SECURITY AGREEMENT SUPPLEMENT NO. __, dated [______________ ___, ____] (herein called this “Security Agreement Supplement”) of UNITED AIRLINES, INC., as Owner (the “Owner”).

W I T N E S S E T H:

WHEREAS, the Spare Engines Security Agreement, dated as of October 28, 2020 (as amended and supplemented, the “Security Agreement”), between the Owner and Wilmington Trust, National Association, as Mortgagee (the “Mortgagee”), provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Mortgagee; and

WHEREAS, the Owner wishes to subject [each of the Spare Engines]1 described in Exhibit 1 hereto to the security interest created by the Security Agreement by execution and delivery of this Security Agreement Supplement, and a counterpart of the Security Agreement [is attached hereto and made a part hereof and this Security Agreement Supplement, together with such counterpart of the Security Agreement, is being filed for recordation on the date hereof with the FAA, as one document][has been recorded pursuant to the Act by the FAA at Oklahoma City, Oklahoma, on [__] and assigned Conveyance No. [__]];;

NOW, THEREFORE, this Security Agreement Supplement Witnesseth, that to secure the payment and performance of the Secured Obligations from time to time outstanding and to secure the performance, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, the Note Holders and each of the Indenture Indemnitees, a first priority security interest in, and an International Interest in and mortgage lien on, all right, title and interest of the Owner in, to and under the following described property:

[The Spare Engines as further described on Exhibit 1 hereto, in each case together with any and all Parts of whatever nature, which are from time to time included within the definition of “Spare Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to each such Spare Engine (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and all Spare Engine Documents relating to each such Spare Engine.]2

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, in trust for the equal and proportionate benefit and

1.	Revise as appropriate to reflect what is listed on Exhibit 1.

2.	Revise as appropriate to reflect what is listed on Exhibit 1.

Exhibit A - 1

security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Security Agreement.

This Security Agreement Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof. The Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

AND, FURTHER, the Owner hereby acknowledges that each Spare Engine referred to in this Security Agreement Supplement has been delivered to the Owner and is included in the property of the Owner subject to the pledge and mortgage thereof under the Security Agreement.

*   *   *

IN WITNESS WHEREOF, the Owner has caused this Security Agreement Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

UNITED AIRLINES, INC.

By:
Name:
Title:

Exhibit A - 2

EXHIBIT 1
TO
SPARE ENGINE SECURITY AGREEMENT SUPPLEMENT NO. [ ]

The SPARE Engines:

Manufacturer	Manufacturer’s Model	Serial Number

Exhibit A - 3

EXHIBIT C

TO

TRUST INDENTURE AND MORTGAGE

SPARE PARTS SECURITY AGREEMENT

Dated as of October 28, 2020

Between

UNITED AIRLINES, INC.,

the Owner,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

not in its individual capacity,

except as expressly stated herein,

but solely as Mortgagee,

the Mortgagee

ANNEX A	Insurance

EXHIBIT A	Form of Location Supplement

SCHEDULE I	Designated Locations

SPARE PARTS SECURITY AGREEMENT

This SPARE PARTS SECURITY AGREEMENT, dated as of October 28, 2020 (this “Agreement”), between UNITED AIRLINES, INC., a Delaware corporation (the “Owner”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (together, with its successors and permitted assigns hereunder, the “Mortgagee”).

W  I  T  N  E  S  S  E  T  H

WHEREAS, the Owner and the Mortgagee are parties to the Trust Indenture and Mortgage, dated as of October 28, 2020 (the “Trust Indenture”), which, among other things, provides for the Owner to issue the Equipment Notes to the Note Holders;

WHEREAS, the parties hereto desire by this Agreement to provide for the assignment, mortgage and pledge by the Owner to the Mortgagee of all of the Owner’s right, title and interest in and to the Pledged Spare Parts and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnitees;

WHEREAS, Schedule I to this Agreement specifically describes the locations at which the Spare Parts and Appliances covered by the security interest of this Agreement may be maintained by or on behalf of the Owner, and Section 2.03 of this Agreement and Section 4.1 of the Collateral Maintenance Annex provides for the designation of additional locations pursuant to Location Supplements; and

WHEREAS, all things necessary to make this Agreement the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

GRANTING CLAUSE

NOW, THEREFORE, THIS AGREEMENT WITNESSETH, that, in order to secure the payment and the performance of the Secured Obligations from time to time outstanding and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein, in the Trust Indenture, the Equipment Notes and each of the other Operative Agreements for the benefit of the Note Holders and each Indenture Indemnitee, and in consideration of the premises and of the covenants contained herein, the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, each of the Note Holders and the Indenture Indemnitees, a first priority security interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Agreement by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Spare Parts Collateral”; provided that, without limiting the Granting Clause below, Cash Collateral shall not constitute Spare Parts Collateral), to wit:

(1)           All Spare Parts and Appliances first placed in service after October 22, 1994 and currently owned or hereafter acquired by the Owner that are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in, (a) one or more models of Spare Parts Aircraft operated by the Owner or any of its Subsidiaries; (b) any Spare Parts Engine utilized on any such Spare Parts Aircraft or; (c) any other Qualified Spare Part (collectively, “Qualified Spare Parts”), provided, that the following shall be excluded from the Lien of this Agreement: (v) any Ineligible Spare Parts that have been released pursuant to Section 5.4 of the Collateral Maintenance Annex; (w) any Spare Part or Appliance so long as it is incorporated in, installed on, attached or appurtenant to, or being used in a Spare Parts Aircraft, Spare Parts Engine or Qualified Spare Part that is so incorporated, installed, attached, appurtenant or being used; (x) any Spare Part or Appliance that has been incorporated in, installed on, attached or appurtenant to, or used in a Spare Parts Aircraft, Spare Parts Engine or Qualified Spare Part that has been so incorporated, installed, attached, appurtenant or used, for so long after its removal from such Spare Parts Aircraft or Spare Parts Engine as it remains owned by a lessor or conditional seller of, or subject to a Lien applicable to, such Spare Parts Aircraft or Spare Parts Engine; (y) the Excluded Spare Parts; and (z) any Spare Part or Appliance leased to, loaned to, or held on consignment by, the Owner (such Qualified Spare Parts and Appliances, giving effect to such exclusions, the “Pledged Spare Parts”);

(2)           The rights of the Owner under any warranty or indemnity, express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of the Pledged Spare Parts;

(3)           To the extent not constituting Cash Collateral, all proceeds with respect to the sale or other disposition by the Mortgagee of any Pledged Spare Part or other Collateral pursuant to the terms of this Agreement or the Trust Indenture, and all insurance proceeds with respect to any Pledged Spare Part, but excluding any insurance maintained by the Owner and not required under Section 2.05;

(4)           To the extent not constituting Cash Collateral, all rents, revenues and other proceeds collected by the Mortgagee pursuant to Section 5.03(b) of the Trust Indenture and corresponding to Pledged Spare Parts and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Agreement or the Trust Indenture held or required to be held by the Mortgagee hereunder, with respect to Pledged Spare Parts;

(5)           All repair, maintenance and inventory records, logs, manuals and all other documents and materials similar thereto (including, without limitation, any such records, logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Owner, and all records, logs, documents and other materials required at any time to be maintained by the Owner pursuant to the FAA or under the Act, in each case with respect to any of the Pledged Spare Parts (the “Spare Parts Documents”); and

2

(6)           All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner’s right hereunder to quiet enjoyment of the Pledged Spare Parts, and to possess, use, retain and control the Pledged Spare Parts and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the warranties and indemnities referred to in clause (2) above, to exercise in the Owner’s name all rights and powers (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity; and provided, further, that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of any such warranty or indemnity which would increase the obligations of the Owner thereunder.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 of the Trust Indenture and Article II hereof, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (6) inclusive above, subject to the terms and provisions set forth in this Agreement.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under each Pledged Spare Parts Agreement to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee, the Note Holders and the Indenture Indemnitees shall have no obligation or liability under any Pledged Spare Parts Agreement by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Pledged Spare Parts Agreements, or, except as herein expressly provided, to make any payment, or make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Pledged Spare Parts Agreements, and all other property which now or hereafter constitutes part of the Spare Parts Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to

3

institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided, that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

Article I

DEFINITIONS

Capitalized terms used but not defined in this Agreement shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.

Article II

COVENANTS

SECTION 2.01.                    Liens.

The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Spare Parts Collateral, title to any of the foregoing or any interest of the Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.

SECTION 2.02.                    Maintenance.

The Owner, at its own cost and expense:

(a)           shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with all applicable Laws issued by any Government Entity having jurisdiction over the Owner or any such Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor, and shall utilize, or cause to be utilized, the same manner and standard of maintenance with respect to each model of Spare Part or Appliance included in the Pledged Spare Parts as is utilized for such model of Spare Part or Appliance owned by the Owner and not included in the Pledged Spare Parts;

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(b)           shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Act to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts if such modification would materially diminish the value of the Pledged Spare Parts, taken as a whole;

(c)           shall maintain, or cause to be maintained, the Pledged Spare Parts in good working order and condition and shall perform all maintenance thereon necessary for that purpose, excluding (i) Pledged Spare Parts that have become worn out or unfit for use and not reasonably repairable or become obsolete, (ii) Pledged Spare Parts that are not required for the Owner’s normal operations and (iii) Expendables that have been consumed or used in the Owner’s operations; and

(d)          shall maintain, or cause to be maintained, all Spare Parts Documents in respect of the Pledged Spare Parts in the English language.

SECTION 2.03.                    Use, Designated Location and Possession.

(a)           Subject to the terms of the Collateral Maintenance Annex, the Owner shall have the right, at any time and from time to time at its own cost and expense, without any release from or consent by the Mortgagee, to deal with the Pledged Spare Parts in any manner consistent with the Owner’s ordinary course of business, including without limitation any of the following:

(i)             to incorporate in, install on, attach or make appurtenant to, or use in, any Spare Parts Aircraft, Spare Parts Engine or Qualified Spare Part leased to or owned by the Owner (whether or not subject to any Lien) any Pledged Spare Part, free from the Lien of this Agreement;

(ii)            to dismantle (if applicable), and otherwise sell or dispose of (including by way of a consignment or similar arrangement), any Pledged Spare Part (or any salvage resulting from such dismantling of any such Pledged Spare Part) that has become worn out or obsolete or unfit for use (including as a result of any Qualified Spare Part having become a Pledged Spare Part as a result of the dismantling of an airframe or engine that has become worn out or obsolete or unfit for use by Owner, in connection with the part-out disposition of such airframe and engine including such Qualified Spare Part), in each case free from the Lien of this Agreement; and

(iii)           to transfer any or all of the Pledged Spare Parts located at one or more Designated Locations to one or more other Designated Locations or to one or more locations which are not Designated Locations.

(b)           If and whenever the Owner shall wish to add a location as a Designated Location, the Owner will comply with Section 4.5 of the Collateral Maintenance Annex.

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(c)            Without the prior consent of the Mortgagee, the Owner will not sell, lease or otherwise in any manner deliver, transfer or relinquish possession of any Pledged Spare Part to anyone other than the grant of the security interest to the Mortgagee pursuant to this Agreement, except as permitted by the provisions of this Agreement (including, without limitation, Section 2.03(a) (permitting any such action conducted in the ordinary course of business) and/or the Collateral Maintenance Annex) and except that the Owner shall have the right, in the ordinary course of business, (i) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications or to any Person for the purpose of transport to any of the foregoing or (ii) to subject any Pledged Spare Part to a pooling, exchange, borrowing or maintenance servicing agreement or arrangement customary in the airline industry and entered into by the Owner in the ordinary course of its business; provided, however, that if the Owner’s title to any such Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a disposition with respect to such Pledged Spare Part.

SECTION 2.04.                    Evidence of Transfer.

No purchaser in good faith of property purporting to be transferred pursuant to Section 2.03(a) shall be bound to ascertain or inquire into the authority of the Owner to make any such transfer, free and clear of the Lien of this Agreement. Any instrument of transfer executed by the Owner under Section 2.03(a) shall be sufficient for the purposes of this Agreement and shall constitute a good and valid release, assignment and transfer of the property therein described free from the Lien of this Agreement.

SECTION 2.05.                    Insurance.

(a)           Owner’s Obligation to Insure. The Owner shall comply with, or cause to be complied with, each of the provisions of Annex A, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)           Insurance for Own Account. Nothing in this Section 2.05 shall limit or prohibit (a) the Owner from maintaining the policies of insurance required under Annex A with higher limits than those specified in Annex A, or (b) Mortgagee or any Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Owner pursuant to this Section 2.05 and Annex A.

(c)           Indemnification by Government in Lieu of Insurance. The Mortgagee agrees to accept, in lieu of insurance against any risk with respect to any Pledged Spare Part described in Annex A, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Owner (or any Permitted Lessee) may continue to maintain, in accordance with this Section 2.05.

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(d)           Application of Insurance Proceeds.

(i)             Subject to Section 2.05(e) below, as between the Owner and the Mortgagee, all insurance proceeds up to the Minimum Insurance Amount paid under policies required to be maintained by the Owner pursuant to this Agreement as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Parts involving proceeds in excess of the Threshold Amount will be paid to the Mortgagee. At any time or from time to time after the receipt by the Mortgagee of insurance proceeds, upon submission to the Mortgagee of an Officer’s Certificate stating that the Owner has after the occurrence of such Event of Loss purchased (or will purchase) additional Qualified Spare Parts that are located at or have been shipped by vendor(s) to a Designated Location, and stating the aggregate purchase price for such additional Qualified Spare Parts, the Mortgagee shall pay the amount of such purchase price, up to the amount of such insurance proceeds not previously disbursed pursuant to this sentence or otherwise distributed under this Agreement or the Intercreditor Agreement, to the Owner or its designee.

(ii)            All proceeds of insurance required to be maintained by the Owner in accordance with this Agreement in respect of any property damage or loss involving proceeds of the Threshold Amount or less or not constituting an Event of Loss with respect to any Pledged Spare Parts and insurance proceeds in excess of the Minimum Insurance Amount shall be paid over to, and retained by, the Owner.

(iii)           If either the Mortgagee or the Owner receives a payment of such insurance proceeds in excess of its entitlement pursuant to this Agreement, it shall promptly pay such excess to the other.

(e)           Additional Disbursements to Owner. Notwithstanding anything to the contrary in Section 2.05(d) above, Annex A hereto or in the Collateral Maintenance Annex, if Owner has delivered to Mortgagee an Officer’s Certificate of Owner with calculations demonstrating that as of such date no Collateral Trigger Event exists, or after giving effect to disbursement of insurance proceeds being requested by Owner hereunder, will occur (as determined on a pro forma basis on the basis of the most recent Appraisal), then any such insurance proceeds with respect to Pledged Spare Parts will be paid over, and retained by, Owner (and not paid over to Mortgagee).

(f)            Application of Payments During Existence of a Special Default or Event of Default. Any amount described in this Section 2.05 that is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by, the Owner if at the time such payment, credit or retention would otherwise occur a Special Default or Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Mortgagee as security for the obligations of the Owner under this Agreement and shall be invested pursuant to Section 6.06 of the Trust Indenture. At such time as there shall not be continuing any Special Default or Event of Default, such amount and any gains thereon shall be paid to the Owner to the extent not previously applied in accordance with this Agreement.

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Article III

THE MORTGAGEE

For all purposes under this Agreement, the appointment, removal and resignation of the Mortgagee, as well as certain obligations, duties, rights and protections of the Mortgagee, shall be set forth in, and be subject to the terms and conditions of, the Trust Indenture.

Article IV

MISCELLANEOUS

SECTION 4.01.                    Termination of Spare Parts Security Agreement.

Upon (or at any time after) payment in full of the Original Amount of, the Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Mortgagee hereunder or under the Trust Indenture, the Note Purchase Agreement or any other Operative Agreement, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Pledged Spare Parts and all other Spare Parts Collateral from the Lien of this Agreement and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, that this Agreement and the Lien created hereby shall earlier terminate and this Agreement shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Spare Parts Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Spare Parts Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

SECTION 4.02.                    No Legal Title to Spare Parts Collateral in Note Holders.

No holder of an Equipment Note shall have legal title to any part of the Spare Parts Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Spare Parts Collateral or hereunder shall operate to terminate this Agreement or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Spare Parts Collateral.

SECTION 4.03.                    Sale of Spare Parts Collateral by Mortgagee Is Binding.

Any sale or other conveyance of the Spare Parts Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Agreement and the Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Spare Parts Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or

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conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

SECTION 4.04.                    Benefit of the Owner, Mortgagee, Note Holders and the other Indenture Indemnitees.

Nothing in this Agreement or any other Security Agreement, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Note Holders and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any other Security Agreement.

SECTION 4.05.                    Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, by facsimile or by email, and (i) if to the Owner, addressed to it at 233 S. Wacker Drive, Chicago, Illinois 60606, Attention: Treasurer, facsimile number (872) 825-0316, Email: pam.hendry@united.com (ii) if to Mortgagee, addressed to it at its office at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, facsimile number (302) 636-4140, Email: chad.may@wilmingtontrust.com, or (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule I to the Note Purchase Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner, the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

SECTION 4.06.                    Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 4.07.                    No Oral Modification or Continuing Waivers.

No term or provision of this Agreement or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee, in compliance with Section 4.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

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SECTION 4.08.                    Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Agreement and all provisions of the Operative Agreements applicable to a Note Holder.

SECTION 4.09.                    Headings.

The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 4.10.                    Normal Commercial Relations.

Anything contained in this Agreement to the contrary notwithstanding, Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Owner, fully to the same extent as if this Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

SECTION 4.11.                    Governing Law; Counterpart Form.

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.12.                    Bankruptcy.

It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Pledged Spare Parts and to enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which the Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

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SECTION 4.13.                    Subject to Trust Indenture.

Notwithstanding anything herein to the contrary, (i) the Liens granted to the Mortgagee pursuant to this Agreement are expressly subject to the terms and conditions of the Trust Indenture and (ii) the exercise of any right or remedy by the Mortgagee hereunder is subject to the terms and conditions of the Trust Indenture. In the event of any conflict between the terms of the Trust Indenture and terms of this Agreement, the terms of the Trust Indenture shall govern and control.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

UNITED AIRLINES, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:
Name:
Title:

ANNEX A
TO
SPARE PARTS SECURITY AGREEMENT

ANNEX A

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to Trust Indenture.

A.	Liability Insurance

The Owner will carry or cause to be carried at all times, at no expense to any Additional Insured, third party liability insurance with respect to the Pledged Spare Parts, which is (i) of an amount and scope as may be customarily maintained by the Owner for equipment similar to the Pledged Spare Parts and (ii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”).

B.	Property Insurance

The Owner will carry or cause to be carried at all times, at no expense to any Additional Insured, with Approved Insurers insurance covering physical damage to the Pledged Spare Parts providing for the reimbursement of the actual expenditure incurred in repairing or replacing any damaged or destroyed Pledged Spare Part or, if not repaired or replaced, for the payment of the amount it would cost to repair or replace such Pledged Spare Part, on the date of loss, with proper deduction for obsolescence and physical depreciation.

Any policies of insurance carried in accordance with this Section B covering the Pledged Spare Parts and any policies taken out in substitution or replacement for any such policies shall provide that (A) all insurance proceeds up to the applicable Minimum Insurance Amount paid under such policies as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Parts involving proceeds in excess of the Threshold Amount will be paid to the Mortgagee, it being agreed that the Mortgagee shall pay the amount of such proceeds to the Owner or its order to the extent required under Section 2.05(d) or (e) of the Spare Parts Security Agreement, and (B) the entire amount of any insurance proceeds not involving an Event of Loss with respect to any Pledged Spare Parts or involving proceeds of the Threshold Amount or less and the amount of insurance proceeds in excess of the applicable Minimum Insurance Amount shall be paid to the Owner or its order; provided, that if a Special Default or Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Mortgagee, the amount of any proceeds of any loss with respect to the Pledged Spare Parts shall be paid to the Mortgagee.

All losses will be adjusted by Owner with the insurers; provided, however, that during a period when an Event of Default shall have occurred and be continuing, Owner shall not agree to any such adjustment without the consent of the Mortgagee (such consent not to be unreasonably withheld or delayed).

Annex A -1

C.	General Provisions

Any policies of insurance carried in accordance with Sections A and B, including any policies taken out in substitution or replacement for such policies:

(i)            in the case of Section A, shall name each Additional Insured as an additional insured, as their respective interests may appear;

(ii)            in the case of Section A, shall provide that, in respect of the coverage of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Owner (or any Permitted Lessee) or any other Person (including, without limitation, use of the Pledged Spare Parts for illegal purposes) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Owner (or any Permitted Lessee); provided that the Additional Insured so protected has not caused, contributed to or knowingly condoned said act or omission. However, the coverage afforded the Additional Insured will not apply in the event of exhaustion of policy limits or to losses or claims arising from perils specifically excluded from coverage under the policies;

(iii)          shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 days (10 days for nonpayment of premiums) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

(iv)           shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

(v)            shall waive any right of subrogation against any Additional Insured;

(vi)          in the case of Section A, shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(vii)         in the case of Section A, shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder; and

(viii)        shall provide that none of the Additional Insureds shall be liable for any insurance premium.

Annex A -2

D.	Reports and Certificates; Other Information

On or prior to the Closing Date, and on or prior to each renewal date of the insurance policies required hereunder, the Owner will furnish or cause to be furnished to the Mortgagee insurance certificates describing in reasonable detail the insurance maintained by the Owner or any Permitted Lessee hereunder and a report, signed by the Owner’s regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that such insurance (a) is in full force and effect on the Pledged Spare Parts and (b) complies with the terms of this Annex A. The Owner will request the Insurance Broker to agree to advise the Mortgagee in writing of any default in the payment of any premium of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Pledged Spare Parts or cause the cancellation, termination or interruption of such insurance (and, if the Insurance Broker does not so agreed, the Owner shall advise the Mortgagee in writing of any such default in payment).

E.	Right to Pay Premiums

None of the Mortgagee and the other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, the Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of the Pledged Spare Parts that is due in respect of the coverage pursuant to the Spare Parts Security Agreement and to maintain such coverage, as the the Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, the Owner shall, upon demand, reimburse the Mortgagee for amounts so paid by it.

F.	Deductibles; Self-insurance

The Owner may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise in the insurance covering the risks required to be insured against pursuant to this Annex A in such amounts as shall be consistent with normal industry practice.

G.	Salvage Rights; Other

All salvage rights to Pledged Spare Parts shall remain with Owner’s insurers at all times, and any insurance policies of the Mortgagee insuring Pledged Spare Parts shall provide for a release to Owner of any and all salvage rights in and to any Pledged Spare Parts.

Annex A -3

EXHIBIT A
TO
SPARE PARTS SECURITY AGREEMENT

LOCATION SUPPLEMENT

This LOCATION SUPPLEMENT NO. __, dated [______________ ___, ____] (herein called this “Supplement”) of UNITED AIRLINES, INC., as the Owner (the “Owner”).

W I T N E S S E T H:

WHEREAS, the Owner and Wilmington Trust, National Association, as Mortgagee (the “Mortgagee”), have heretofore executed and delivered a Spare Parts Security Agreement, dated as of October 28, 2020 (the “Security Agreement”), and terms defined in the Security Agreement and used herein have such defined meanings unless otherwise defined herein;

WHEREAS, the Security Agreement grants a Lien on, among other things, certain Spare Parts and Appliances to secure (subject to the provisions of the Security Agreement), among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnitees;

WHEREAS, the Owner has previously designated the locations at which the Pledged Spare Parts may be maintained by or on behalf of the Owner in the Security Agreement [and in Supplement No. __];

WHEREAS, the Security Agreement [and the Supplements] has [have] been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Act on the following date as a document or conveyance bearing the following number:

	DATE OF RECORDING	DOCUMENT OR CONVEYANCE NO.
Security Agreement

WHEREAS, the Owner, as provided in the Security Agreement, is hereby executing and delivering to the Mortgagee this Supplement for the purposes of adding locations at which the Pledged Spare Parts may be maintained by or on behalf of the Owner; and

WHEREAS, all things necessary to make this Supplement the valid, binding and legal obligation of the Owner, including all proper corporate action on the part of the Owner, have been done and performed and have happened;

NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH, that the locations listed on Schedule 1 hereto shall be Designated Locations for purposes of the Security Agreement at which Pledged Spare Parts may be maintained by or on behalf of the Owner, and all Pledged Spare Parts at such Designated Locations shall be subjected to the Lien of the Security Agreement.

Exhibit A-1

This Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

THIS SUPPLEMENT IS DELIVERED IN THE STATE OF NEW YORK. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Delivery of an executed counterpart of a signature page to this Supplement by email shall be effective as delivery of an original executed counterpart of this Supplement.

* * *

Exhibit A-2

IN WITNESS WHEREOF, the Owner has caused this Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

UNITED AIRLINES, INC.

By:
Name:
Title:

Exhibit A-3

SCHEDULE I
TO
SPARE PARTS SECURITY AGREEMENT

SCHEDULE I

Designated Locations

[Attached]

Schedule I - 1

WAREHOUSING
AIRPORT CODE STN_CD	STATIONS STN_NAME	ADDRESS STN_ADD1	STN_ADD2	STN_ADD3	STN_ADD4	STN_CITY	STN_STATE	STN_ZIP_CD
BOS	BOSJL Line Stores	Bldg. No. 93	10 Service Rd.	Boston Logan International Airport	Boston	MASSACHUSSETTS	02128	UNITED STATES
CLE	CLEVELAND HOPKINS INTL AP	5840 SOUTH CARGO ROAD	(null)	(null)	CLEVELAND	OHIO	44135	UNITED STATES
DEN	DENVER STORES DENJL AOG 1-847-700-9981	UNITED AIRLINES INC.	DENVER INTL AIRPORT	27300 EAST 99TH AVE.	DENVER	COLORADO	80249	UNITED STATES
EWR	NEWARK LIBERTY INTL AIRPORT AOG 1-847-700- 9981	United Airlines, Inc.	North Brewster Road	Building 101	NEWARK	NEW JERSEY	07114	UNITED STATES
EZE	EZEJL Stores Dept. CUIT 30-70749292-5	Ezeiza International Airport	(null)	(null)	Buenos Aires, CP 1053	-Select-	1802	ARGENTINA
GIG	GIGJL Stores Dept.	Aeroporto Internacional Do Rio De Janeiro	(Antonio Carlos Jobim) Terminal 2	ILHA Do Governador	Rio De Janeiro RJ	-Select-	21942-900	BRAZIL
GRU	GRUJL Stores Dept.	Aeroporto Internacional De Guarulhos	(null)	(null)	Sao Paulo	-Select-	07141-970	BRAZIL
GUM	Guam Stores AOG 1-847-700-9981	United Airlines, Inc.	Antonio B. Won Pat International Airport	173120 Mariner Ave.,	Barrigada	-Select-	96913	GUAM
HND	C/O UNITED AIRLINES - HNDJL	TERMINAL 3, TOKYO INTERNATIONAL AIRPORT	2-6-5 HANEDA-KUKO	OHTA-KU	TOKYO	(null)	144-0041	JAPAN
HNL	HNLJL - United Airlines	HNL Line Stores Below Gate 8	300 Rodgers Blvd.	Honolulu Intl Airport	Honolulu	HAWAII	96819	UNITED STATES
HOU	WILLIAM P. HOBBY AIRPORT	HANGAR #7	8401 TRAVELAIR	(null)	HOUSTON	TEXAS	77061	UNITED STATES
IAD	Stores Receiving AOG 847-700-9981	United Airlines, IADJL	Terminal C, Lower Level C-12	Washington Dulles Int’l Airport	Dulles	VIRGINIA	20166	UNITED STATES
IAH	STORES RECEIVING AOG 847-700-9981	UNITED AIRLINES, INC.	4849 WRIGHT RD, BUILDING B	INTERCONTINENTAL AIRPORT	HOUSTON	TEXAS	77032	UNITED STATES
ICN	ICNJX-Line Stores Dept	2851 Woonseo-Dong Joong-Gu	Incheon International Airport	(null)	Incheon	-Select-		SOUTH KOREA
LAS	LASJL Line Stores Dept	6055 Surrey St.	Suite 108	.	Las Vegas	NEVADA	89119	UNITED STATES
LAX	UNITED AIRLINES INC. AOG 1-847-700-9981	LOS ANGELES INTL AIRPORT	7300 WORLD WAY WEST	STORES/RECEIVING/ SHIPPING	LOS ANGELES	CALIFORNIA	90045	UNITED STATES
LAX	LAXJG Stores Dept. AOG 1-847-700-9981	United Airlines, Inc.	6018 Avion Drive	Los Angeles International Airport	Los Angeles	CALIFORNIA	90045	UNITED STATES
LGA	LGAJL Stores	Building 85 Bowery Bay Blvd.	La Guardia International Airport	(null)	Flushing	NEW YORK	11371	UNITED STATES
LHR	c/o Kuehne & Nagel	Aircraft Spares LHRJL	T2B North Mid Field Pier, Terminal One	London Heathrow Int’l Airport	Hounslow TW6 1AP	-Select-		UNITED KINGDOM
MCO	ORLANDO STORES AOG 1-847-700-9981	UNITED AIRLIES, INC.	ORLANDO INTERNATIONAL AIRPORT	4121 CENTERPORT ST	ORLANDO	FLORIDA	32827	UNITED STATES
MEX	MEXJL Stores Receiving	Mexico City International Airport	Mexico Distrito Federa 15620	(null)	MEXICO CITY	-Select-	15620	MEXICO
NRT	NRTJL Line Stores Dept. CIK#3700150005378	NO. 3 SATELLITE, S32005	NARITA INTL AIRPORT	(null)	NARITA-SHI CHIBA	-Select-		JAPAN
ORD	ORDJL Stores AOG 847-700-9981	United Airlines Inc.	Service Center-Bldg 710	Ohare International Airport	Chicago	ILLINOIS	60666	UNITED STATES
PDX	UNITED AIRLINES-PDXJL	7710 NE AIRPORT WAY, DOOR 101	JL STOCKROOM (503) 335-7622Attn: Xingchen Zhuo, TE	(null)	Portland	OREGON	97218	UNITED STATES
PEK	Air China Import & Export Co. Ltd	Beijing Capitol Airport P.O. Box 6909 010	008610645300333325	USCI91110000X000036150	Beijing	-Select-		PEOPLES REPUBLIC OF CHINA
PHL	PHLJL Line Stores Dept.	Cargo City Bldg C4, Dock 11	Philadelphia International Airport	(null)	Philadelphia	PENNSYLVANIA	19153	UNITED STATES
PHX	STORES DEPT	3200 SKY HARBOR BLVD	TERMINAL 2		PHOENIX	Arizona	85034	UNITED STATES
PVG	China Eastern Aviation Import and Export Corp	Shanghai Eastern Public Bonded Warehouse	2nd Logistics Centre Area Number 104	UAL-PVGJX Attn: Wu Kan, TE; 008602122335045	Shanghai	-Select-		PEOPLES REPUBLIC OF CHINA
SAN	LINE MAINTENANCE	SAN DEIGO INTL AIRPORT	LINDBERGH FIELD, TERMINAL 2	3707 N. HARBOR DRIVE, STE 115	SAN DIEGO	CA	92101	UNITED STATES
SEA	United Airlines, Inc. SEAJL	2230 South 161st. Street	Seattle-Tacoma International Airport	(null)	Seattle	WASHINGTON	98158	UNITED STATES
SFO	SFOJJ Stores AOG 1-847-700-9981	United Airlines, Inc.	800 South Airport Blvd. Building 15 - SFOJJ,	San Francisco International ;	San Francisco	CALIFORNIA	94128	UNITED STATES
SFO	SFOJL Terminal Stockroom	585 McDonnell Rd	San Francisco International Airport	(null)	San Francisco	CALIFORNIA	94128	UNITED STATES
SYD	SYDJL Stores Dept.	International Terminal Building	Sydney Kingsford Smith Airport	New South Wales	Mascot	-Select-		AUSTRALIA
TPA	TPAJL	4001 Bessie Colman Blvd	Airside “A”	Tampa Int’l Airport	TAMPA	FLORIDA	33607	UNITED STATES
TPE	TPEJL Line Stores Dept CIK# 22000264	Taiwan Taoyuan International Airport	(null)	(null)	TAIPEI	-Select-		TAIWAN

Schedule I - 2

MAINTENANCE
AIRPORT CODE STN_CD	STATIONS STN_NAME	ADDRESS STN_ADD1	STN_ADD2	STN_ADD3	STN_ADD4	STN_CITY	STN_STATE	STN_ZIP_CD
ALBUQUERQUE	STATION MANAGER	PRIME FLIGHT / ABQKK	2200 SUNPORT BLVD. SE	.	ALBUQUERQUE	NEW MEXICO	87106	UNITED STATES
AUCKLAND	C/O AIR NEW ZEALAND MAINTENANCE STORES	10 LAURENCE STEVENS DRIVE	.	AUCKLAND INTERNATIONAL AIRPORT	AUCKLAND	-Select-	2022	NEW ZEALAND
AMARILLO	STATION MANAGER	AMARILLO INT’L AIRPORT	1801 AIRPORT BLVD	(null)	AMARILLO	TEXAS	79111	UNITED STATES
AMSTERDAM, NETHERLANDS	VCK Logistics Airfreight B.V.	Bellsingel 31	1119 NT	(null)		-Select-		NETHERLANDS
ANCHORAGE	UNITED AIRLINES INC.	ANCHORAGE INTERNATIONAL AIRPORT	.	.	ANCHORAGE	ALASKA	99519	UNITED STATES
ST. JOHNS	C/O WILMOTH JACOBS	V. C. BIRD INTERNATIONAL AIRPORT	.	(null)	COOLIDGE	-Select-		ANTIGUA AND BARBUDA
STOCKHOLM, SWEDEN	C/O SAS	GOODS RECEIVING DEPT.: STOJF	OSTRA HANGAR VAGEN GRIND 5	19587 STOCKHOLM ARLANDA ARPT	STOCKHOLM	XX	XX	SWEDEN
ATHENS, GREECE	c/o KLM Royal Dutch Airlines	Technical Department	Room 1/9.47 (01) Satellite Building,	El. Venizelos, Athens Intl. Airport.	Spata	-Select-		GREECE
ATLANTA	ATTN: LINE MAINTENANCE	7700 SPINE RD	ATLANTA HARTSFIELD - JACKSON AIRPORT		ATLANTA	GEORGIA	30320	UNITED STATES
ARUBA	AIRPORT BUSINESS MANAGER	SECOND FLOOR	REINA BEATRIX INTERNATIONAL AIRPORT	.	ORANJESTAD	-Select-		ARUBA
AUSTIN	LINE MAINTENANCE	3400 SPIRIT OF TEXAS DRIVE	SUITE 140	(null)	AUSTIN	TEXAS	78719	UNITED STATES
ASHVILLE	C/O Eric Scifres, General Manager, Skywest	61 Terminal Drive, Suite 6	Asheville Regional Airport	.	Fletcher	NORTH CAROLINA	28732	UNITED STATES
BARCELONA SPAIN	AVIATION LINE SERVICES, S.L.	TERMINAL T-1	ALMACEN 276	AEROPUERTO DEL PRAT	BARCELONA, 08820	XX		SPAIN
ST. GEORGE	ATTN: STATION MANAGER	FLOYD SMART	3 CAHOW WAY	L.F. WADE INTERNATIONAL AIRPORT	ST. GEORGE’S DD 03	-Select-		BERMUDA
BRADLEY	STATION MANAGER	BRADLEY INT’L AIRPORT	TERMINAL A	(null)	WINDSOR LOCKS	CONNECTICUT	06096	UNITED STATES
BANGOR	United Airlines	BANGOR INTERNATIONAL AIRPORT	138 MAINE AVENUE	(null)	BANGOR	MAINE	04401	UNITED STATES
BILLINGS	STATION MANAGER	LOGAN INT’L AIRPORT	(null)	(null)	BILLINGS	MONTANA	59105	UNITED STATES
BLOOMINGTON	C/O GOL LINHAS AéREAS	AEROPORTO INTENACIONAL	JUCELINO KUBITSCHEK	BRASILIA - DISTRITO FEDERAL	BRASILIA	XX		BRAZIL
NASHVILLE	AMERICAN AIRLINES	NASHVILLE INTERNATIONAL AIRPORT	AAL MX, 1 TERMINAL ROAD	ATTN: DANNY MONNETTI	NASHVILLE	TENNESSEE	37214	UNITED STATES
BOGATA	Atten: Line Maintenance	Deposito Zona Inbound	.	Aeropuerto Intl. Eldorado	Bogota	-Select-		COLOMBIA
BOISE	STATION MANAGER	3201 AIRPORT WAY	(null)	(null)	BOISE	ID	83705	UNITED STATES
MUMBAI, INDIA	FAO BHARAT AVIATION	C/O EXPRESS KARGO fORWARDERS	128/129 ADRASH INDUST’L ESTATE	.SAHAR RD, CHAKALA, ANDHERI, (E)	MUMBAI	-Select-		INDIA
KRALENDIJK	C/O ROBERTO POURIER	KAYA KARINOSO 11	DUTCH CARIBBEAN	BONAIRE INTERNATIONAL AIRPORT	RINCON	-Select-		BONAIRE, SAINT EUSTATIUS AND SABA
AGUADILLA	ATTENTION STATION MANAGER	RAFAEL HERNANDEZ INTERNATIONAL AIRPORT	HANGER 405	(null)	AGUADILLA	PUERTO RICO	00604	UNITED STATES
BRUSSELS, BELGIUM	C/O DELTA AIRLINES, INC. MTC DEPT. 250	BRUSSELS AIRPORT	DEPARTURE HALL	1930 ZAVENTUM	BRUSSELS	-Select-		BELGIUM
BURLINGTON	STATION MANAGER	BURLINGTON INTL AIRPORT	(null)	(null)	S BURLINGTON	VT	05401	UNITED STATES
BUFFALO	STATION MANAGER	BUFFALO NUAGARA AIRPORT	(null)	(null)	BUFFALO	NEW YORK	14225	UNITED STATES
BURBANK	STATION MANAGER	HOLLYWOOD/ BURBANK ARPT	2627 N HOLLYWOOD WAY	(null)	BURBANK	CALIFORNIA	91505	UNITED STATES
BALTIMORE	STATION MANAGER	BALTIMORE- WASHINGTON ARPT	(null)	(null)	BALTIMORE	MARYLAND	21240	UNITED STATES
BELIZE CITY, BELIZE	C/O GODFREY T. ECK	P.S.W. GOLDSON INT’L AIRPORT	LADYVILLE	.	BELIZE CITY	-Select-		BELIZE
BOZEMAN	STATION MANAGER	GALLATIN FIELD	(null)	(null)	BOZEMAN	MONTANA	59715	UNITED STATES
PARIS, FRANCE	C/O NAYAK AIRCRAFT SERVICES	WFS/SFS ROISSY HANDLING CDG	ZONE DE FRET 4 BAT3520	32 RUE DES VOYELLES	95707 ROISSY CDG	-Select-	95707	FRANCE
CHARLESTON	COORDINATOR - PRODUCTION CONTROL	304 GRAVES ST. BLDG 543	F117 C-17 ENGINE MAINTENANCE	CHARLESTON AIR FORCE BASE	CHARLESTON	SOUTH CAROLINA	29404	UNITED STATES
CEDAR RAPIDS	ATTN: CINDY BOHLKEN	2121 ARTHUR COLLINS PKWY	.	.	CEDAR RAPIDS	IOWA	52404	UNITED STATES
CHARLOTTE	STATION MANAGER	CHARLOTTE DOUGLAS AIRPORT	(null)	(null)	CHARLOTTE	NORTH CAROLINA	28219	UNITED STATES
COLUMBUS	STATION MANAGER	PORT COLUMBUS INTL AP	(null)	(null)	COLUMBUS	OH	43219	UNITED STATES
CORPUS CHRISTI	STATION MANAGER	INTERNATIONAL AIRPORT	606 INTERNATIONAL DR	(null)	CORPUS CHRISTI	TX	78410	UNITED STATES
CHENGDU	China National Aviation Import & Export Southwest	Shuangliu Airport, Chengdu	United Airlines	Attn: Luo Jianfei, TE 00862864550027	CHENGDU	-Select-		PEOPLES REPUBLIC OF CHINA

Schedule I - 3

COVINGTON	AIRBOARNE MAINTENANCE & ENGINEERING SERVICES (AMES)	145 HUNTER DRIVE	2066 RECEIVING	ATTN: UAL GLENN PENN	WILLMINGTON	OH	45177	UNITED STATES
COZUMEL	ATTN: STATION MANAGER	COZUMEL INTERNATIONAL AIRPORT	(null)	(null)	COZUMEL	-Select-		MEXICO
WASHINGTON D.C.	Line Maintenance	106 Air Cargo Rd	Washington National Airport	(null)	Washington	DISTRICT COLUMBIA	20001	UNITED STATES
NEW NELHI, INDIA	C/O BHARAT AVIATION	PIER A11, APRON LEVEL	TERMINAL 3	IGI AIRPORT	NEW DELHI	XX		INDIA
DALLAS	ATTN: LINE MAINTENANCE	2417 N. SUPPORT DRIVE	(null)	(null)	DALLAS	TEXAS	75261	UNITED STATES
DULUTH	Duluth International Airport	4600 Stebner Road	.	.	Duluth	MINNESOTA	55811	UNITED STATES
DES MOINES	DES MOINES AIRPORT	.	.	.	DES MOINES	IOWA	80321	UNITED STATES
DETROIT	LINE MAINTENANCE	DETROIT METRO AIPORT	601 ROGELL DRIVE	SUITE 1103E	DETROIT	MICHIGAN	48242	UNITED STATES
DUBLIN, ENGLAND	C/O DELTA AIRLINES MX DEPT.	PIER E	TERMINAL 2	DUBLIN AIRPORT	CO. DUBLIN	(null)	.	IRELAND
EDINGBURGH, SCOTLAND	C/O BRITISH AIRWAYS ENG.	SOUTH EAST PEIR	TERMINAL BUILDING	EDINBURGH AIRPORT	EDINBURGH	XX	.	SCOTLAND
EL PASO	STORES/RECEIVING	EL PASO INTL AIRPORT	6600 AIRPORT ROAD	(null)	EL PASO	TEXAS	79925	UNITED STATES
EUGENE	STATION MANAGER	EUGENE MAHLON SWEET ARPT	90550 GREENHILL RD	(null)	EUGENE	OREGON	97402	UNITED STATES
FAIRBANKS	United Airlines-Cargo	6302 Old Airport Way	(null)	ATT: Tabitha Taylor	Fairbanks	ALASKA	99709	UNITED STATES
FRESNO	STATION MANAGER	5175 E CLINTON	FRESNO AIR TERMINAL	(null)	FRESNO	CA	93727	UNITED STATES
ROME, ITALY	C/O NAYAK AIRCRAFT SERVICES	EDIFICIO 33A - VARCO DOGANALE 1	VIA FRANCESCO DE PINEDO SNC	AEROPORTO FLUMICINO, 00054 FLUMICINO	ROMA	-Select-		ITALY
FORT LAUDERDALE	UNITED AIRLINES LINE MAINTENANCE	3519 SW 2ND AVENUE, BAY #7	.	.	FORT LAUDERDALE	FLORIDA	33315	UNITED STATES
FRANFURT, GERMANY	C/O Kuehne & Nagel (AG & CO) KG	Aerospace Department	.	Cargo City South / Bldg. 554	60549 Frankfurt	-Select-		GERMANY
GRAND CAYMEN	ATTN: STATION MANAGER	OWEN ROBERTS INT’L AIRPORT	.	.	GRAND CAYMEN	(null)		CAYMAN ISLANDS
GUADELAJARA	ATTN: MAINTENANCE SUPERVISOR	AEROPUERTO INTL DE GUADALAJARA	CARRETERA GUADALAJARA	CHAPALA KM 17.5	TLAJOMULCO DE ZUNIGA	-Select-	45659	MEXICO
SPOKANE	UNITED AIRLINES GEGOZ	9000 AIRPORT DR.	.	.	SPOKANE	WASHINGTON	99224	UNITED STATES
GLASGOW, SCOTLAND	C/O SR TECHNICS UK LIMITED	GLASGOW AIRPORT	EAST PIER, ROOM E20	GROUND FLOOR - INTL PIER	PAISLEY PA3 2ST	XX		SCOTLAND
GRAND RAPIDS	BEN ORANGE	C/O UNITED AIRLINES	5500 44TH STREET SE	.	GRAND RAPIDS	MICHIGAN	49512	UNITED STATES
GREAT FALLS	STATION MANAGER	GREAT FALLS INTL AIRPORT	(null)	(null)	GREAT FALLS	MT	59401	UNITED STATES
GUATEMALA CITY, GUATEMALA	COPA	AEROPUERTO INTERNACIONAL	LA AURORA, ZONA 13,2 NIVEL	ALA NORTE, OFICINA 2LA17	GUATEMALA CITY	XX		GUATEMALA
GENEVA, SWITZERLAND	United Airlines C/O SR Technics Switzerland	Technical Store GVA	17 ROUTE DE PRE-BOIS	GENEVA AIRPORT	GENEVA-COINTRIN	-Select-		SWITZERLAND
HAMBURG, GERMANY	C/O LUFTHANSA TECHNIK AG	HAM UE/S Betriebsleitstand G. 210 R. 138	WEG BEIN JAGER 193	D-22335 Hamburg	HAMBURG	-Select-		GERMANY
HAVANA, CUBA	Jose Marti International Airport	Avenida Rancho Boyeros	Jose Marti Int’l Airport, Avenida Rancho Boyeros	.	La Habana	-Select-		CUBA
HAYDEN	MOUNTAIN AIRCRAFT MAINTENANCE	3693 AIRPORT CIRCLE	HANGAR C2 (PO BOX 772114 FOR	MAIL)	STEAMBOAT SPRINGS	COLORADO	80477	UNITED STATES
HONG KONG	C/O HAECO, LTD.	BASE MAINTENANCE DIVISION	80 SOUTH PERIMETER ROAD	HONG KONG INTL AIRPORT	LANTAU	-Select-		HONG KONG
WICHITA	STATION MANAGER	MID CONTINENT AIRPORT	(null)	(null)	WICHITA	KANSAS	67209	UNITED STATES
INDIANAPOLIS	STATION MANAGER	INDANAPOLIS INTL AIRPORT	2500 S HIGHSCHOOL RD	(null)	INDIANAPOLIS	INDIANA	46241	UNITED STATES
HILO	ATTN: ALOHA CARGO MX	2350 KEKUANAOA ROOM 24	.	.	HILO	HAWAII	96720	UNITED STATES
JACKSON HOLE	STATION MANAGER	JACKSON HOLE MUNICIPAL AIRPORT	(null)	(null)	JACKSON HOLE	WYOMING	83001	UNITED STATES
JACKSONVILLE	ATTN: STATION MGR	JACKSONVILLE INTL AIRPORT	AIR CARGO BLDG #1	(null)	JACKSONVILLE	FLORIDA	32229	UNITED STATES
KEFLAVIK, ICELAND	C/O GMT EHF BUILDING 881	235	KEFLAVIK INTERNATIONAL AIRPORT	.	KEFLAVIK	-Select-		ICELAND
KAILUA-KONA	ATTN: UAL KOAMM	KEAHOLE-KONA INT’L AIRPORT	73-200 KUPIPI STREET	.	KAILUA-KONA	HAWAII	96740	UNITED STATES
LIHUE	ATTN: UAL LIHMM	LIHUE INT’L AIRPORT	3901 MOKULELE LOOP #23	.	LIHUE	HAWAII	96766	UNITED STATES
LIMA, PERU	ATTN: STATION MANAGER	(null)	MEZZANINE	JORGE CHAVEZ INT’L AIRPORT	LIMA	-Select-		PERU
LISBON, PORTUGAL	C/O NAYAK ENGINEERING	ATTN: STATION MAINTENANCE MANAGER	ALAMEDA DAS COMUNIDADES PORTUGUESAS	1700-008	LISBON	-Select-		PORTUGAL
MADRID, SPAIN	C/O BRITISH AIRWAYS ENG	TERMINAL 1	Office 42211	AEROPUERTO ADOLFO SUAREZ MADRID BARAJAS	MADRID	-Select-	28042	SPAIN

Schedule I - 4

MANCHESTER, ENGLAND	ATTN: STATION MANAGER	WORLD FREIGHT TERMINAL	ROOM 112 BUILDING 302	WORLD FREIGHT TERMINAL	MANCHESTER	X	M90 5PD	ENGLAND
MONTEGO BAY	ATTN: STATION MGR	SANGSTER INTL AIRPORT	.	.	MONTEGO BAY	(null)		JAMAICA
MCITERDMC, UNITED STATES	UNITED AIRLINES - MCI	AIRPORT OPERATIONS AND CARGO	67 BEIRUT CIRCLE	(null)	KANSAS CITY	MISSOURI	64153	UNITED STATES
MELBOURNE	United Airlines-MELJX	International Terminal Building	Tullamarine Airport	(null)	Melbourne	(null)	3043	AUSTRALIA
MEMPHIS	UNITED AIRLINES MEMJX	2941 WEST WINCHESTER	.	.	MEMPHIS	TENNESSEE	38116	UNITED STATES
MCALLEN	STATION MANAGER	MC ALLEN INTL AIRPORT	(null)	(null)	MCALLEN	TEXAS	78503	UNITED STATES
MEDFORD	STATION MANAGER	MEDFORD-JACKSON COUNTY AIRPORT	3650 BIDDLE ROAD	(null)	MEDFORD	OREGON	97504	UNITED STATES
MANAGUA, NICARAGUA	CARRETERA NORTE KM 11	AEROPUERTO INTERNACIONAL	A. C. SANDINO	MANAGUA	MANAGUA	-Select-		NICARAGUA
MIAMI	LINE MAINTENANCE	CONCOURSE H-7	MIAMI INTERNATIONAL AIRPORT	.	MIAMI	FLORIDA	33299	UNITED STATES
MERIDA	CANCUN FORWARD & TRANSIT CARGO	AEROPUERTO INT’L CD	DE MERIDA KM 4.5 CARRET	MERIDA-UMAN	MERIDA	YU	97291	MEXICO
MILWAUKEE	STATION MANAGER	GENERAL MITCHELL FIELD	5300 SOUTH HOWELL	(null)	MILWAUKEE	WI	53207	UNITED STATES
MINNEAPOLIS	STATION MANAGER	INT’L AIRPORT	(null)	(null)	Minneapolis - St. Paul	MINNESOTA	55111	UNITED STATES
NEW ORLEANS	UNITED AIRLINES / TECH OPS	BLDG #5, WEST ACCESS ROAD	LOUIS ARMSTRONG INT’L AIRPORT	(null)	KENNER	LOUISIANA	70062	UNITED STATES
MUNICH, GERMANY	C/O DELTA AIRLINES, DEPT. 250	LINE MAINTENANCE	F. J. STRAUSS AIRPORT	POSTBOX 241241	MUNICH	-Select-	85331	GERMANY
MILAN, ITALY	NAYAK ITALY - MAGAZZINO TECNICO	STRADA PROVINCIALE NO. 52	.	21010 VIZZOLA TICINO (VA) - ITALY	FERNO	-Select-	99999	ITALY
MYRTLE BEACH	JIM GRABILL	1100 JETPORT ROAD	.	.	MYRTLE BEACH	SOUTH CAROLINA	29577	UNITED STATES
MAZATLAN, MEXICO	ATTN: LINE MAINTENANCE	AEROPUERTO INTL DE MAZATLAN	LOBBY PRINCIPAL	CARR. INTL. AL SUR S/N	MAZATLAN	SN	82269	MEXICO
NASSAU	UNITED AIRLINES, INC	LYDEN PINDLING INTERNATIONAL AIRPORT	.	.	NASSAU	-Select-		BAHAMAS
TOKONAME	STATION OPERATIONS	PASSENGER TERMINAL BUILDING 3F	MN 01-3312	1-1 CENTRAIR	TOKONAME-CITY	AICHI PREFECTURE	479-0991	JAPAN
OAKLAND	STATION MANAGER	OAKLAND INTL AIRPORT	ONE AIRPORT DR	(null)	OAKLAND	CA	94621	UNITED STATES
KAILUA-KONA	C/O UNITED AIRLINES CARGO	ATTN: UAL OGGMM	871 HALEAKALA HWY	.	KAHULUI	HAWAII	96732	UNITED STATES
OKLAHOMA CITY	STATION MANAGER	WILL ROGERS WORLD AIRPORT	7100 TERMINAL DRIVE	(null)	OKLAHOMA CITY	OKLAHOMA	73159	UNITED STATES
OMAHA	STATION MANAGER	EPPLEY AIRFIELD	(null)	(null)	OMAHA	NEBRASKA	68119	UNITED STATES
ONTARIO	STATION MANAGER	INTERNATIONAL AIRPORT	(null)	(null)	ONTARIO	CALIFORNIA	91761	UNITED STATES
PORTO, PORTUGAL	c/o LAS - Louro Aeronaves e Serviços, Lda.	Estrada do Freixieiro (N107)	Edificio Técnico	Aeroporto Francisco Sá Carneiro	4471 Maia	-Select-	4471	PORTUGAL
NORFOLK	ATN: JEFF CARTWRIGHT	NORFOLK INTL AIRPORT	(null)	(null)	NORFOLK	VA	23518	UNITED STATES
WEST PALM BEACH	STATION MANAGER	WEST PALM BEACH INTL AIRPORT	(null)	(null)	WEST PALM BEACH	FLORIDA	33406	UNITED STATES
PITTSBURG	STATION MANAGER	GREATER PITTSBURG INTL AIRPORT	(null)	(null)	PITTSBURG	PENNSYLVANIA	15231	UNITED STATES
PROVIDENCIALES	C/O FLIGHT SUPPORT, LTD.	PROVIDENCIALES INT’L AIRPORT	INTERISLAND AVIATION WAY	ATTN: ALFRED MALEK	PROVIDENCIALES	-Select-	99999	TURKS AND CAICOS ISLANDS
PENSACOLA	2430 Airport Blvd	.	.	.	PENSACOLA	FLORIDA	32504	UNITED STATES
PUERTO PLATA	UNITED AIRLINES INC.	AEROPUERTA DE PUERTO PLATA	.	.	PUERTO PLATA	(null)	99999	DOMINICAN REPUBLIC
PORT OF SPAIN	AMERICAN AIRLINES	ATTN: SIEWDAIL RAMNARINE	PIARCO INT’L AIRPORT	WEST INDIES	PIARCO	WI	99999	TRINIDAD
PALM SPRINGS	STATION MANAGER	PALM SPRINGS INTL AIRPORT	3400 E TAHQUITZ CANYON WAY	SUITE 14	PALM SPRINGS	CALIFORNIA	92262	UNITED STATES
PANAMA	TERMINAL / UAL LINE MAINT. OFFICE	SATELITE “B” LOWER LEVEL	.	TOCUMEN INTL AIRPORT	PANAMA CITY	-Select-	999999	PANAMA
HIGUEY-PUNTA CANA	C/O E.T. Heinsen	Attn: Alexis Marte	Punta Cana International Airport	.	Punta Cana	-Select-	99999	DOMINICAN REPUBLIC
PROVIDENCE	C/O FOOD ADVISORY ASSOC. INC.	125 CONANICUS AVENUE	(null)	(null)	JAMESTOWN	RI	02835	UNITED STATES
SHANGHAI, CHINA	China Eastern Aviation Import and Export Corp	Shanghai Eastern Public Bonded Warehouse	2nd Logistics Centre Area Number 104	UAL-PVGJX Attn: Wu Kan, TE; 008602122335045	Shanghai	-Select-	201207	PEOPLES REPUBLIC OF CHINA
PUERTA VALLARTA	AEROPUERTO INTL G. DIAZ ORDAZ	KM 7.5 CARRERTERA TEPIO	(null)	(null)	PUERTO VALLARTA	JL	48310	MEXICO
PORTLAND MAIN	GINA HOLLAND	1001 WESTBROOK	.	.	PORTLAND	MAINE	04102	UNITED STATES
RALEIGH/ DURHAM	STATION MANAGER	RALEIGH DURHAM AIRPORT	(null)	(null)	RALEIGH	NORTH CAROLINA	27623	UNITED STATES

Schedule I - 5

RICHMOND	DANIEL MORRIS	AERO INDUSTRIES	CRS BIER466C	.	RICHMOND	VIRGINIA	999999	UNITED STATES
RENO	STATION MANAGER	AMERICA WEST AIRLINES	RENO CANNON INT’L AIRPORT	2001 EAST PLUM LANE	RENO	NEVADA	89502	UNITED STATES
ROCHESTER	STATION MANAGER	GREATER ROCHESTER INTL A/P	1200 BROOKS AVE	(null)	ROCHESTER	NEW YORK	14624	UNITED STATES
FORT MYERS	ATTN: STATION MANAGER	S W FLORIDA INTL AIRPORT	11000 TERMINAL ACCESS ROAD	SUITE 8680	FORT MYERS	FLORIDA	33913	UNITED STATES
ROATAN, HONDURAS	Attn: Station Manager	Aeropuerto Juan Manuel Galvas Islas De La Bahia	(null)	(null)	Roatan	(null)	99999	HONDURAS
SAN SALVADOR, EL SALVADOR	Attn: Station Manager	El Salvador International Airport	(null)	(null)	San Salvador	(null)	9	EL SALVADOR
SAN PEDRO SULA, HONDURAS	UNITED AIRLINES, INC.	ATTN: STATION MANAGER	4TA AVE. 1 Y 2 CALLE N.O.	P.O. BOX 3130	SAN PEDRO SULA	(null)	99999	HONDURAS
SAN ANTONIO	United Airlines/VT-SAA warehouse	9800 John Saunders Road	.	.	San Antonio	TEXAS	78216	UNITED STATES
SAVANNAH	Arnetta Gilbert, Station Manager, DGS	Savannah Hilton Head International Airport	United Ticket Counter	414 Airways Avenue	Savannah	GEORGIA	31408	UNITED STATES
SANTA BARBARA	STATION MANAGER	SANTA BARBARA MUNICIPAL	AIRPORT	(null)	SANTA BARBARA	CA	93101	UNITED STATES
SANTIAGO, CHILE	SCL MAINTENANCE LTD	CAPITAN MANUEL AVALOS 1828	PUDAHUEL	COMODORO ARTURO MERINO BENITEZ INTL.	SANTIAGO	-Select-	999999	CHILE
SANTO DOMINGO	TALLERRES AERONAUTICOS DEL CAR	MADRE MAZARELLO #8	MARIA AUXILADORA	SANTO DOMINGO RD	SANTO DOMINGO	X	99999	DOM REP
SINGAPORE	C/O SINGAPORE AIRLINES, LTD.	ENGINEERING SUPPLIES RECEIPTS SECTION	ISQ BUILDING,	AIRLINE HOUSE - 25 AIRLINE RD.	SINGAPORE	-Select-	819829	SINGAPORE
SAN JOSE	STATION MANAGER	MUNICAPAL AIRPORT	1661 AIRPORT BLVD	(null)	SAN JOSE	CALIFORNIA	95110	UNITED STATES
SAN JOSE DEL CABO, MEXICO	ATTN: LINE MAINTENANCE	AERO. INT’L DE LOS CABOS	CARRETERA TRANSPENINSULAR	KM 43.5	SAN JOSE DEL CABO	BC	23400	MEXICO
SAN JOSE, COSTA RICA	ATTN: STATION MANAGER	AEROPUERTO JUAN SANTAMARIA	APDO 13-4003	.	ALAJUELA	(null)	99999	COSTA RICA
TRAVERSE CITY	Attention United Airlines ticket counter	727 Fly don’t Drive	.	.	Traverse City	MICHIGAN	49686	UNITED STATES
SAN JUAN, PUERTO RICO	SJUJX-Remote Stores	Luis Munoz Marin International Airport	(null)	(null)	San Juan, Puerto Rico	PUERTO RICO	00937	UNITED STATES
SAINT KITTS AND NEVIS	C/O TDC Handling Services	St. Christopher Air & Sea Ports Authority (SCASPA)	.	St. Kitts, W.I.	Bird Rock	-Select-	99999	SAINT KITTS AND NEVIS
SALT LAKE CITY	STATION MANAGER	INTERNATIONAL AIRPORT	(null)	(null)	SALT LAKE CITY	UTAH	84122	UNITED STATES
SANTA ANA	STATION MANAGER	JOHN WAYNE AIRPORT	18601 AIRPORT WAY, SUITE 207	(null)	SANTA ANA	CALIFORNIA	92707	UNITED STATES
SHANNON, IRELAND	C/O LUFTHANSA TECHNIK SHANNON LTD	BALLYCALLY	SHANNON AIRPORT	SHANNON	CO CLARE	-Select-	V95K097	IRELAND
SAIPAN	STATION MANAGER	(null)	(null)	(null)	SAIPAN	(null)	(null)	N MARIANAS
SARASOTA	STATION MANAGER	SARASOTA/BRADEN AIRPORT	6000 AIRPORT CIR	(null)	SARASOTA	FLORIDA	34243	UNITED STATES
SANTIAGO	ATTN: STATION MANAGER	AEROPUERTO INTERNATIONAL DE. CIBAO	LICEY	UVERAL	SANTIAGO	-Select-	99999	DOMINICAN REPUBLIC
ST. LOUIS	STATION MANAGER	LAMBERT FIELD	(null)	(null)	ST LOUIS	MISSOURI	63145	UNITED STATES
ST. THOMAS	C/O Worldwide Flight Services	CYRIL E. KING AIRPORT	ATT:Joanne Bohr / Victor Barry	ST. THOMAS	Virgin Islands	-Select-	99999	UNITED STATES
ST. MAARTEN	HALLEY TRAVEL	PRINCESS JULIANA AIRPORT		Phillipsburg	ST. MAARTIN	-Select-	99999	-Select-
SYRACUSE	CONTRACT MAINTENANCE	1000 COLONEL EILEEN COLLINS BLVD	.	.	SYRACUSE	NEW YORK	13212	UNITED STATES
TEGUCIGALAPA, HONDURAS	C/O INGESA	ADPO POSTAL #807 INTL A/P	TEGUCIGALPA	HONDURAS, C.A.	TEGUCIGALPA	HO	99999	HONDURAS
TEL AVIV	FAO: MAINTENANCE DEPARTMENT	TERMINAL 3, 4TH FLOOR	ROOM OF4 400B1	DAVID BEN GURION AIRPORT	TEL AVIV	-Select-	70100	ISREAL
TULSA	STATION MANAGER	TULSA INTL AIRPORT	7777 E APACHE	(null)	TULSA	OKLAHOMA	74115	UNITED STATES
TUSCON	STATION MANAGER	TUSCON INTL AIRPORT	(null)	(null)	TUSCON	ARIZONA	85706	UNITED STATES
BERLIN, GERMANY	Direct Maintenance GmbH	Gebäude N1-0 Raum 0/05d	Flughafen Berlin Tegel	FLUGHAFEN	BERLIN	-Select-	13405	GERMANY
KNOXVILLE	STATION MANAGER	MCGHEE TYSON AIRPORT	2055 ALCOA HWY	.	ALCOA	TENNESSEE	37701	UNITED STATES
QUITO	ATTN: LINE MAINTENANCE	ARPT INTL MARISCAL SUCRE	TERMINAL SALIDAS	INTL 2DO PISO	QUITO	X	99999	EQUADOR
ST. LUCIA	C/O MR. AARON GRANT	GENERAL MANAGER	CARIBBEAN DISPATCH SERVICES, LTD.	HEWANORRA INTERNATIONAL AIRPORT	VIEUX FORT	-Select-	99999	SAINT LUCIA
VENICE, ITALY	C/O ALITALIA LINE MAINTENANCE	FABRIZIO SCALONE	VENICE, MARCO POLO INTERNAT’L AIRPORT	VIALE G. GALILEI 30/1, I-30173, TESSERA	VENICE	-Select-	999999	ITALY
EDMONTON, CANADA	UNITED AIRLINES, INC	3475 - 1000 AIRPORT ROAD	EDMONTON INTERNATIONAL AIRPORT	(null)	EDMONTON	ALBERTA	T9E0V3	CANADA
GANDER, CANADA	BRIGGS AERO, GANDER	PO BOX 574	NEWFOUNDLAND	(null)	GANDER	XX	A1V2E1	CANADA

Schedule I - 6

VANCOUVER, CANADA	MAINTENANCE SUPPORT	ROOM C3921	VANCOUVER INTERNATIONAL AIRPORT	.	RICHMOND	BC	V7B1T8	CANADA
CALGARY, CANADA	DEPARTURES LEVEL	2000 AIRPORT ROAD NE	CALGARY ALBERTA	CANADA T2E6W5	CALGARY	XX	T2E6W5	CANADA
GOOSE BAY, CANADA	GOOSE BAY AIRPORT	6 VULCAN ROAD	.	.	HAPPY VALLEY - GOOSE BAY	NF	A0P1C0	CANADA
ST. JOHNS, CANADA	ATT: CONTINENTAL EXPRESS	ST. JOHNS INT AIRPORT	TERMINAL BUILDING 80	AIRPORT TERMINAL ACCESS ROAD	ST. JOHNS (NFLD)	XX	A I A 5T2	CANADA
TORONTO, CANADA	SWISSPORT CANADA HANDLING INC.	6500 SILVER DART DRIVE, CORE G	.	.	MISSISSAUGA	ONTARIO	L5P1A2	CANADA
SIHUATANEJO	STATION MANAGER	ZIHUATANEJO INT’L AIRPORT	ZIHUATANEJO MEXICO	(null)	ZIHUATANEJO	MX	MEXICO	MEXICO
ZURICH, SWITZERLAND	SR Technics Switzerland Ltd	Line Maintenance Store	Building M2 0-142	8058 Zurich Airport	Zurich	-Select-	8058	SWITZERLAND

BASE MATERIAL INFORMATION

XMN	UNITED AIRLINES, INC C/O TAIKOO(XIAMEN) AIRCRAFT ENGINEERING CO. LTD 20 DAILIAO ROAD, C/O HONGXIN XIAMEN CHINA

MIB	UNITED AIRLINES, INC C/O AAR, INC 5300 NW 36TH ST. BUILDING 850
	MIAMI	FL
	33122	USA

GYR	UNITED AIRLINES, INC AEROTURBINE 1658 SOUTH LITCHFIELD ROAD
	GOODYEAR	AZ
	85338	USA

LCQ	UNITED AIRLINES, INC PO BOX 1687
	LAKE CITY	FL
	32056	USA

SAB	UNITED AIRLINES, INC C/O VT-SAA 9800 JOHN SAUNDERS RD
	SAN ANTONIO	TX

Schedule I - 7

	78216	USA

INT	UNITED AIRLINES, INC NORTH STATE AVIATION HOLDING ATTN:UNITED AIRLINES MATERIAL 4001 N LIBERTY ST
	WINSTON SALEM	NC
	27105	USA

TPM	UNITED AIRLINES, INC. AIRBORNE MAINTENANCE & ENGR DBA PEMCO WORLD AIR SERVICES ATTN: UNITED MATERIALS 4102 NORTH WESTSHORE BLVD
	TAMPA	FL
	33614	USA

TUP	UNITED AIRLINES, INC. TUPELO REGIONAL AIRPORT 2704 W JACKSON ST.
	TUPELO	MS
USA

CWL	UNITED AIRLINES, INC GE AIRCRAFT ENGINE SERVICES CAERPHILLY RD, NANTGARW CARDIFF
	SOUTH GLAMORGAN	UNITED KINGDOM

ILN	UNITED AIRLINES, INC. C/O AIRBORNE MAINT & ENG SERV 145 HUNTER DRIVE, 2066 RECEIVG
	WILMINGTON	OH
	45177	USA

SDF	UNITED AIRLINES, INC STANDIFORD FIELD AIRPORT 6 STANDIFORD FIELD
	LOUISVILLE	KY
	40209	USA

Schedule I - 8

SMF	UNITED AIRLINES, INC. SACRAMENTO INTL AIRPORT 6922 AIRPORT BLVD
	SACRAMENTO	CA
	95837	USA

ABE	UNITED AIRLINES, INC. LEHEIGH VALLEY INT’L AIRPORT 3311 AIRPORT RD.
	ALLENTOWN	PA
	18103	USA

RFD	UNITED AIRLINES, INC. C/O AAR AIRCRAFT SERVICES 6150 CESSNA DRIVE
	ROCKFORD	IL
	61109	USA

IGM	UNITED AIRLINES, INC. ATTN: STATION MANAGER KINGMAN MUNICIPAL AIRPORT
	KINGMAN	AZ
USA

HAJ	UNITED AIRLINES, INC ATT: MATERIALS RECEIVING MTU MAINTENANCE HANNOVER GMBH MUENCHNER STRASSE 31
30855 LANGENHAGEN
	HANNOVER	GERMANY

CWF	UNITED AIRLINES, INC C/O AAR 1945 MERGANSER STREET
	LAKE CHARLES	LA
	70615	USA

VCV	UNITED AIRLINES, INC ATTN: UA MX REP C/O INTERNATIONAL AEROSPACE COATING D/S/C: 2-87-00 13640 PHANTOM ROAD

Schedule I - 9

	VICTORVILLE	CA
	92394	USA

MDE	UNITED AIRLINES INC AVIANCA SA DESCARGUE DIRECTO/ ENTREGA URGENTE AEROPUERTO INTL EL DORADO
	BOGOTA	COLOMBIA

Schedule I - 10

SCHEDULE I

	Original Amount	Interest Rate
Series A:	$3,000,000,000	5.875%

Trust Indenture and Mortgage

Equipment Note Amortization

Payment Date	Percentage of Original Amount to be Paid

[Attached on following pages.]

Series A Equipment Note Amortization

Payment Date	Percentage of Original Amount to be Paid
At Issuance	0.000000000000%
January 15, 2021	2.417500000000%
April 15, 2021	2.417500000000%
July 15, 2021	2.417500000000%
October 15, 2021	2.417500000000%
January 15, 2022	2.822916666667%
April 15, 2022	2.822916666667%
July 15, 2022	2.822916666667%
October 15, 2022	2.822916666667%
January 15, 2023	3.585000000000%
April 15, 2023	3.585000000000%
July 15, 2023	3.585000000000%
October 15, 2023	3.585000000000%
January 15, 2024	4.801250000000%
April 15, 2024	4.801250000000%
July 15, 2024	4.801250000000%
October 15, 2024	4.801250000000%
January 15, 2025	2.871875000000%
April 15, 2025	2.871875000000%
July 15, 2025	2.871875000000%
October 15, 2025	2.871875000000%
January 15, 2026	1.445208333333%
April 15, 2026	1.445208333333%
July 15, 2026	1.445208333333%
October 15, 2026	1.445208333333%
January 15, 2027	1.445208333333%
April 15, 2027	1.445208333333%
July 15, 2027	1.445208333333%
October 15, 2027	23.889375000000%

SCHEDULE II

Debt Balances

	Spares Collateral		Tier I Aircraft Collateral		Tier II Aircraft Collateral
	Outstanding Debt Balance ($)	Scheduled Debt Balance Reduction ($)	Outstanding Debt Balance ($)	Scheduled Debt Balance Reduction ($)	Outstanding Debt Balance ($)	Scheduled Debt Balance Reduction ($)
Date
Issuance Date	1,171,000,000.00	-	856,000,000.00	-	973,000,000.00	-
January 15, 2021	1,156,362,500.00	14,637,500.00	834,600,000.00	21,400,000.00	936,512,500.00	36,487,500.00
April 15, 2021	1,141,725,000.00	14,637,500.00	813,200,000.00	21,400,000.00	900,025,000.00	36,487,500.00
July 15, 2021	1,127,087,500.00	14,637,500.00	791,800,000.00	21,400,000.00	863,537,500.00	36,487,500.00
October 15, 2021	1,112,450,000.00	14,637,500.00	770,400,000.00	21,400,000.00	827,050,000.00	36,487,500.00
January 15, 2022	1,097,812,500.00	14,637,500.00	749,000,000.00	21,400,000.00	778,400,000.00	48,650,000.00
April 15, 2022	1,083,175,000.00	14,637,500.00	727,600,000.00	21,400,000.00	729,750,000.00	48,650,000.00
July 15, 2022	1,068,537,500.00	14,637,500.00	706,200,000.00	21,400,000.00	681,100,000.00	48,650,000.00
October 15, 2022	1,053,900,000.00	14,637,500.00	684,800,000.00	21,400,000.00	632,450,000.00	48,650,000.00
January 15, 2023	1,039,262,500.00	14,637,500.00	652,700,000.00	32,100,000.00	571,637,500.00	60,812,500.00
April 15, 2023	1,024,625,000.00	14,637,500.00	620,600,000.00	32,100,000.00	510,825,000.00	60,812,500.00
July 15, 2023	1,009,987,500.00	14,637,500.00	588,500,000.00	32,100,000.00	450,012,500.00	60,812,500.00
October 15, 2023	995,350,000.00	14,637,500.00	556,400,000.00	32,100,000.00	389,200,000.00	60,812,500.00
January 15, 2024	980,712,500.00	14,637,500.00	524,300,000.00	32,100,000.00	291,900,000.00	97,300,000.00
April 15, 2024	966,075,000.00	14,637,500.00	492,200,000.00	32,100,000.00	194,600,000.00	97,300,000.00
July 15, 2024	951,437,500.00	14,637,500.00	460,100,000.00	32,100,000.00	97,300,000.00	97,300,000.00
October 15, 2024	936,800,000.00	14,637,500.00	428,000,000.00	32,100,000.00	-	97,300,000.00
January 15, 2025	914,843,750.00	21,956,250.00	363,800,000.00	64,200,000.00
April 15, 2025	892,887,500.00	21,956,250.00	299,600,000.00	64,200,000.00
July 15, 2025	870,931,250.00	21,956,250.00	235,400,000.00	64,200,000.00
October 15, 2025	848,975,000.00	21,956,250.00	171,200,000.00	64,200,000.00
January 15, 2026	827,018,750.00	21,956,250.00	149,800,000.00	21,400,000.00

April 15, 2026	805,062,500.00	21,956,250.00	128,400,000.00	21,400,000.00
July 15, 2026	783,106,250.00	21,956,250.00	107,000,000.00	21,400,000.00
October 15, 2026	761,150,000.00	21,956,250.00	85,600,000.00	21,400,000.00
January 15, 2027	739,193,750.00	21,956,250.00	64,200,000.00	21,400,000.00
April 15, 2027	717,237,500.00	21,956,250.00	42,800,000.00	21,400,000.00
July 15, 2027	695,281,250.00	21,956,250.00	21,400,000.00	21,400,000.00
October 15, 2027	-	695,281,250.00	-	21,400,000.00